Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187549

Virginia National Bank	Virginia National Bankshares Corporation
(Proxy Statement)	(Prospectus)

PROPOSED REORGANIZATION – YOUR VOTE IS IMPORTANT

April 29, 2013

To All of Our Shareholders:

We are pleased to invite you to attend the 2013 Annual Meeting of Shareholders of Virginia National Bank. The meeting will be held on Wednesday, June 19, 2013, at 4:00 p.m., local time, at The Boar’s Head Inn Pavilion, 200 Ednam Drive in Charlottesville, Virginia.

At the Annual Meeting, you will be asked to approve a reorganization into a holding company structure, as well as to vote on regular annual meeting business. In the proposed reorganization, Virginia National Bank will become a wholly-owned subsidiary of Virginia National Bankshares Corporation, a Virginia corporation recently formed for the purpose of becoming the holding company for the Bank, and each outstanding share of the Bank’s common stock will be converted into one share of common stock of Virginia National Bankshares Corporation, subject to dissenters’ rights.

Your Board of Directors believes that establishing a holding company will better position the Bank to compete in the financial services marketplace. The Board has unanimously approved the reorganization and recommends that you vote FOR the reorganization of the Bank.

The accompanying proxy statement/prospectus and related proxy materials set forth detailed information concerning the Bank and the proposed reorganization. Please give them your prompt and careful attention. Please read the Risk Factors on page 6 before completing your proxy card. We also are including Virginia National Bank’s 2012 Annual Report on Form 10-K, along with a letter providing our President Glenn Rust’s perspective on the ongoing performance of your bank.

The formal meeting will be followed by a brief discussion of our plans and priorities. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card as soon as possible in the postage paid envelope provided. Your vote is important regardless of the number of shares you own.

We appreciate your support as a shareholder and hope to see you on June 19th.

Very truly yours,

/s/ William D. Dittmar, Jr.

William D. Dittmar, Jr.

Chairman

Virginia National Bankshares Corporation’s common stock has not been approved or disapproved by the Securities and Exchange Commission, the Virginia State Corporation Commission or any other state securities commission, the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency, nor has any of these regulatory agencies passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

Shares of Virginia National Bankshares Corporation common stock are not savings accounts or deposits and are neither insured nor guaranteed by Virginia National Bank, the U.S. Government, the Federal Deposit Insurance Corporation or any other governmental agency. The securities are subject to investment risk and may lose value.

This proxy statement/prospectus is being mailed to shareholders on or about May 3, 2013.

The date of this proxy statement/prospectus is April 29, 2013.

IMPORTANT DISCLOSURES

You should rely only on the information contained in this proxy statement/prospectus and the attached appendices or information referenced in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different.

This proxy statement/prospectus is only accurate as of the date printed on the bottom of the cover page.

Our present intention is to use all reasonable efforts to obtain shareholder and regulatory approval and satisfy the other conditions and to complete the reorganization as promptly as possible. However, we reserve the right to abandon the reorganization at any time for any of the specified reasons whatsoever, although we will only do so after the Annual Meeting if we fail to receive regulatory approval or, if in the opinion of either of the Boards of Directors, the reorganization is no longer in the best interests of Virginia National Bankshares Corporation, Virginia National Bank or their shareholders.

ADDITIONAL INFORMATION

The attached proxy statement/prospectus may incorporate business and financial information about Virginia National Bank and Virginia National Bankshares Corporation that is not included in or delivered with the proxy statement/prospectus. This information is available to you without charge by request in writing or by telephone from Virginia National Bankshares Corporation at the following address and telephone number:

Donna G. Shewmake

Executive Vice President, General Counsel and Corporate Secretary

Virginia National Bankshares Corporation

404 People Place

Charlottesville, Virginia 22911

(434) 817-8621

You may also obtain documents incorporated by reference into the proxy statement/prospectus by requesting them in writing or by telephone from Regan & Associates, Inc., the Bank’s proxy solicitor, at the following address and telephone number:

Regan & Associates, Inc.

505 Eighth Avenue, Suite 800

New York, New York 10018

(800) 737-3426

In order to receive timely delivery of the documents in advance of the meeting, you must request the information no later than June 12, 2013.

For more information, see “Where You Can Find More Information” on page 48.

VIRGINIA NATIONAL BANK

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 19, 2013

The Annual Meeting of Shareholders of Virginia National Bank (the “Bank”) will be held at The Boar’s Head Inn Pavilion, 200 Ednam Drive, in Charlottesville, Virginia at 4:00 p.m., local time, on Wednesday, June 19, 2013, to consider and vote upon the following matters:

1.	Approval of the reorganization of Virginia National Bank into a holding company form of ownership by approving the Reorganization Agreement and Plan of Share Exchange, dated as of March 6, 2013, pursuant to which the Bank will become a wholly-owned subsidiary of Virginia National Bankshares Corporation, a Virginia corporation, and each outstanding share of common stock of Virginia National Bank will be converted into one share of common stock of Virginia National Bankshares Corporation.

2.	Election of 14 directors of Virginia National Bank to serve until the 2014 Annual Meeting of Shareholders of the Bank.

3.	Advisory (non-binding) vote to approve the Bank’s executive compensation.

4.	Advisory (non-binding) vote to approve the frequency of the advisory vote on the Bank’s executive compensation.

5.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

6.	Transaction of such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed April 24, 2013 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Any shareholder who wishes to dissent from the reorganization and obtain the value of his or her shares of the Bank’s common stock in cash must strictly follow the procedures outlined in the National Bank Act and regulations of the Office of the Comptroller of the Currency governing dissenters’ rights. A copy of the relevant statutes and regulations are attached as Appendix E to the proxy statement/prospectus.

Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. If you are a registered shareholder and attend the meeting, you may vote in person even if you have already sent in your proxy card.

By Order of the Board of Directors:

/s/ Donna G. Shewmake

April 29, 2013

Donna G. Shewmake

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to Be Held on June 19, 2013

Proxy materials are available at www.vnb.com under the “Investors” tab. The materials available include the Notice of the Annual Meeting of Shareholders, the proxy statement/prospectus, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2012.

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QUESTIONS AND ANSWERS ABOUT

THE REORGANIZATION AND THE MEETING

About the Reorganization

Q:	Why is Virginia National Bank (the “Bank”) proposing to reorganize into a holding company structure?

A:	The Board of Directors of the Bank believes that the bank holding company structure will help our overall organization to be more competitive. With the bank holding company structure, we believe that, as the Bank continues to grow and prosper, we will be able to engage in new lines of business more easily and to acquire other banks, or branches of other banks, if those opportunities arise. In addition, the holding company structure will permit the efficient use of debt to fund these types of activities without having to raise additional capital by selling stock and will also permit the repurchasing of our stock if it is in the best interests of our organization. The reasons we believe a bank holding company is advantageous are explained more fully under “Proposal 1 – The Reorganization – Reasons for the Reorganization” beginning on page 11.

Q:	What happens to the Bank if the reorganization takes place?

A:	The Board of Directors, officers and employees of the Bank will not change as a result of the reorganization. Following the reorganization, the Bank will keep its existing name and office locations and will continue to carry on its banking businesses in the same manner as before the reorganization.

Q:	What will the Bank’s shareholders receive in the reorganization?

A:	In the reorganization, each outstanding share of the Bank’s common stock will be converted into one share of common stock of Virginia National Bankshares Corporation (the “Holding Company”).

Q:	Do I need to send in my stock certificates?

A:	No. You will not be required to exchange your Bank certificates for Holding Company certificates after the reorganization takes place, but you do have the option to do so.

Q:	What are the tax consequences of the proposed reorganization?

A:	In general, we expect that Bank shareholders will not be required to pay federal income taxes as a result of exchanging shares of the Bank’s common stock for solely shares of Holding Company common stock. For a more complete description of the tax consequences of the reorganization, see “Proposal 1 – The Reorganization – Material Federal Income Tax Consequences” on page 13.

Q:	When does the Bank expect the reorganization to take place?

A:	We expect the reorganization to take place during the third quarter of 2013, after shareholder approval of the reorganization at the Annual Meeting and our receipt of all applicable regulatory approvals.

About the Annual Meeting

Q:	Where and when is the shareholders’ meeting?

A:	The 2013 Annual Meeting of Shareholders of the Bank (the “Annual Meeting”) will be held at The Boar’s Head Inn Pavilion, 200 Ednam Drive, Charlottesville, Virginia on Wednesday, June 19, 2013 at 4:00 p.m., local time.

Q:	What am I being asked to vote on?

A:	At the Annual Meeting, you will be asked to vote on the following proposals:

•	to approve the reorganization of the Bank into a holding company form of ownership;

•	to elect 14 directors of the Bank to serve until the 2014 Annual Meeting of Shareholders of the Bank;

•	to approve, on an advisory (non-binding) basis, the Bank’s executive compensation;

•	to approve, on an advisory (non-binding) basis, the frequency of the advisory vote on the Bank’s executive compensation; and

•	to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

We will also vote on any other matters which may properly come before the Annual Meeting.

Q:	What do I need to do now?

A:	Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the reorganization, for the election of the director nominees named in this proxy statement/prospectus as directors of the Bank to serve until the Bank’s 2014 Annual Meeting, for the approval of the Bank’s executive compensation, for a frequency of every “One Year” with respect to the advisory vote on the Bank’s executive compensation, and for the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

Not returning your proxy, not voting at the Annual Meeting or abstaining from voting has the effect of voting against the reorganization.

You can choose to attend the Annual Meeting and vote your shares in person instead of returning your completed proxy card. If you do return a proxy card, you may attend the meeting and change your vote. See “The Annual Meeting – Voting and Revocation of Proxies” on page 9.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you own shares that are held in street name, meaning through a brokerage firm, bank, broker-dealer or other similar organization, and you do not provide the firm that holds the shares with specific voting instructions then, under applicable rules, the firm that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the firm that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that firm will inform the inspector of election that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The approval of the reorganization (Proposal 1) is a matter that is considered non-routine under applicable rules. The same is true for the election of directors (Proposal 2), the approval of the Bank’s executive compensation (Proposal 3) and the frequency of the advisory vote on the Bank’s executive compensation (Proposal 4). A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1, 2, 3 and 4. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.

Please provide instructions to your broker on how you want your shares voted by completing the voting instruction form you receive from your broker.

Q:	How do I vote in person at the meeting if I hold shares in street name?

A:	You may only vote shares held in street name in person at the meeting if you obtain a “legal proxy” from the firm that holds your shares. There should be a section of the voting instruction form sent to you that states “Place ‘X’ Here If You Plan to Attend and Vote Your Shares at the Meeting” or words of similar effect. If you place the “X” in the box provided and return your proxy card, you should receive a legal proxy from your firm that you can bring to the meeting to vote your shares in person. You should contact your broker for more complete information.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus to fully understand the reorganization and the other matters being presented at the Annual Meeting. In particular, you should read the documents attached to this proxy statement/prospectus, including the Reorganization Agreement and Plan of Share Exchange, dated as of March 6, 2013, between Virginia National Bank and Virginia National Bankshares Corporation, which is attached as Appendix A. Throughout this proxy statement/prospectus, we refer to the Reorganization Agreement and Plan of Share Exchange as the “Reorganization Agreement.”

In this proxy statement/prospectus, we frequently use the terms “we”, “our” and “us” to refer to Virginia National Bank and subsidiaries that we own.

Parties to and Structure of the Reorganization

At the Annual Meeting, shareholders will be asked to approve the reorganization of the Bank into a holding company structure in accordance with the terms and conditions set forth in the Reorganization Agreement. The Bank is a national banking association. At the direction of the Bank, Virginia National Bankshares Corporation, which we refer to as the Holding Company, was incorporated on February 21, 2013 under the laws of Virginia to serve as the holding company for the Bank.

If the reorganization is approved, the Holding Company will acquire all of the outstanding common stock of the Bank through a share exchange of its common stock with all of the existing shareholders of the Bank, which share exchange will be effected pursuant to the provisions of the National Bank Act and the Virginia Stock Corporation Act (the “VSCA”). Upon completion of the share exchange, the common stock of the Bank currently held by the Bank’s shareholders will be automatically converted into the right to receive an equal amount of Holding Company common stock. As a result, the Bank’s shareholders will become shareholders of the Holding Company, and the Bank will become a wholly-owned subsidiary of the Holding Company. When the reorganization is consummated, the Bank will continue its business as a wholly-owned subsidiary of the Holding Company. See “Proposal 1 – The Reorganization” beginning on page 11 and specifically “– Description of the Reorganization.”

The principal executive offices of the Bank are located at 222 East Main Street, Charlottesville, Virginia 22902; telephone: (434) 817-8621; mailing address: Post Office Box 2853, Charlottesville, Virginia 22902-2853.

The principal executive offices of the Holding Company are located at 404 People Place, Charlottesville, Virginia 22911; telephone: (434) 817-8621; mailing address: Post Office Box 2853, Charlottesville, Virginia 22902-2853.

Effect of the Reorganization

Immediately after the reorganization takes place (i) the Holding Company will have outstanding the same number of shares of common stock that the Bank had issued and outstanding immediately prior to the reorganization (assuming there are no dissenting shareholders), and (ii) unless you perfect and exercise your dissenters’ rights, you will hold the same number of shares of the Holding Company’s common stock that you held in the Bank immediately prior to the reorganization. Each outstanding stock option to purchase Bank common stock will be automatically converted into an identical stock option to purchase Holding Company common stock.

The Reorganization Will Likely Be Tax-Free to You

The exchange of the Bank’s common stock for the Holding Company’s common stock is intended to be tax-free to you for United States federal income tax purposes. Tax matters are very complicated and the tax consequences of the reorganization will depend on your own personal circumstances. You should consult your tax advisor for a full understanding of all of the federal, state, local and foreign income and other tax consequences of the reorganization to you. For more information, see “The Reorganization – Material Federal Income Tax Consequences” on page 13.

The Reorganization Will Change Your Rights as a Shareholder

As a shareholder of the Bank, your rights are governed by the National Bank Act, the regulations of the Office of the Comptroller of the Currency (the “OCC”), the Bank’s Articles of Association and Bylaws, each as amended, and, by virtue of rules and regulations issued under the National Bank Act, certain provisions of the VSCA. Your rights as a shareholder of the Holding Company will be exclusively governed by the VSCA and the Amended and Restated Articles of Incorporation and Bylaws of the Holding Company. Certain differences arise from this change of governing law and corporate documents. In this proxy statement/prospectus, references to the Bank’s Articles of Association and Bylaws are to such documents as amended, and references to the Holding Company’s Articles of Incorporation are to the Amended and Restated Articles of Incorporation of the Holding Company. See “Comparison of the Rights of Shareholders” beginning on page 17 for more information.

The Annual Meeting

The Annual Meeting will take place on Wednesday, June 19, 2013 at 4:00 p.m., local time, at The Boar’s Head Inn Pavilion, 200 Ednam Drive, Charlottesville, Virginia. The purposes of the meeting are:

•	to approve the reorganization of the Bank into a holding company form of ownership;

•	to elect 14 directors of the Bank to serve until the 2014 Annual Meeting of Shareholders of the Bank;

•	to approve, on an advisory (non-binding) basis, the Bank’s executive compensation;

•	to approve, on an advisory (non-binding) basis, the frequency of the advisory vote on the Bank’s executive compensation; and

•	to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

We will also vote on any other matters which may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 24, 2013 as the record date for the determination of the holders of shares of the Bank’s common stock entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 2,690,220 shares of the Bank’s common stock outstanding held by approximately 568 shareholders of record.

Recommendation of the Bank Board

The Board of Directors of the Bank (the “Board”) believes that the reorganization is in your best interest and recommends that you vote “FOR” approval of the reorganization. For a discussion of the Board’s reasons for the reorganization, see “Proposal 1 – The Reorganization – Reasons for the Reorganization” on page 11.

The Board also recommends that you vote “FOR” the election of the director nominees named in this proxy statement/prospectus as directors of the Bank to serve until the Bank’s 2014 Annual Meeting, “FOR” the approval of the Bank’s executive compensation, “FOR” a frequency of every “One Year” with respect to the advisory vote on the Bank’s executive compensation, and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

Shareholder Vote Required for Approval of Actions at the Meeting

Approval of the proposed reorganization requires the affirmative vote of the holders of at least two-thirds of outstanding shares of the Bank’s common stock. A failure to vote – by not returning the enclosed proxy card, by checking the “Abstain” box on the proxy card or by failing to instruct your broker with respect to the proposal to approve the reorganization – will have the same effect as a vote against approval of the reorganization, but it will not entitle you to the rights of a dissenting shareholder unless you also give notice of your dissent. See “Proposal 1 – The Reorganization – Rights of Dissenting Shareholders” on page 14.

In the election of directors, the 14 nominees receiving the greatest number of votes will be elected even if they do not receive a majority. With respect to the approval of the Bank’s executive compensation, the frequency of the advisory vote on the Bank’s executive compensation and the ratification of the Bank’s independent auditors, the proposals will pass if the majority of the shares represented at the meeting vote for approval or ratification.

Conditions for Consummation of the Reorganization

The completion of the reorganization depends on the following:

•	approval of the Bank’s shareholders;

•	approval of the reorganization by various bank regulators;

•	receipt of either a ruling from the Internal Revenue Service or an opinion of counsel that the reorganization will be treated as a non-taxable transaction for federal income tax purposes; and

•

registration of the shares of Holding Company’s common stock to be issued in the reorganization under the Securities Act of 1933 and the compliance by the Holding Company with all applicable state securities laws relating to the issuance of its common stock.

For more information, see “Proposal 1 – The Reorganization – Conditions to the Reorganization” beginning on page 12.

Regulatory Approvals and Anticipated Effective Date of the Reorganization

An application for approval of the reorganization has been filed with the OCC. Applications to form a bank holding company, to acquire all of the outstanding shares of the Bank’s common stock and for the approval of reorganization, are expected to be filed in early May 2013 with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and with the Virginia State Corporation Commission. As of the date of this proxy statement/prospectus, we have not received approval from the bank regulatory agencies. If all approvals and other conditions occur, the reorganization is expected to be consummated during the third quarter of 2013. Approval of the reorganization by the OCC, as well as approval by any other applicable federal or state regulatory agency, does not constitute recommendation or endorsement of the reorganization by the OCC or other regulatory agency.

Rights of Dissenting Shareholders

Under applicable provisions of the National Bank Act and related regulations of the OCC, as a holder of Bank common stock you have the right to dissent from the reorganization and obtain the value of your shares of Bank common stock in cash. If the reorganization takes place, you will be entitled to receive payment of the value of your shares if you (i) either (a) vote against the reorganization or (b) do not vote for the reorganization and deliver a written notice to the Bank that you dissent from the reorganization before the vote takes place, and (ii) within thirty days after the date the reorganization takes place, deliver a writing to the Bank confirming your dissent and surrender your stock certificates. For more information, including the process for valuing your shares, see “Proposal 1 – The Reorganization – Rights of Dissenting Shareholders” beginning on page 14 and statutes and regulations attached as Appendix E to this proxy statement/prospectus.

Market for the Common Stock

The Bank’s common stock trades on the over-the-counter market and is quoted on the OTC Markets Group’s OTCQB tier under the symbol “VABK.” We expect that the common stock of Holding Company will trade similarly. See “Proposal 1 – The Reorganization – Market for the Common Stock” on page 15.

Composition of the Board of Directors of the Holding Company After the Reorganization

The Board of Directors of the Holding Company presently consists and, upon completion of the reorganization, is expected to continue to consist of all of the present directors and nominees for director of the Bank. The officers of the Holding Company will consist of certain persons now serving as officers of the Bank. See “Proposal 1 – The Reorganization – Management and Operations After the Reorganization” on page 15.

Government Supervision and Regulation

Following the reorganization, the Holding Company will be subject to regulation by the Federal Reserve with respect to its operations as a bank holding company. The Bank will continue to be subject to regulation by the OCC and the Federal Deposit Insurance Corporation (the “FDIC”). See “Supervision and Regulation” on page 25.

RISK FACTORS RELATED TO THE REORGANIZATION

The following section summarizes what we believe are material risks related to and following the reorganization, and derive primarily from the future organizational structure of the Holding Company operating with the Bank as its subsidiary, as well as factors that result from differences in our governance structure and your rights as a shareholder of the Bank and, following the reorganization, of the Holding Company.

You should carefully consider the following factors, in addition to the other information included elsewhere in this proxy statement/prospectus and the documents that the Bank has filed with the OCC, in considering what action to take in connection with the reorganization. The order in which the risk factors are discussed in this section is not intended to indicate their relative importance.

There exist material differences in shareholder rights for shareholders of the Bank and the Holding Company.

As a shareholder of the Bank, your rights are governed by the National Bank Act, the regulations of the OCC, the Bank’s Articles of Association and Bylaws and, by virtue of rules and regulations issued under the National Bank Act, certain provisions of the VSCA. If you become a shareholder of the Holding Company as a result of the reorganization, your rights as a shareholder will be governed exclusively by the Articles of Incorporation and Bylaws of the Holding Company and the Virginia Stock Corporation Act. The rights of shareholders of the Bank are different in certain material respects from the rights of shareholders of Virginia National Bankshares Corporation. For a more full discussion on the differences in the rights of Holding Company shareholders as compared to shareholders of the Bank, see “Comparison of the Rights of Shareholders” beginning on page 17.

Shares of Holding Company preferred stock issued in the future could have dilutive and other effects.

Shares of Holding Company preferred stock eligible for future issuance and sale could have a dilutive effect on the market for the shares of Holding Company common stock proposed to be exchanged for the issued and outstanding shares of the Bank’s common stock. In addition to 10,000,000 shares of common stock, the Articles of Incorporation of the Holding Company authorize the issuance of 2,000,000 shares of preferred stock. The Bank’s Articles of Association contain a similar provision for the ability to issue preferred stock. Although the Holding Company Board of Directors has no present intent to authorize the issuance of shares of preferred stock, such shares could be authorized in the future. If such shares of preferred stock are made convertible into shares of Holding Company common stock, there could be a dilutive effect on the shares of Holding Company common stock then outstanding. In addition, shares of preferred stock may be provided a preference over holders of common stock upon liquidation of the Holding Company or with respect to the payment of dividends, in respect of voting rights or in the redemption of the capital stock of the Holding Company. The rights, preferences, privileges and restrictions applicable to any series of preferred stock would be determined by resolution of the board of directors of the Holding Company approving an amendment to the company’s articles establishing such series.

The Holding Company has the ability to incur debt and pledge its assets, including its stock in the Bank, to secure that debt.

While the Bank can incur debt, its ability to do so is limited and, significantly, it is not legally permitted to pledge its assets to secure its indebtedness except in very limited circumstances. In contrast, the legal limitations on the incurrence of debt by bank holding companies are much less restrictive and there are no regulatory restrictions on the Holding Company’s ability to incur debt and pledge its assets to secure that debt. Absent special and unusual circumstances, a holder of indebtedness for borrowed money has rights that are superior to those of holders of common and preferred stock – interest must be paid to the lender before dividends can be paid to the shareholders, and loans must be paid off before any assets can be distributed to shareholders if the Holding Company were to liquidate. Furthermore, the Holding Company would have to service (make principal and interest payments) its indebtedness which could reduce the profitability of or result in net losses at the Holding Company on a consolidated basis even if the Bank were profitable. See “Proposal 1 – The Reorganization – Reasons for the Reorganization” beginning on page 11.

The Holding Company’s governing documents and Virginia law contain anti-takeover provisions that could negatively affect its shareholders.

The Holding Company’s Articles of Incorporation and Bylaws and the VSCA contain certain provisions designed to enhance the ability of the Holding Company’s Board of Directors to deal with attempts to acquire control of the Holding Company. These provisions, and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of the Holding Company’s common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transactions may be favorable to the interests of shareholders, and could potentially adversely affect the market price of the Holding Company’s common stock.

The Holding Company will be subject to regulation which will increase the cost and expense of regulatory compliance and will therefore reduce the Holding Company’s net income and may restrict its ability to engage in certain activities.

As a bank holding company under federal law, the Holding Company will be subject to regulation under the Bank Holding Company Act of 1956 (the “BHCA”) and the examination and reporting requirements of the Federal Reserve. In addition to supervising and examining the Holding Company, the Federal Reserve, through its adoption of regulations implementing the BHCA, places certain restrictions on the activities that are deemed permissible for bank holding companies to engage in. Changes in the number or scope of permissible activities could have an adverse effect on the Holding Company’s ability to realize its strategic goals.

The Holding Company may be required to contribute capital or assets to the Bank that could otherwise be invested or deployed more profitably elsewhere.

Federal law and regulatory policy impose a number of obligations on bank holding companies that are designed to reduce potential loss exposure to the depositors of insured depository subsidiaries and to the insurance fund of the FDIC. For example, a bank holding company is required to serve as a source of financial strength to its insured depository subsidiaries and to commit financial resources to support such institutions where it might not do so otherwise. The Federal Reserve has the ability to require the Holding Company to contribute capital to the Bank, even if the Holding Company would not ordinarily do so and even if such contribution is to the detriment of the Holding Company or its shareholders.

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to the Holding Company, and the ability of the Holding Company to pay dividends to you.

The principal source of income for the Holding Company initially and for the foreseeable future will consist of dividends, if any, from the Bank. In addition, Virginia law permits dividends to be paid by a Virginia corporation only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

Any payment of dividends in the future will be at the sole discretion of the Holding Company’s Board of Directors and will depend on a variety of factors deemed relevant by that board, including, but not limited to, earnings, capital requirements and financial condition.

Payment of dividends by the Bank to the Holding Company will be subject to regulatory limitations imposed by the OCC, and the Bank must meet the OCC’s capital requirements before and after the payment of any dividends. In addition, the OCC has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds. See “Supervision and Regulation” beginning on page 25 for more information.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain forward-looking statements, including certain operational plans which are subject to a number of assumptions, risks and uncertainties. These statements often include words or phrases such as “may,” “should,” “could,” “believe,” “expect,” “anticipate,” “intent,” “project,” “intend,” “plan,” and similar expressions. A number of factors, many of which are beyond the control of the Bank or the Holding Company and their management, and actual events may be substantially different from those expressed. In particular, there is a risk that the shareholders and/or the applicable regulatory authorities may not approve the proposed reorganization or that economic, financial or government developments may cause the Bank or the Holding Company to reconsider the potential benefits of the reorganization. These statements speak only as of the date made, and neither the Bank nor the Holding Company undertakes any obligation to update any forward-looking statements to reflect changes or events that may occur after this date of the proxy statement/prospectus.

THE ANNUAL MEETING

This proxy statement/prospectus is being furnished to you as part of the solicitation of proxies by the Board of Directors of Virginia National Bank for use at the Annual Meeting, and at any adjournment or postponement of the meeting. The date of this proxy statement/prospectus is April 29, 2013. The approximate mailing date of this proxy statement/prospectus, the notice of the Annual Meeting of Shareholders and accompanying proxy (also sometimes referred to as the “proxy card”) is May 3, 2013.

Date, Time and Place of the Annual Meeting

The Annual Meeting will take place on Wednesday, June 19, 2013 at 4:00 p.m., local time, at The Boar’s Head Inn Pavilion, 200 Ednam Drive, in Charlottesville, Virginia.

Purposes of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

•	to approve the reorganization of the Bank into a holding company form of ownership;

•	to elect 14 directors of the Bank to serve until the 2014 Annual Meeting of Shareholders of the Bank;

•	to approve, on an advisory (non-binding) basis, the Bank’s executive compensation;

•	to approve, on an advisory (non-binding) basis, the frequency of the advisory vote on the Bank’s executive compensation; and

•	to ratify the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

We will also vote on any other matters which may properly come before the Annual Meeting.

Recommendation of the Bank Board

The Board of Directors of the Bank believes that the reorganization is in your best interest and recommends that you vote “FOR” approval of the reorganization. The Board also recommends that you vote “FOR” the election of the director nominees named in this proxy statement/prospectus as directors of the Bank to serve until the Bank’s 2014 Annual Meeting, “FOR” the approval of the Bank’s executive compensation, “FOR” a frequency of every “One Year” with respect to the advisory vote on the Bank’s executive compensation, and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for 2013.

Record Date; Stock Entitled to Vote; Quorum

You are entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record as of the close of business on April 24, 2013, the record date fixed for the Annual Meeting. As of the close of business on the record date, 2,690,220 shares of the Bank’s common stock were outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Voting Rights of Shareholders

Shareholders of the Bank’s common stock may cumulate their votes in the election of directors. Accordingly, in the election of directors, the number of votes each shareholder may cast is determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.

In voting on the approval of the reorganization of Virginia National Bank into a bank holding company structure, the advisory approvals related to executive compensation, the ratification of independent auditors and all other matters properly presented at the Annual Meeting, each shareholder is entitled to one vote for each share of Bank common stock held.

Shares for which the holder has elected specifically to abstain or to withhold the named proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Vote Required

The vote required for approval varies based on the proposal. Approval of the proposed reorganization requires an affirmative vote of holders of at least two-thirds of the outstanding shares of the Bank’s common stock. Since directors are elected by plurality, the 14 persons receiving the greatest number of votes at the Annual Meeting will be elected as directors of the Bank. The two advisory votes on the Bank’s executive compensation and the frequency of the advisory vote on the Bank’s executive compensation, as well as the vote on the ratification of the Bank’s independent auditors, will be approved if a majority of the shares represented at the Annual Meeting vote for approval or ratification.

A failure to vote, by not returning the enclosed proxy card, by checking the “Abstain” box on the proxy card or by failing to instruct your broker with respect to the proposal to approve the reorganization, will have the same effect as a vote against approval of the reorganization.

Voting and Revocation of Proxies

Execution of a proxy will not affect a registered shareholder’s right to attend the Annual Meeting and vote in person. Any registered shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and voting in person. A registered shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporate Secretary of the Bank or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

If you need assistance in changing or revoking your proxy, please contact:

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the Bank’s Corporate Secretary, Donna G. Shewmake, by calling (434) 817-8621 or by writing to Virginia National Bank, 222 East Main Street, Charlottesville, Virginia 22902, Attention: Corporate Secretary; or

•	Regan & Associates, Inc. by calling, toll-free, (800) 737-3426 or by writing to Regan & Associates, Inc., 505 Eighth Avenue, Suite 800, New York, New York 10018.

Voting Shares Held in Accounts with Brokerage and Other Firms

If your shares are held in an account with a brokerage firm, bank, broker-dealer or similar organization, then your shares are held in “street name.” The firm that holds your shares, or its nominee, is the registered shareholder for purposes of voting at the Annual Meeting, and you are considered the beneficial owner. As beneficial owner, you have the right to direct the firm how to vote the shares held for you, and you must follow the instructions of that firm in order to vote your shares or to change a previously submitted voting instruction. If the firm does not receive instructions from you on how to vote your shares on a non-routine matter, that firm does not have the authority to vote on that matter with respect to your shares. Since you are not the registered owner, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the firm that holds your shares giving you the right to vote shares registered in its name at the Annual Meeting. Please note that this legal proxy is different from the proxy card or voting instructions you generally receive in the mail. If you wish to vote your shares in person, please contact the firm holding your shares for a legal proxy.

How Shares will be Voted

Shares represented by proxies will be voted at the Annual Meeting as follows:

•	Properly Completed Proxies – Shares represented by a properly-completed proxy that contains voting instructions will be voted in accordance with the voting instructions specified in the proxy.

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Proxies Without Voting Instructions – Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted in accordance with the Board’s recommendations set forth above.

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Abstentions – We will count a properly executed proxy marked “ABSTAIN” for purposes of determining whether there is a quorum present at the Annual Meeting, but the shares represented by that proxy will not be voted at the Annual Meeting.

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Broker Non-votes – Other than with respect to the ratification of the Bank’s independent auditors, your broker may not vote your shares for you unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker may not vote your shares at all (known as a “broker non-vote”).

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Bank, including the cost of reimbursing brokerage firms banks, broker-dealers or similar organizations for forwarding proxy materials to shareholders. Solicitation of proxies is being made by mail and may be made in person, by telephone, by facsimile, by electronic mail or by special letter by directors, officers and employees of the Bank or its subsidiary, acting without any separate compensation for any such solicitations. The Bank has engaged Regan & Associates, Inc. to assist it in the distribution and solicitation of proxies for a fee of $12,500.

PROPOSAL 1 – THE REORGANIZATION

The reorganization will be accomplished pursuant to the Reorganization Agreement, which is attached to this proxy statement/prospectus as Appendix A and incorporated herein by reference. Although we believe that the description in this section covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents we refer to or incorporate by reference in this proxy statement/prospectus for a more complete understanding of the reorganization.

Summary

The formation of a holding company will be accomplished pursuant to the Reorganization Agreement, whereby Virginia National Bank will become a wholly-owned subsidiary of Virginia National Bankshares Corporation, a Virginia corporation formed for the sole purpose of becoming the holding company for the Bank. Under the terms of the Reorganization Agreement, each outstanding share of Bank common stock will be converted, in a tax-free transaction, into one share of Holding Company common stock, and the former holders of the Bank’s common stock will become the holders of all of the outstanding shares of Holding Company’s common stock, subject to the complete exercise of dissenters’ rights, if any. The Holding Company was incorporated on February 21, 2013, and has no prior operating history. Following the reorganization, it is intended that the Bank will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the reorganization. A copy of the Articles of Incorporation and the Bylaws of the Holding Company are attached as Appendix B and Appendix C, respectively.

Recommendation of the Bank’s Board of Directors

At a meeting held on February 19, 2013, the Bank’s Board of Directors unanimously concluded that the reorganization was in the best interests of the Bank’s shareholders and approved the Reorganization Agreement.

The Board of Directors of the Bank recommends that shareholders vote “FOR” approval of the reorganization and the Reorganization Agreement.

Reasons for the Reorganization

The Bank’s Board of Directors proposed the reorganization to permit greater flexibility and strategic benefits to the Bank and to provide a vehicle for growth and potential geographic diversification. Some of the strategic benefits of the proposed reorganization considered by the Board of Directors include:

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structural flexibility for expanding to other markets by acquiring other financial institutions, or certain assets and/or liabilities of other financial institutions, when strategic opportunities become available;

•	ability to repurchase stock from existing shareholders as part of the institution’s capital management strategy, when deemed appropriate;

•	ability to raise capital through alternative structures such as senior or subordinated debt;

•	increased anti-takeover protection for the Holding Company under Virginia statutes, see “Comparison of the Rights of Shareholders – Anti-takeover Provisions” beginning on page 19.

•	ability to diversify through alternative business investments at the holding company level; and

•	ability to better compete with financial institutions that already have such capabilities.

Bank holding companies may establish or acquire companies engaged in activities closely related to banking. For examples of the types of activities closely related to banking in which bank holding companies are permitted to engage, see “Supervision and Regulation” beginning on page 25.

The Bank’s Board of Directors also believes that the Holding Company may provide additional funding sources for the Bank, as well as better access to diverse money and capital markets. Any capital raised by the Holding Company could then be invested as capital in the Bank. Additionally, the Bank’s Board of Directors believes that a bank holding company will be in a better position to respond to the competitive environment in which the Bank is operating, characterized in large part by the activities of regional and national bank holding companies. In general, the Board of Directors of the Bank believes that operating as a bank holding company will serve the best interests of the shareholders of the Bank.

Description of the Reorganization

On February 21, 2013, the Bank incorporated the Holding Company under the laws of the Commonwealth of Virginia to become initially a wholly-owned subsidiary of the Bank and for the eventual purpose of becoming the holding company of the Bank upon consummation of the reorganization.

The reorganization will be accomplished pursuant to the Reorganization Agreement, which provides that, contingent upon regulatory and shareholder approvals and other conditions, the reorganization will be accomplished as follows:

(1)	The Holding Company will file Articles of Share Exchange (including the Reorganization Agreement) with the Virginia State Corporation Commission to effect the reorganization.

(2)	Upon the issuance by the Virginia State Corporation Commission of a Certificate of Share Exchange, each outstanding share of Bank common stock will be automatically converted into and exchanged for one share of Holding Company common stock, and the common shareholders of the Bank will become the common shareholders of the Holding Company (subject to the exercise of dissenters’ rights as explained below).

(3)	The 100 shares of Holding Company common stock held by the Bank in connection with the formation of the Holding Company will be redeemed by the Holding Company and canceled.

(4)	The shares of Bank common stock will be held by the Holding Company at the effective date of the reorganization and will remain the only issued and outstanding shares of Bank common stock after the reorganization.

(5)	The shareholders of the Holding Company will be those persons who were common shareholders of the Bank immediately prior to the reorganization (subject to dissenters’ rights). The Bank, as a wholly-owned subsidiary of the Holding Company, will continue to carry on its business and activities as conducted immediately prior to the reorganization.

Anticipated Effective Date of the Reorganization

Subject to the receipt of all requisite shareholder and regulatory approvals and the satisfaction of all other conditions to the reorganization, it is anticipated that the reorganization will become effective during the third quarter of 2013. On the effective date of the reorganization, the required Articles of Share Exchange (including the Reorganization Agreement) will be filed with the Virginia State Corporation Commission. The Holding Company’s Articles of Incorporation and Bylaws will be the same on and after the effective date of the reorganization as set forth in Appendices B and C, respectively, until further amended.

Conditions to the Reorganization

The Reorganization Agreement sets forth a number of conditions which must be met before the reorganization will be consummated, including, among others:

•	approval of the reorganization by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Bank’s common stock;

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approvals of the reorganization by the OCC, the Federal Reserve, the Virginia State Corporation Commission and any other governmental agencies that may be required for the consummation of the reorganization;

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receipt of either a ruling from the Internal Revenue Service or an opinion of LeClairRyan, A Professional Corporation, outside legal counsel to the Holding Company and the Bank, that the reorganization will be treated as a non-taxable transaction under the Internal Revenue Code of 1986, as amended; and

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registration of the shares of Holding Company common stock to be issued in the reorganization under the Securities Act of 1933 and the compliance by the Holding Company with all applicable state securities laws relating to the issuance of Holding Company common stock.

Consummation of the reorganization is subject to Federal Reserve’s approval of the Holding Company’s application to become a bank holding company and to acquire all the outstanding shares of Bank common stock, as well as the OCC’s approval of the Bank’s application to reorganize to become a subsidiary of a bank holding company. The Federal Reserve application is expected to be filed in early May 2013, and the OCC application has been filed. An application for approval of the reorganization and to acquire all of the outstanding shares of the Bank’s common stock is expected to be filed with the Virginia State Corporation Commission in early May 2013. As of the date of this proxy statement/prospectus, we have not received approval from the bank regulatory agencies. Although there can be no assurance, management has no reason to believe that the other required approvals will not be obtained.

Any approval or possible approval of the reorganization by the OCC, the Federal Reserve, the Virginia State Corporation Commission or any other federal or state regulatory agency (i) reflects only the view that the reorganization does not contravene applicable competitive standards imposed by law and is consistent with regulatory policies relating to safety and soundness; (ii) is not an opinion that the proposed reorganization is financially favorable to the shareholders or that the bank regulatory agencies have considered the adequacy of the terms of the transaction and (iii) is not an endorsement of, or recommendation for, the reorganization.

Optional Exchange of Stock Certificates

After the reorganization, certificates evidencing shares of Bank common stock will represent, by operation of law, shares of Holding Company common stock in the ratio of one share of Holding Company common stock for each share of Bank common stock previously owned. Former holders of Bank common stock will not be required to exchange their Bank common stock certificates for Holding Company common stock certificates, but will have the option to do so, unless such holders exercise dissenters’ rights. If you wish to exchange your certificates after the reorganization, you may do so by contacting American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, (800) 937-5449.

Financial Resources of the Holding Company

The Bank does not currently intend to transfer any material amount of funds as a capital contribution to the Holding Company prior to the effective date of the reorganization. Immediately following the reorganization, the assets of the Holding Company, on an unconsolidated basis, will consist of all of the then outstanding shares of Bank common stock. While the Bank may in the future transfer funds to the Holding Company, the amount of funds that may be transferred to the Holding Company by the Bank is subject to a number of factors, including the Holding Company’s and the Bank’s future financial requirements and applicable regulatory restrictions. For further information on the capital resources of the Bank and the Holding Company, see “Historical and Pro Forma Capitalization” on page 22.

Material Federal Income Tax Consequences

The reorganization is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the federal income tax consequences summarized below are based on the assumption that this transaction will qualify as such a reorganization. One condition to consummation of the reorganization is the Bank’s receipt of an opinion of LeClairRyan, A Professional Corporation, outside legal counsel to the Bank, to the effect that the reorganization will qualify as a reorganization under Section 368(a) and that no gain or loss will be recognized.

The Bank’s shareholders will not recognize any gain or loss as a result of the proposed reorganization, to the extent they exchange shares of the Bank’s common stock solely for shares of the Holding Company. A shareholder’s tax basis in the shares of Holding Company common stock will equal his or her tax basis in the shares of Bank common stock. The holding period for those shares of Holding Company common stock will include the shareholder’s holding period for his or her shares of Bank common stock, if those shares are held as a capital asset at the time of the reorganization.

Upon consummation of the reorganization, no gain or loss will be recognized by the Holding Company or the Bank.

The opinion of LeClairRyan is not binding on the Internal Revenue Service and such agency could disagree with the conclusions reached in such opinion. In the event of such disagreements, there can be no assurance that a shareholder or the Bank would prevail in a judicial proceeding.

The above discussion of federal income tax consequences is a summary of general information. We urge you to consult your own tax advisors with regard to federal, state and local tax consequences that may be applicable to you.

Effect on Stock Options

All options issued by the Bank under its stock incentive plans that are outstanding as of the effective date of the reorganization will honored by the Holding Company according to their terms, including exercise price. These options will thereafter be exercisable (to the extent permitted by the terms of such options) for one share of Holding Company common stock for each share of Bank common stock covered by such options. The Bank’s stock incentive plans will be adopted by the Holding Company in accordance with the terms of such plans.

Rights of Dissenting Shareholders

Shareholders who dissent from the reorganization may be entitled to receive the value of their shares of Bank common stock in cash instead of receiving Holding Company common stock. A vote against the reorganization will not, by itself, satisfy all of the requirements for a dissenting shareholder to receive the value of his or her shares. The specific details of the steps a shareholder must follow to exercise his or her dissenters’ right are detailed in Sections 215(a) and 215a-2 of the National Bank Act and 12 C.F.R. Section 5.32 of the OCC regulations, which are attached to this proxy statement/prospectus as Appendix E, and outlined below. The following summary is qualified in its entirety by reference to the full text of the applicable statutes and regulations set forth in Appendix E.

To assert dissenters’ rights, a shareholder must first either (i) vote AGAINST the reorganization at the Annual Meeting, or (ii) deliver a written notice that the shareholder dissents from the reorganization to the President of the Bank (who will act as chairman of the Annual Meeting), before the vote on the reorganization is taken. If a shareholder has delivered the written notice of dissent, he or she is not required to vote his or her shares against the reorganization, but must simply refrain from voting his or her shares in favor of the reorganization. In addition, within 30 days after the date of consummation of the reorganization, the dissenting shareholder must confirm in writing his or her dissent to the reorganization and surrender his or her Bank stock certificates (if physical certificates are held). Such notice should be addressed to Glenn W. Rust, President and Chief Executive Officer, Virginia National Bank at either 404 People Place, Charlottesville, Virginia 22911 or P.O. Box 2853, Charlottesville, Virginia 22911.

The value of the shares of any dissenting shareholders who follow all of the steps above will be determined, as of the effective date of the reorganization, by an appraisal committee of three persons. The committee shall be comprised of one representative appointed by the majority of dissenting shareholders entitled to receive payment in cash, one representative appointed by the directors of the Bank, and one representative selected by the two other representatives so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his or her shares, appeal to the OCC, which shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of that shareholder. If, within ninety (90) days from the date of completion of the reorganization, for any reason one or more of the appraisers is not selected, or the appraisers fail to determine the value of such shares, the OCC will, upon written request of any interested party, cause an appraisal to be made which shall be final and binding on all parties. The expense of the OCC in making the reappraisal or the appraisal, as the case may be, shall be paid by the Bank. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the Bank.

The dissenting shareholder(s) may also be entitled to receive additional compensation. The shares of Bank common stock that would have been delivered to the dissenting shareholder must be sold at public auction or by some other method of sale approved by the OCC. If the shares are sold at a price greater than the amount paid to the dissenting shareholder(s), the excess of such sale price will also be paid to the dissenting shareholder(s).

Market for the Common Stock

Shares of Bank common stock are traded in the over-the-counter market. Holding Company common stock is expected to trade similarly. Bank common stock is quoted on the OTC Markets Group’s OTCQB tier under the symbol “VABK.” The last reported closing sale price of Bank common stock on the OTCQB was $15.90 per share on April 23, 2013. The table below sets forth the range of high and low bid quotations for Bank common stock for the period indicated as reported by the OTCQB. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2013		2012		2011 (1)
Period	High	Low	High	Low	High	Low
First Quarter	$17.00	$13.52	$15.95	$13.87	$19.57	$14.36
Second Quarter	$16.24	$15.70	$16.00	$12.35	$20.87	$13.41
Third Quarter	—	—	$15.00	$12.38	$18.50	$13.00
Fourth Quarter	—	—	$15.35	$12.70	$17.40	$12.25

(1)	Stock prices for the first and second quarters of 2011 have been adjusted for a 15% common stock dividend distributed on June 30, 2011.

Dividend Policy

The Bank has not declared and paid cash dividends on its common stock. Any future determination as to payment of cash dividend will be at the discretion of the Board of Directors of the Holding Company and will depend on the Bank’s and the Holding Company’s earnings, financial condition, capital requirements and other factors relevant to the Holding Company board. The Bank’s ability to pay dividends may be restricted by federal banking law and the regulations of the OCC and the FDIC. For more information, please see the sections of this proxy statement/prospectus titled “Comparison of the Rights of Shareholders – Dividend Rights” on page 17 and “Supervision and Regulation – Limits on Dividends and Other Payments” on page 28.

Amendment, Termination or Waiver

The Board of Directors of the Bank and of the Holding Company may cause the Reorganization Agreement to be amended or terminated if such boards determine for any reason that an amendment or termination would be advisable. Such amendment or termination may occur at any time prior to the consummation of the reorganization, whether before or after shareholder approval of the Reorganization Agreement, provided that no such amendment may be made to the Reorganization Agreement after shareholder approval if such amendment would (i) change the amount or kind of securities to be issued by the Holding Company or received under the Reorganization Agreement by the shareholders of the Bank and the Holding Company and (ii) be materially adverse to the Bank, the Holding Company or their shareholders. Additionally, any of the terms or conditions of the Reorganization Agreement may be waived by the party which is entitled to the benefit thereof.

Management and Operations After the Reorganization

On the effective date of the reorganization, the Holding Company will become the parent holding company for the Bank.

The Board of Directors of the Holding Company is currently comprised of the same individuals who serve as directors of the Bank. James T. Holland, a new director nominee for the Bank, will be added to the Holding Company board after his election as a director of the Bank. See “Proposal 2 – Election of Directors” beginning on page 32 for a description of the initial directors’ principal occupations for the last five years, their ages and the years in which they were first elected to the Board of Directors of the Bank.

Similar to the Bank, and pursuant to the Holding Company’s Articles of Incorporation, all directors of the Holding Company will be elected on an annual basis to serve one-year terms.

The Board of Directors, officers and employees of the Bank will not change as a result of the reorganization. Following the reorganization, the Bank will keep its existing name and office locations and will continue to carry on its banking businesses in the same manner as before the reorganization.

William D. Dittmar, Jr. will serve as Chairman of the Board of the Holding Company, and the following individuals will serve as officers of the Holding Company:

Name	Office
Glenn W. Rust	President and Chief Executive Officer
Ronald E. Baron	Executive Vice President and Chief Financial Officer
Donna G. Shewmake	Executive Vice President, General Counsel and Secretary

See “Executive Compensation – Executive Officers” on page 40 for further information about these officers.

Differences in Shareholder Rights as a Result of the Reorganization

If the proposed reorganization is consummated, shareholders of the Bank will become shareholders of the Holding Company and, accordingly, will be governed by the VSCA and Virginia National Bankshares Corporation’s Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws of the Holding Company are attached as Appendix B and Appendix C, respectively, to this proxy statement/prospectus. As summary of the material differences in shareholder rights that will arise as a result of the reorganization is set forth in the section titled “Comparison of the Rights of Shareholders” beginning on page 17. We urge you to review this section carefully.

Supervision and Regulation

The Bank currently is subject to regulation and examination by the OCC, and it will continue to be subject to such regulation and examination after the reorganization. In addition, the Holding Company will be subject to regulation by the Federal Reserve and the Virginia State Corporation Commission. The Holding Company also will be under the jurisdiction of the Securities and Exchange Commission (the “SEC”), and certain state securities commissions with respect to matters relating to the offer and sale of its securities and certain annual and periodic securities reporting requirements. See “Supervision and Regulation” on page 25 for additional information.

Consequences Under Federal Securities Laws

The Holding Company has filed with the SEC a registration statement under the Securities Act of 1933 (the “Securities Act”) for the registration of Holding Company common stock to be issued and exchanged pursuant to the Reorganization Agreement. Upon consummation of the reorganization, the Bank will deregister its common stock under the Securities Exchange Act of 1934 (the “Exchange Act”) with the OCC, and the Holding Company will register its common stock under the Exchange Act with the SEC and thereafter will be required to comply with the reporting, proxy and informational requirements of the Exchange Act. As a result, the Holding Company will be required to file periodic and other reports under the Exchange Act with the SEC instead of the Bank filing such reports with the OCC. The Holding Company will also be subject to the general anti-fraud provisions of the federal securities laws after the reorganization.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

If the proposed reorganization is consummated, Bank shareholders will become shareholders of the Holding Company (except for shares held by Bank shareholders who “dissent”). The Holding Company is a Virginia corporation subject to the provisions of the VSCA. The Bank is a national bank subject to the provisions of the National Bank Act. This change of governing law, as well as distinctions between the Bank’s Articles of Association and Bylaws, and the Holding Company’s Articles of Incorporation and Bylaws, will produce some differences in your shareholder rights.

The following discussion summarizes the material differences in shareholder rights that will arise as a result of the reorganization. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Holding Company, the Articles of Association and Bylaws of the Bank, and the provisions of the VSCA and the National Bank Act. The Articles of Incorporation and Bylaws of the Holding Company are attached as Appendices B and C, respectively, to this proxy statement/prospectus. We urge all shareholders to read these documents. You may request copies of the Bank’s Articles of Association and Bylaws by contacting the Corporate Secretary of the Bank at P.O. Box 2853, 222 East Main Street, Charlottesville, Virginia 22902-2853.

Authorized Capital Stock

The Holding Company and the Bank are each authorized to issue 10,000,000 shares of common stock, par value $2.50 per share, and 2,000,000 shares of preferred stock, par value $2.50 per share. As of the record date for the Annual Meeting, the Holding Company had 100 issued and outstanding shares of common stock and the Bank had 2,690,220 issued and outstanding shares of common stock. After consummation of the reorganization, the 100 shares of Holding Company stock will be cancelled, and the issued and outstanding shares of the Bank will become issued and outstanding shares of the Holding Company. Neither the Holding Company nor the Bank had any shares of preferred stock outstanding as of the record date.

The Boards of Directors of the Holding Company and the Bank are each authorized, without shareholder approval, to fix the preferences, limitations and relative rights of its institution’s preferred stock, to establish series of such preferred stock and determine the variations between each series. There are no preemptive rights to purchase additional shares of capital stock of the Holding Company or the Bank. See “Virginia National Bankshares Corporation – Description of Holding Company Capital Stock” beginning on page 23 and “Virginia National Bank – Description of Bank Capital Stock” beginning on page 24 for additional information.

Dividend Rights

The ability of the Bank to pay dividends on its capital stock is restricted by various banking laws and regulations. Although the Holding Company is not subject to these restrictions as a Virginia corporation, such restrictions will indirectly affect the Holding Company in the same manner because dividends received from the Bank will be the Holding Company’s primary source of funds for the payment of dividends to its shareholders.

The Holding Company’s ability to pay dividends also will be limited by restrictions imposed by the VSCA on Virginia corporations. In general, dividends paid by a Virginia corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution.

The Holding Company’s Articles of Incorporation and the Bank’s Articles of Association permit their Boards to issue preferred stock with terms set by their Boards, which terms may include the right to receive dividends ahead of the holders of their common stock.

Voting Rights

Holding Company. Holders of Holding Company common stock after consummation of the reorganization will have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting. Holding Company shareholders will not be entitled to cumulative voting in the election of directors.

Bank. Holders of Bank common stock generally have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting. Bank shareholders are entitled to cumulative voting in the election of directors. In cumulative voting, the number of votes cast by each shareholder is determined by multiplying the number of shares he or she owns by the number of directors to be elected. These votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate.

Directors

Holding Company. The Holding Company Board is not divided into classes and directors serve one-year terms. Currently, the Holding Company Board consists of 13 directors. The Holding Company’s Bylaws state that there shall be at least five and no more than 25 individuals serving on the Board of Directors, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board. Subject to the rights of the holders of any series of preferred stock then outstanding, any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote on such matter.

Bank. The Bank Board is not divided into classes and directors serve one-year terms. Currently, the Bank Board consists of 13 directors. The Bank’s Bylaws state that there shall be at least five and no more than 25 individuals serving on the Board of Directors, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board. Any director may be removed from office at any time, with or without cause, by a vote of the shareholders, provided that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

Shareholder Nominations and Proposals

Holding Company. The Bylaws of the Holding Company provide that for any nomination of a director or other business to be properly brought before an annual meeting by a shareholder, such shareholder must provide written notice to the Holding Company at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The shareholder’s notice must set forth as to each nominee all information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominees written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Bylaws of the Holding Company further require that the shareholder’s notice set forth as to the shareholder giving the notice: (i) the name and address of such shareholder, and (ii) the class and number of shares that such shareholder beneficially owns of Holding Company capital stock. If the information supplied by shareholder is deficient in any material respect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination or proposal should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Holding Company.

Bank. The Bylaws of the Bank provide that a shareholder must submit written notice to the Bank of nominations for election as director at an annual meeting of shareholders at least 14 but not more than 50 days prior to the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares of capital stock of the Bank owned by the notifying shareholder. If the information supplied by shareholder is deficient in any material respect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder’s nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Holding Company. The Articles of Association and Bylaws of the Bank are silent with regard to shareholder proposals, so proposals can be presented and voted on by shareholders at the annual meeting.

Anti-takeover Provisions

Certain provisions of the VSCA, the Articles of Incorporation and Bylaws of the Holding Company, and the Articles of Association and Bylaws of the Bank may discourage an attempt to acquire control of the Holding Company or the Bank, respectively, that a majority of either company’s shareholders may determine is in their best interests. These provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that the Holding Company Board or the Bank Board did not approve.

Authorized Preferred Stock. The Articles of Incorporation of the Holding Company and the Articles of Association of the Bank authorize the issuance of preferred stock. The Holding Company Board or the Bank Board may, subject to the VSCA and the National Bank Act, respectively, and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as either Board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of the Holding Company or the Bank by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

Supermajority Voting Provisions for Certain Actions.

Holding Company. The Articles of Incorporation of the Holding Company provide that a merger, statutory share exchange, sale or other disposition of all or substantially all of the Holding Company’s assets otherwise than in the ordinary course of business, dissolution, or any amendment or restatement of the Articles of Incorporation that requires a vote of Holding Company shareholders, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, provided that the transaction, amendment or restatement has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction, amendment or restatement is not approved and recommended by at least two-thirds of the directors, then it must be approved by the vote of more than two-thirds of all the votes entitled to be cast on such matter by each voting group entitled to vote on the matter.

Bank. The National Bank Act provides that a merger or statutory share exchange must be approved by the affirmative vote of the holders of at least two-thirds of each class of capital stock of the Bank.

Anti-takeover Statutes. Virginia has two anti-takeover statutes in force: the Affiliated Transactions Statute and the Control Share Acquisitions Statute. Copies of these statutes are attached to this proxy statement/prospectus as Appendix D.

Affiliated Transactions. The Affiliated Transaction Statute of the VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions Statute. Under the VSCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•

unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•

among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s Articles of Incorporation or Bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s Articles of Incorporation or Bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisitions Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their Articles of Incorporation or Bylaws to opt-out of the Control Share Acquisitions Statute. The Holding Company has not opted-out of the Control Share Acquisition Statute.

Amendments to Organizational Documents

Holding Company. The VSCA generally requires that in order for an amendment to the Articles of Incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote, or the Articles of Incorporation provide for a greater or lesser vote, or a vote by separate voting groups. As described above under “– Supermajority Voting Provisions,” the Holding Company’s Articles of Incorporation provide that any amendment or restatement of the Articles of Incorporation that requires a vote of Holding Company shareholders must be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, provided that the amendment or restatement has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment or restatement is not so approved and recommended, then it must be approved by the vote of more than two-thirds of all the votes entitled to be cast on such matter by each voting group entitled to vote.

Under the VSCA, unless other provision is made in the Articles of Incorporation or Bylaws, a majority of the directors or a majority of the shareholders present and entitled to vote may adopt, amend or repeal the Bylaws. The Holding Company’s Articles of Incorporation do not contain such a provision but its Bylaws have a provision that states that the Bylaws may be amended, altered or repealed by the Holding Company Board at any meeting and that the Holding Company shareholders have the power to rescind, alter, amend or repeal any Bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended or repealed by the Holding Company Board.

Bank. Under the National Bank Act, unless a bank’s Articles of Association provide otherwise, amendments to the Articles of Association must be approved by a majority of all votes entitled to be cast on the matter. The Bank’s Articles of Association do not contain requirements for approval of amendments to its Articles of Association that are different from those contained in the National Bank Act.

Under the National Bank Act and the Bank’s Bylaws, such Bylaws may be amended or repealed by the Bank’s Board of Directors.

Dissenters’ and Appraisal Rights

Holding Company. The VSCA provides that appraisal rights are generally available to holders of common or preferred stock of a Virginia corporation in the event of a merger, statutory share exchange, sale or other disposition of all or substantially all of the corporation’s assets otherwise than in the ordinary course of business, or an amendment of the corporation’s articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by a shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created. However, the VSCA provides that appraisal rights are not available to holders of common or preferred stock of a Virginia corporation when the stock is either listed on a national securities exchange or held by at least 2,000 shareholders.

Bank. The National Bank Act provides that appraisal rights are available to holders of common or preferred stock of a national bank in the event of a merger, statutory share exchange or sale or other disposition of all or substantially all of the corporation’s assets otherwise than in the ordinary course of business. Therefore, holders of shares of Bank common stock are entitled to dissenters’ rights in connection with the proposed reorganization. See “Proposal 1 – The Reorganization – Rights of Dissenting Shareholders” beginning on page 14.

Limitation of Liability of Directors and Officers

Holding Company. The VSCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (i) the monetary amount, including the elimination of liability, specified in the Articles of Incorporation or, if approved by the shareholders, in the Bylaws as a limitation on or elimination of the liability of the officer or director, or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the VSCA or a corporation’s Articles of Incorporation and Bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Articles of Incorporation of the Holding Company provide that to the fullest extent that the VSCA permits the limitation or elimination of the liability of directors or officers, a director or officer of the Holding Company is not liable to the Holding Company or its shareholders for monetary damages.

Bank. Subject to the limitations and other provisions of the National Bank Act and the regulations promulgated thereunder by the OCC, in any proceeding brought by or in the right of the Bank or its shareholders, the directors or officers of the Bank will not be liable for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s willful misconduct or knowing violation of the criminal law or any federal or state securities law.

Indemnification

Holding Company. The Articles of Incorporation of the Holding Company provide that to the fullest extent permitted by the VSCA and any other applicable law, the Holding Company is required to indemnify a director or officer of the Holding Company who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of or on behalf of the Holding Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Holding Company Board is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer as set forth above.

Bank. The National Bank Act and the regulations promulgated thereunder by the OCC provide that a national bank may indemnify its officers and directors in accordance with the laws of the state in which the main office of the bank is located. The Articles of Association of the Bank provide for the maximum indemnification allowable under the VSCA. The Bank Board is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer as set forth above.

HISTORICAL AND PRO FORMA CAPITALIZATION

The tables below set forth the capitalization of the Bank as of December 31, 2012, and the pro forma capitalization of the Bank and the Holding Company as of such date as adjusted to reflect the consummation of the reorganization.

	Bank	Holding Company
Prior to the Reorganization (1)
Number of Shares of Capital Stock Authorized:
Common Stock	10,000,000	10,000,000
Preferred Stock	2,000,000	2,000,000
Issued and Outstanding:
Common Stock	2,690,220	100
Preferred Stock	—	—
Shareholders’ Equity:
Common Stock	$6,724,113	$250
Preferred Stock	—	—
Capital Surplus	27,809,214	—
Retained Earnings	18,254,198	—
Accumulated Other Comprehensive Income	1,152,710	—

Total Equity Capital	$53,939,149	$250

	Bank	Consolidated Holding Company
After the Reorganization (2)
Number of Shares of Capital Stock Authorized:
Common Stock	10,000,000	10,000,000
Preferred Stock	2,000,000	2,000,000
Issued and Outstanding:
Common Stock	2,690,220	2,690,220
Preferred Stock	—	—
Shareholders’ Equity:
Common Stock	$6,724,113	$6,724,113
Preferred Stock	—	—
Paid-in Surplus	27,809,214	27,809,214
Retained Earnings	18,254,198	18,254,198
Accumulated Other Comprehensive Income	1,152,710	1,152,710

Total Equity Capital	$53,939,149	$53,939,149

(1)	In order to capitalize the Holding Company, the Bank purchased 100 shares of Holding Company common stock at $2.50 per share. These shares will be canceled upon consummation of the reorganization.
(2)	On the effective date of the reorganization, each of the issued and outstanding shares of Bank common stock ($2.50 par value) will be converted into and become one share of Holding Company common stock ($2.50 par value), and the shareholders of the Bank will thereupon become shareholders of the Holding Company (subject to the exercise of dissenters’ rights). The Holding Company will then own all of the outstanding shares of Bank common stock. Expenses of forming the Holding Company have not been included.

VIRGINIA NATIONAL BANKSHARES CORPORATION

The Holding Company’s Business

Virginia National Bankshares Corporation was incorporated under the laws of Virginia on February 21, 2013 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the outstanding shares of Bank common stock. In early May 2013, the Holding Company expects to file an application with the Federal Reserve for prior approval to become a bank holding company and to acquire the outstanding stock of the Bank. The Holding Company has not yet engaged in business activity, and there are no current plans to engage in any activities other than acting as a holding company of the Bank.

The Holding Company owns no properties and therefore, as necessary, will use the Bank’s existing premises, facilities and personnel. The Holding Company’s needs in this regard are expected to be minimal, and the Holding Company will reimburse the Bank for such expenses. The Holding Company’s offices will be located in the Bank’s offices at 404 People Place, Charlottesville 22911, and its telephone number will be the same as that of the Bank: (434) 817-8621. The Holding Company does not, therefore, contemplate any substantial expenditures for equipment, office space, or additional personnel prior to consummation of the reorganization or for the foreseeable future.

The Holding Company is not a party to any pending legal proceedings before any court, administrative agency or other tribunal. Further, the Holding Company is not aware of any material litigation which is threatened against it or the Bank in any court, administrative agency or other tribunal.

Description of Holding Company Capital Stock

Shareholders of the Holding Company after the reorganization will be entitled to one vote per share on all matters submitted to shareholders. Shareholders will not possess cumulative voting rights with respect to the election of directors nor preemptive rights for the purchase of additional shares. Shareholders of the Holding Company will be entitled to receive such dividends as may be declared by the Board of Directors of the Holding Company and, in the event of liquidation or dissolution, to receive the net assets of the Holding Company in proportion to their respective holdings, subject to the preferences of preferred stock, if applicable.

The Holding Company will be authorized to issue 10,000,000 shares of common stock, par value $2.50 per share. The shares of Holding Company common stock issued upon the consummation of the reorganization will be fully paid and non-assessable when issued.

The Holding Company will also be authorized to issue 2,000,000 shares of preferred stock, par value $2.50 per share. The Board of Directors of the Holding Company is authorized pursuant to the Articles of Incorporation of the Holding Company (see Appendix B attached hereto) to assign preferences, rights and limitations to the shares of preferred stock when they are issued. This authority gives the Holding Company’s Board of Directors flexibility in the structuring and financing of acquisitions and other financial activities. The Holding Company will also be able to use the preferred stock to help deter hostile takeover attempts by assigning certain rights and preferences to the preferred stock that will make it more difficult for a third party to gain control of the Holding Company.

There are currently no plans nor do the Boards of Directors of the Holding Company or the Bank anticipate any need in the foreseeable future to issue shares of preferred stock of the Holding Company following the reorganization.

See “Comparison of the Rights of Shareholders” on page 17 for a discussion of the material differences between the rights and privileges of the shareholders of the Holding Company and the Bank.

VIRGINIA NATIONAL BANK

The Bank’s Business

Virginia National Bank was organized under federal law as a national banking association to engage in general commercial and retail banking business. The Bank received its charter from the Office of the Comptroller of the Currency and commenced operations on July 29, 1998. The Bank’s deposits are insured to the maximum amount provided by the Federal Deposit Insurance Act (“FDIA”) by the FDIC. The Bank is subject to the supervision, examination and regulation of the OCC.

The Bank emphasizes serving the needs of owner-operated businesses, professional concerns and individuals in the Charlottesville/Albemarle County, the Orange County, and the Winchester market areas of Virginia. The Bank offers a full range of banking and related financial services, including checking accounts, NOW accounts, money market deposit accounts, certificates of deposit, individual retirement accounts and other depository services. The Bank actively solicits such accounts from individuals, businesses, associations and other organizations within its market areas. The Bank also offers short-to-long term commercial, real estate and consumer loans. The Bank is committed to providing its customers with banking services comparable to those that larger regional and nationwide banks generally reserve for their larger clients. Such services include being a reliable and consistent source of credit, with loans that are priced based upon an overall banking relationship, easy access to the Bank’s local decision makers who possess strong local market knowledge, local delivery, fast response, and continuity in the banking relationship.

Other services offered by Virginia National Bank include automated teller machines, Internet banking, safe deposit boxes, merchant card services, cash management services and direct deposit of payroll and federal recurring payments. In addition, the Bank is affiliated with Visa®, which is accepted worldwide and offers debit cards to consumer and business customers.

In October 2012, the Bank started offering annuity, insurance and brokerage services to the public at its banking offices under the title of VNB Investment Strategies. The Bank entered into an agreement with LPL Financial LLC, which provides broker/dealer and advisory services through registered representatives. The goal of the program is to offer customers additional opportunities to access additional financial products and services beyond the traditional banking products.

In January 2000, the Bank received regulatory approval from the OCC to open a trust department which began operations in the first quarter of 2000. On May 18, 2007, the OCC granted approval of the Bank’s application to establish a new national trust bank with the title VNBTrust, National Association (“VNBTrust”), which is now operating as a wholly-owned subsidiary of the Bank. Additionally, the OCC approved the Bank’s application for VNBTrust to create a wholly-owned operating subsidiary, VNB Investment Management Company, LLC, a Delaware limited liability corporation, which has approval to organize and manage two private investment funds. One fund, known as Swift Run Capital, is in operation. In January 2010, VNB Investment Management Company, LLC changed its name to Swift Run Capital Management, LLC.

Other information about the Bank is provided in the Bank’s Annual Report on Form 10-K for the year ended December31, 2012, which accompanies this proxy statement/prospectus as Appendix F and is incorporated by reference herein.

Description of Bank Capital Stock

The capital stock of the Bank consists of (i) 10,000,000 shares common stock, par value $2.50 per share, authorized, with 2,690,220 shares issued and outstanding as of April 24, 2013, the record date, and (ii) 2,000,000 shares of preferred stock, par value $2.50 per share, authorized, with no shares of preferred stock issued and outstanding as of the record date. The outstanding shares of Bank common stock are fully paid and non-assessable. The Bank’s Board is authorized to assign preferences, rights and limitations to the shares of preferred stock when they are issued. The Bank does not have any plans to, or anticipate any need in the foreseeable future to, issues shares of preferred stock.

See “Comparison of the Rights of Shareholders” beginning on page 17 for a discussion of the material differences between the rights and privileges of the shareholders of the Holding Company and the Bank.

SUPERVISION AND REGULATION

Set forth below is a brief description of certain laws and regulations which relate to the regulation of the Holding Company and the Bank in a post-reorganization regulatory environment. The discussion addresses certain laws pertaining to bank holding companies and national banks. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

Proposals to change the laws and regulations governing the banking industry are frequently raised in the U.S. Congress, in state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on the Holding Company and the Bank are impossible to determine with any certainty. A change in applicable laws or regulations, or a change in the way such laws or regulations are interpreted by regulatory agencies or courts, may have a material impact on the business, operations, and earnings of the Holding Company and the Bank.

General

Upon consummation of the reorganization, the Holding Company will be a one-bank holding company registered under the Bank Holding Company Act of 1956 (the “BHCA”), and will be subject to the regulation, examination and supervision of the Federal Reserve. The Holding Company will also be registered under the bank holding company laws of Virginia and will be subject to the supervision, regulation and examination of the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Virginia BFI”).

The Bank will continue to be a national bank after the reorganization and will be subject to oversight and supervision by the OCC, the Federal Reserve and the FDIC. Depository institutions, including the Bank, are subject to extensive federal and state regulations that significantly affect their business and activities. Regulatory bodies have broad authority to implement standards and initiate proceedings designed to prohibit depository institutions from engaging in unsafe and unsound banking practices. The standards relate generally to operations and management, asset quality, interest rate exposure, and capital. The agencies are authorized to take action against institutions that fail to meet such standards.

Activities Restrictions

As a bank holding company, the Holding Company is limited to managing or controlling banks, furnishing services to or performing services for its subsidiaries, and engaging in other activities that the Federal Reserve determines by regulation or order to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits include greater convenience, increased competition and gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any activity or to terminate ownership or control of any subsidiary when the Federal Reserve has reasonable cause to believe that a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company may result from such an activity.

Under the Gramm-Leach-Bliley Act, a bank holding company may elect to become a financial holding company and thereby engage in a broader range of financial and other activities than are permissible for traditional bank holding companies. The Gramm-Leach-Bliley Act identifies several activities as “financial in nature,” including insurance underwriting and sales, investment advisory services, merchant banking and underwriting, and dealing or making a market in securities. The Holding Company has not elected to become a financial holding company, and has no plans to become a financial holding company.

Branching

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Interstate Banking Act”), generally permits well capitalized bank holding companies to acquire banks in any state, and preempts all state laws restricting the ownership by a bank holding company of banks in more than one state. The Interstate Banking Act also permits a bank to merge with an out-of-state bank and convert any offices into branches of the resulting bank if both states have not opted out of interstate branching; and permits a bank to acquire branches from an out-of-state bank if the law of the state where the branches are located permits the interstate branch acquisition. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), a bank holding company or bank must be well capitalized and well managed to engage in an interstate acquisition. Bank holding companies and banks are required to obtain prior Federal Reserve approval to acquire more than 5% of a class of voting securities, or substantially all of the assets, of a bank holding company, bank or savings association. The Interstate Banking Act and the Dodd-Frank Act permit banks to establish and operate de novo interstate branches to the same extent a bank chartered by the host state may establish branches.

Limitations on Transactions with Affiliates

Pursuant to Sections 23A and 23B of the Federal Reserve Act and Regulation W, the authority of the Bank to engage in transactions with related parties or “affiliates” or to make loans to insiders is limited. Loan transactions with an affiliate generally must be collateralized and certain transactions between the Bank and its affiliates, including the sale of assets, the payment of money or the provision of services, must be on terms and conditions that are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable nonaffiliated transactions. In addition, the Bank generally may not purchase securities issued or underwritten by affiliates.

Loans to executive officers, directors or to any person who directly or indirectly, or acting through or in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of a bank, are subject to Sections 22(g) and 22(h) of the Federal Reserve Act and their corresponding regulations (Regulation O) and Section 13(k) of the Exchange relating to the prohibition on personal loans to executives (which exempts financial institutions in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act). Among other things, these loans must be made on terms substantially the same as those prevailing on transactions made to unaffiliated individuals and certain extensions of credit to those persons must be approved in advance by a majority of the institutions’ disinterested directors. Section 22(h) of the Federal Reserve Act prohibits loans to any of those individuals where the aggregate amount exceeds an amount equal to 15% of an institution’s unimpaired capital and surplus plus an additional 10% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral, or when the aggregate amount on all of the extensions of credit outstanding to all of these persons would exceed the Bank’s unimpaired capital and unimpaired surplus. Section 22(g) of the Federal Reserve Act identifies limited circumstances in which the Bank is permitted to extend credit to executive officers.

Restrictions on Acquisitions; Changes in Control

The BHCA requires, among other things, the prior approval of the Federal Reserve in any case where a bank holding company proposes to (i) acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of any bank or bank holding company (unless it already owns a majority of such voting shares), (ii) acquire all or substantially all of the assets of another bank or bank holding company, or (iii) merge or consolidate with any other bank holding company. In determining whether to approve a proposed bank acquisition, the Federal Reserve will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution’s performance under the Community Reinvestment Act of 1977 (the “CRA”).

Subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with the applicable regulations, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring “control” of a bank or bank holding company. A conclusive presumption of control exists if an individual or company acquires the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of any insured depository institution. A rebuttable presumption of control exists if a person or company acquires 10% or more but less than 25% of any class of voting securities of an insured depository institution and either the institution has registered securities under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the acquisition. The Holding Company’s common stock will be registered under Section 12 of the Exchange Act.

In addition, Virginia law requires the prior approval of the Virginia BFI for (i) the acquisition of more than 5% of the voting shares of a Virginia bank or any holding company that controls a Virginia bank, or (ii) the acquisition by a Virginia bank holding company of a bank or its holding company domiciled outside Virginia.

Regulatory Reform

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act significantly restructures the financial regulatory regime in the United States and has a broad impact on the financial services industry. While some rulemaking under the Dodd-Frank Act has occurred, many of the provisions require study or rulemaking by federal agencies, a process which will take years to implement fully.

Among other things, the Dodd-Frank Act provides for new capital standards that eliminate the treatment of trust preferred securities as Tier 1 capital. Existing trust preferred securities are grandfathered for banking entities with less than $15 billion of assets, such as the Bank. The Dodd-Frank Act permanently raises deposit insurance levels to $250,000, and until December 31, 2012 provided unlimited deposit insurance coverage for transaction accounts. Pursuant to modifications under the Dodd-Frank Act, deposit insurance assessments will be calculated based on an insured depository institution’s assets rather than its insured deposits and the minimum reserve ratio of the FDIC’s Deposit Insurance Fund is to be raised to 1.35%. The payment of interest on business demand deposit accounts is permitted by the Dodd-Frank Act. Further, the Dodd-Frank Act bars banking organizations, such as the Holding Company and the Bank, from engaging in proprietary trading and from sponsoring and investing in hedge funds and private equity funds, except as permitted under certain limited circumstances.

The Dodd-Frank Act established the Bureau of Consumer Financial Protection (“CFPB”) as an independent bureau of the Federal Reserve. The CFPB has the exclusive authority to prescribe rules governing the provision of consumer financial products and services, which in the case of the Bank will be enforced by the OCC. The Dodd-Frank Act also provides that debit card interchange fees must be reasonable and proportional to the cost incurred by the card issuer with respect to the transaction. This provision is known as the “Durbin Amendment.” In June 2011, the Federal Reserve adopted regulations setting the maximum permissible interchange fee as the sum of 21 cents per transaction and five basis points multiplied by the value of the transaction, with an additional adjustment of up to one cent per transaction if the card issuer implements certain fraud-prevention standards. The interchange fee restriction only applies to financial institutions with assets of $10 billion or more and therefore currently has no effect on the Bank.

The Dodd-Frank Act enhances the requirements for certain transactions with affiliates under Sections 23A and 23B of the Federal Reserve Act, including an expansion of the definition of “covered transactions” and an increase in the amount of time for which collateral requirements regarding covered transactions must be maintained. These requirements became effective on July 21, 2011. The Dodd-Frank Act also provides that the appropriate federal regulators must establish standards prohibiting as an unsafe and unsound practice any compensation plan of a bank holding company or other “covered financial institution” that provides an insider or other employee with “excessive compensation” or compensation that gives rise to excessive risk or could lead to a material financial loss to such firm. In June 2010, prior to the Dodd-Frank Act, the bank regulatory agencies promulgated the Interagency Guidance on Sound Incentive Compensation Policies, which requires that financial institutions establish metrics for measuring the impact of activities to achieve incentive compensation with the related risk to the financial institution of such behavior.

The Dodd-Frank Act also strengthens the existing limits on a depository institution’s credit exposure to one borrower. Current banking laws limit a depository institution’s ability to extend credit to one person (or group of related persons) in an amount exceeding certain thresholds.

Although a significant number of the rules and regulations mandated by the Dodd-Frank Act have been finalized, many of the new requirements have yet to be implemented and will likely be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies, the full extent of the impact such requirements will have on the operations of the Holding Company and the Bank is unclear. The changes resulting from the Dodd-Frank Act may affect the profitability of business activities, require changes to certain business practices, impose more stringent capital requirements, liquidity and leverage ratio requirements, or otherwise adversely affect the business of the Holding Company and the Bank. These changes may also require the Holding Company to invest significant management attention and resources to evaluate and make necessary changes to comply with new statutory and regulatory requirements.

Capital Requirements

The Federal Reserve, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to all banks and bank holding companies. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, the Bank is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%. At least half of the total capital is required to be “Tier 1 capital,” which consists principally of common and certain qualifying preferred shareholders’ equity (including trust preferred securities), less certain intangibles and other adjustments. The remainder (“Tier 2 capital”) consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. Under regulations established by the federal banking agencies, a “well capitalized” institution must have a Tier 1 capital ratio of at least 6%, and a total capital ratio of at least 10%, and not be subject to a capital directive order. An “adequately capitalized” institution must have a Tier 1 capital ratio of a least 4%, and a total capital ratio of at least 8%. The Tier 1 and total capital to risk-weighted asset ratios of the Bank were 15.27% and 16.21%, respectively, as of December 31, 2012, thus exceeding the minimum requirements and the requirements to be considered a “well capitalized” institution.

Each of the federal regulatory agencies has established a minimum leverage capital ratio of Tier 1 capital to average adjusted assets (“Tier 1 leverage ratio”). These guidelines provide for a minimum Tier 1 leverage ratio of 4% for banks and bank holding companies that meet certain specified criteria, including having the highest regulatory examination rating and are not contemplating significant growth or expansion. The Tier 1 leverage ratio of the Bank as of December 31, 2012 was 10.87%, which is above the minimum requirements. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets.

On June 7, 2012, the Federal Reserve and the other federal bank regulatory agencies issued a series of proposed rules that would revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets. The proposed rules implement the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The proposed rules would, among other things, establish a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets) and a higher minimum Tier 1 risk-based capital requirement (6% of risk-weighted assets), and assign higher risk weightings to loans that are more than 90 days past due, loans that are on nonaccrual status and certain loans financing the acquisition, development or construction of commercial real estate. The proposed rules would also require unrealized gains and losses on certain securities holdings to be included for purposes of calculating regulatory capital requirements, and would limit a financial institution’s capital distributions and certain discretionary bonus payments if the institution does not hold a “capital conservation buffer” consisting of a specified amount of common equity Tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements.

The federal bank regulatory agencies initially indicated that these proposed rules would be phased-in beginning January 1, 2013 with full compliance required by January 1, 2019. However, due to the volume of public comments received, the agencies elected not to begin implementing the rules on January 1, 2013 and have provided no further guidance on a new effective date. Management believes that, as of December 31, 2012, the Bank would meet all capital adequacy requirements under the proposed rules if such requirements were currently effective. The regulations ultimately implemented may be substantially different from the proposed rules issued in June 2012. Management will continue to monitor these and any future proposals submitted by our regulators.

Limits on Dividends and Other Payments

The Holding Company’s principal source of cash flow, including cash flow to pay dividends to its shareholders, will be dividends it receives from the Bank. Statutory and regulatory limitations apply to the Bank’s payment of dividends to the Holding Company. As a general rule, the amount of a dividend may not exceed, without prior regulatory approval, the sum of net income in the calendar year to date and the retained net earnings of the immediately preceding two calendar years. A depository institution may not pay any dividend if payment would cause the institution to become “undercapitalized” or if it already is “undercapitalized.” The OCC may prevent the payment of a dividend if it determines that the payment would be an unsafe and unsound banking practice. The OCC also has advised that a national bank should generally pay dividends only out of current operating earnings.

FDIC Deposit Insurance

The FDIC utilizes a risk-based assessment system that imposes insurance premiums based upon a risk matrix that, as described below, takes into account, among other things, a bank’s capital level and supervisory rating (its “CAMELS rating”). Substantially all of the deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund (“DIF”) of the FDIC and are subject to deposit insurance assessments to maintain the DIF. Deposit insurance assessments previously were based on deposit account balances; one of the major changes was to change the base of deposit insurance assessments to the average consolidated total assets during the assessment period less average tangible equity capital.

Deposit insurance assessments are based on average total assets minus average tangible equity. The initial base assessment rate ranges from 5 to 35 basis points on an annualized basis. After the effect of potential base-rate adjustments, the total base assessment rate could range from 2.5 to 45 basis points on an annualized basis. As the DIF reserve ratio grows, the rate schedule will be adjusted downward. Additionally, an institution must pay an additional premium equal to 50 basis points on every dollar (above 3% of an institution’s Tier 1 capital) of long-term, unsecured debt held that was issued by another insured depository institution (excluding debt guaranteed under the Temporary Liquidity Guarantee Program). Any increase in insurance assessments could have a negative impact on the earnings of insured institutions, including the Bank. The Bank paid a deposit insurance premium in 2012 amounting to approximately $297,000.

Virginia National Bank is designated as an established small insured depository institution. Small banks (those with less than $10 billion in assets) are divided into four risk categories based on their confidential composite CAMELS rating and level of capital. A Risk Category I bank represents lower risk to the insurance system, while a Risk Category IV bank represents higher risk. Because of its confidential composite CAMELS rating and capital levels, Virginia National Bank is designated as a Risk Category I bank. Small banks in Risk Category I are evaluated, and their premiums are set, based on a combination of financial ratios and supervisory ratings. The financial ratios are as follows:

•	Tier 1 leverage ratio;

•	Loans past due 30 to 89 days, as a percentage of gross assets;

•	Nonperforming assets, as a percentage of gross assets;

•	Net loan charge-offs, as a percentage of gross assets; and

•	Net income before taxes, as a percentage of risk-weighted assets.

Supervisory ratings will also be taken into account using a weighted average of an institution’s confidential CAMELS component ratings.

In addition, the Bank is required to make payments for the servicing of obligations of the Financing Corporation (“FICO”) issued in connection with the resolution of savings and loan associations, so long as such obligations remain outstanding. The Bank paid a FICO assessment in 2012 amounting to approximately $28,000. The FICO annualized assessment rate for the first quarter of 2013 is $0.64 cents per $100 of deposits.

On November 17, 2009, the FDIC implemented a final rule requiring insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Such prepaid assessments were collected by the FDIC on December 30, 2009, along with each institution’s quarterly risk-based deposit insurance assessment for the third quarter of 2009. As of December 31, 2012, approximately $629,000 in pre-paid deposit insurance was included in “other assets” in the Bank’s consolidated balance sheet for 2012, which is contained in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2012, which is being furnished with this proxy statement/prospectus as Appendix F.

In October 2010, the FDIC adopted a new DIF restoration plan to ensure that the fund reserve ratio reaches 1.35% by September 30, 2020, as required by the Dodd-Frank Act. At least semi-annually, the FDIC will update its loss and income projections for the fund and, if needed, will increase or decrease assessment rates, following notice-and-comment rulemaking if required.

In November 2010, the FDIC issued a final rule to implement provisions of the Dodd-Frank Act that provide for temporary unlimited coverage for noninterest-bearing transaction accounts. The separate coverage for noninterest-bearing transaction accounts became effective on December 31, 2010 and expired on December 31, 2012.

Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

In its resolution of the problems of an insured depository institution in default or in danger of default, the FDIC is generally required to satisfy its obligations to insured depositors at the least possible cost to the DIF. In addition, the FDIC may not take any action that would have the effect of increasing the losses to the DIF by protecting depositors for more than the insured portion of deposits or creditors other than depositors.

Community Reinvestment and Consumer Protection Laws

In connection with its lending activities, the Bank is subject to a number of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. These include the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the CRA.

The CRA requires the appropriate federal banking agency, in connection with its examination of a bank, to assess the bank’s record in meeting the credit needs of the communities served by the bank, including low and moderate income neighborhoods. Furthermore, such assessment is also required of banks that have applied, among other things, to merge or consolidate with or acquire the assets or assume the liabilities of an insured depository institution, or to open or relocate a branch. In the case of a bank holding company applying for approval to acquire a bank or bank holding company, the record of each subsidiary bank of the applicant bank holding company is subject to assessment in considering the application. Under the CRA, institutions are assigned a rating of “outstanding,” “satisfactory,” “needs to improve,” or “substantial non-compliance.” The Bank was rated “satisfactory” in its most recent CRA evaluation.

Anti-Money Laundering Legislation

The Bank is subject to the Bank Secrecy Act and other anti-money laundering laws and regulations, including the USA Patriot Act of 2001. Among other things, these laws and regulations require the Bank to take steps to prevent the use of its services for facilitating the flow of illegal or illicit money, to report large currency transactions, and to file suspicious activity reports. The Bank is also required to carry out a comprehensive anti-money laundering compliance program. Violations can result in substantial civil and criminal sanctions. In addition, provisions of the USA Patriot Act require the federal financial institution regulatory agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing bank mergers and bank holding company acquisitions. The Holding Company will also be responsible for compliance with these laws following the reorganization.

International Transactions

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on “U.S. persons” engaging in financial transactions relating to making investments in, or providing investment-related advice or assistance to, a sanctioned country; and (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (for example, property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal, financial and reputational consequences.

Other Safety and Soundness Regulations

There are a number of obligations and restrictions imposed on bank holding companies and their subsidiary banks by law and regulatory policy that are designed to minimize potential loss to the depositors of such depository institutions and the FDIC insurance fund in the event of a depository institution default. For example, under the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), the federal banking agencies possess broad powers to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institution is “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized,” as defined by the law. Management believes, as of December 31, 2012 and 2011, that the Bank met the requirements for being classified as “well capitalized” as described above.

As required by FDICIA, the federal banking agencies also have adopted guidelines prescribing safety and soundness standards relating to, among other things, internal controls and information systems, internal audit systems, loan documentation, credit underwriting, and interest rate exposure. In general, the guidelines require appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. In addition, the agencies adopted regulations that authorize, but do not require, an institution which has been notified that it is not in compliance with safety and soundness standard to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the prompt corrective action provisions described above.

Privacy Legislation

Several recent regulations issued by federal banking agencies also provide new protections against the transfer and use of customer information by financial institutions. A financial institution must provide to its customers information regarding its policies and procedures with respect to the handling of customers’ personal information. Each institution must conduct an internal risk assessment of its ability to protect customer information. These privacy provisions generally prohibit a financial institution from providing a customer’s personal financial information to unaffiliated parties without prior notice and approval from the customer.

Incentive Compensation

In June 2010, the federal banking agencies issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of financial institutions do not undermine the safety and soundness of such institutions by encouraging excessive risk-taking. The Interagency Guidance on Sound Incentive Compensation Policies, which covers all employees that have the ability to materially affect the risk profile of a financial institutions, either individually or as part of a group, is based upon the key principles that a financial institution’s incentive compensation arrangements should (i) provide incentives that do not encourage risk-taking beyond the institution’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the financial institution’s board of directors.

The Federal Reserve will review, as part of the regular, risk-focused examination process, the incentive compensation arrangements of financial institutions, such as the Holding Company, that are not “large, complex banking organizations.” These reviews will be tailored to each financial institution based on the scope and complexity of the institution’s activities and the prevalence of incentive compensation arrangements. The findings of the supervisory initiatives will be included in reports of examination. Deficiencies will be incorporated into the institution’s supervisory ratings, which can affect the institution’s ability to make acquisitions and take other actions. Enforcement actions may be taken against a financial institution if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the institution’s safety and soundness and the financial institution is not taking prompt and effective measures to correct the deficiencies.

PROPOSAL 2 – ELECTION OF DIRECTORS

General

Fourteen directors will be elected at the Annual Meeting to serve until the 2014 Annual Meeting of Shareholders of the Bank and until their successors are elected and qualified. Nominations for election to the Board of Directors may be made by the Board or by any shareholder eligible to vote for the election of directors as set forth below. Shareholders may cumulate their votes in the election of directors. In cumulative voting, the number of votes a shareholder may cast is determined by multiplying the number of shares the shareholder owns by the number of directors to be elected. A shareholder may give one candidate all of such shareholder’s votes, or distribute votes among as many of the nominees as the shareholder deems appropriate. Directors will be elected by a plurality of the votes cast by shares entitled to vote in the election of directors at a meeting at which a quorum is present, which means the 14 directors receiving the highest number of votes will be elected even though such 14 individuals may not receive “for” votes of the majority of the outstanding shares or from a majority of the votes cast.

Nominations for Directors

The Board of Directors has nominated the 14 individuals named below for election to the Board at the Annual Meeting. Each person nominated has consented to being named as a nominee in this proxy statement/prospectus and has indicated that he or she is willing to serve as a director if elected. The persons named in the proxy will vote for the election of the nominees named below unless otherwise indicated. If at the time of the Annual Meeting, any nominee is unable or unwilling to serve, shares represented by proxies will be voted at the discretion of the named proxies for such other person as the Board of Directors may nominate.

Nominations by shareholders shall be made in writing to the President of the Bank and delivered (to 404 People Place, Charlottesville, Virginia 22911) or mailed (to P.O. Box 2853, Charlottesville, Virginia 22902-2853) no less than 14 days nor more than 50 days prior to the Annual Meeting. Any notification of such nomination shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of Bank common stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares of Bank common stock owned by the notifying shareholder. Nominations not made in accordance with these requirements will be disregarded by the chairman of the meeting and the vote tabulators will disregard all votes cast for each such nominee.

At the Annual Meeting, only 14 persons will be elected directors and, if any additional nominations are made by any shareholders in accordance with the procedures above, the 14 persons receiving the greatest number of votes will be elected.

The following table sets forth certain information concerning the persons who have been nominated for election as directors by the Board of Directors.

The Board of Directors of the Bank recommends that shareholders vote “FOR” the election of the nominees set forth below as the Bank’s directors. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” the election of the following nominees.

Name (Age)	Principal Occupation	Director Since
H. K. Benham, III (73)	Retired Attorney	2002(1)
Steven W. Blaine (55)	Partner, LeClairRyan, A Professional Corporation	1998(2)(3)
Nancy L. Brody (58)	Executive Officer, Block & Company, Inc.	2012(3)
Edwin T. Burton, III (70)	Visiting Professor of Economics, University of Virginia	2012(3)(4)
Hunter E. Craig (52)	President, Hunter E. Craig Company	1998(4)
John J. Davies, III (65)	Partner, Davies, Barrell, Will, Lewellyn & Edwards, PLC	2012(4)(5)
William D. Dittmar, Jr. (60)	President and Chief Executive Officer, Enterprise Holdings, Inc.	1998(1)(2)(4)
Janet L. Dorman (56)	Independent Contractor in new venture development	1998(1)(5)
James T. Holland (72)	Retired President and Chief Executive Officer of O’Sullivan Corporation	(6)
William Bolling Izard, Jr. (56)	Vice President, James A. Scott & Son, Incorporated t/a Scott Risk Capital & Scott Insurance	2012(2)
Susan King Payne (64)	President, Payne, Ross & Associates	1998(3)
Glenn W. Rust (57)	President and Chief Executive Officer, Virginia National Bank	2006(4)(5)
Gregory L. Wells (56)	Chief Executive Officer, ACAC Fitness & Wellness Centers	2012(2)
Bryan D. Wright (60)	Partner, Williams Mullen	2012(1)(5)

(1)	Currently a member of the Corporate Governance Committee.
(2)	Currently a member of the Audit and Compliance Committee.
(3)	Currently a member of the Compensation Committee.
(4)	Currently a member of the Asset/Liability Management Committee.
(5)	Currently a member of the Community Committee.
(6)	Mr. Holland is a first-time director nominee of the Bank.

The following biographies of the nominees standing for election contain information regarding the person’s business experience, public company director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and/or skills that caused the Board of Directors to determine that the person should serve as a director of the Bank. Unless otherwise noted, the person has held their current position for at least five years. All nominees also serve on the board of directors of VNBTrust.

H. K. Benham, III, before retiring, practiced law for 48 years with the firm of Harrison and Johnston in Winchester, Virginia, specializing in corporate, tax, trust and real estate law. Mr. Benham has been a managing partner in Page-Brooke Land Trust, a residential and commercial development and investment company; since 1973 and a major owner and director of Plasticard-Locktech International, a gift card and hotel key card company, since 2006. He is past chairman of a number of local community organizations. He received a B.A. degree in 1961 and a J.D. degree in 1964 from the University of Virginia. Mr. Benham has extensive experience with bank trust departments, both personally, as trustee, and as legal counsel for clients. In addition to his legal expertise, Mr. Benham’s knowledge of the Winchester marketplace is critical to the Bank’s success in this region of Virginia.

Steven W. Blaine is a partner in the Charlottesville, Virginia office of the law firm of LeClairRyan, A Professional Corporation, primarily practicing in business and real estate law. Prior to joining LeClairRyan in 1999 and for more than five years, Mr. Blaine was a partner in the Charlottesville office of McGuireWoods LLP. He has served on the board of directors of the Charlottesville/Albemarle Chamber of Commerce; as a governor of the Real Property Section of the Virginia State Bar; and was, until July 2007, a commissioner on the Charlottesville Housing and Redevelopment Authority. He is currently serving on the board of the Jefferson School Preservation Corporation. Mr. Blaine received a B.A. degree in Economics from the University of Virginia in 1979 and a J.D. degree from the College of William & Mary in 1983. As a practicing attorney, Mr. Blaine provides 28 years of experience as a corporate and transactional attorney. In addition, he provides valuable insight into the local real estate economy, and brings his legal perspective to bear in matters coming before the Bank’s Audit and Compliance Committee.

Nancy L. Brody is a director, executive officer and corporate secretary (since 1985) of Block and Company, Inc., in Wheeling, Illinois, which manufactures and distributes office supplies, including supplies for banks, and served as general counsel of that company from 1985 to 2004. Ms. Brody is also a director and corporate secretary (since 1988) of Health Data Services, Inc., in Charlottesville Virginia, which provides practice management services to health care providers. Ms. Brody practiced law in Indiana, Pennsylvania from 1980 to 1988. She was a member of the House of Delegates of the American Bar Association (1986-1987) and a member of the Board of Governors of the Pennsylvania Bar Association (1984-1987). Ms. Brody is a charter member of the Advisory Board for the University of Virginia’s Fralin Museum of Art. She is a member and a past president of The Charlottesville Garden Club. Ms. Brody has previously served on the board of directors of several other local civic organizations. Ms. Brody received a B.A. degree from University of Michigan in 1975 and a J.D. degree from Loyola University of Chicago in 1979. Ms. Brody has executive management experience and entrepreneurial experience, as well as knowledge of the business and philanthropic community in Charlottesville.

Edwin T. Burton, III is a Visiting Professor of Economics at the University of Virginia. Mr. Burton also served as a director of the Bank from its formation in 1998 until 2004 and served as chairman of the Board’s Compensation Committee during that time. Mr. Burton has been a trustee of the Commonwealth of Virginia Retirement System since 2004, as well as from 1994 to 2001, serving as a member of its administrative and personnel committee since 2010, and was the chairman of that board of trustees from 1997 until 2001. Mr. Burton currently serves as a director of S L Green, a publicly traded real estate investment trust, and as chairman of its audit committee; as a director of Chase Investment Counsel Corporation; and as consulting economist to the Danville Regional Authority Foundation Board. Mr. Burton was senior vice president & managing director with the former Interstate Johnson Lane (where he also served as director) from 1994 to 1995 and was president of Rothschild Financial Services, Inc. from 1988 to 1994. Mr. Burton has served on a variety of other boards, foundations and committees; has been a consulting economist to SNL Securities, the Laborers National Pension Fund Board, and Burning Daylight Management Fund; and has been a consultant to the American Stock Exchange. Mr. Burton received B.A. and M.A. degrees in Economics from Rice University in 1964 and 1965, respectively, and a Ph.D. degree in Economics from Northwestern University in 1971. He has also taught finance courses for more than 30 years at the University of Virginia and Cornell University. In addition to his ability to provide valuable insight into financial and economic matters, Mr. Burton has extensive experience serving on boards, and various board committees, and advising a variety of businesses and other organizations.

Hunter E. Craig is president of Hunter E. Craig Company, a residential, commercial and industrial property investment company. Since 1991, Mr. Craig has been a principal real estate broker with Georgetown Real Estate. Mr. Craig is a current member of the Board of Visitors of the University of Virginia. He has served on the board of directors of the Hovey S. Dabney Foundation for Elders. He was a member of the board of directors of Virginia Blood Services from 2002 until 2005. Mr. Craig served as a member of the board of directors of RF&P Corporation, a real estate company, from 1994 to 1996. In addition, Mr. Craig served on the board of directors of the University of Virginia Foundation from 1995 to 2003. He was a member of the Commonwealth of Virginia State Water Control Board from 1995 to 2003, and served as its chairman from 2001 to 2003. He formerly served as vice chairman of the Virginia Retirement System Investment Advisory Committee. Mr. Craig is involved in various additional business activities and civic organizations in the Charlottesville area. Mr. Craig received a B.A. degree in Economics from Hampden-Sydney College in 1984. As a lifelong resident of Charlottesville and a co-founder of the Bank, Mr. Craig provides a deep knowledge of local business conditions and has extensive community contacts.

John J. Davies, III is a partner in the law firm of Davies, Barrell, Will, Lewellyn & Edwards, PLC in Culpeper, Virginia, specializing in zoning, land use, business, estate planning, probate, criminal and elder law. Mr. Davies served as a Delegate of the Virginia General Assembly from 1992 to 2000 and has previously served as a Special Justice, a state appointed attorney for the former Culpeper Correctional Unit and an attorney for Virginia Department of Transportation. Mr. Davies’ government experience also includes serving on the Commonwealth Transportation Board, the Joint Commission on Healthcare, the Criminal Justice Services Board, the District Courts Committee, the Virginia Crime Commission, the Virginia VASAP Advisory Board (as chairman), the Conservation and Historic Resources Board (now the Conservation and Recreation Board), the Virginia Purchases and Supply Board and the Culpeper Parking Authority (as chairman). Mr. Davies served on the board of directors for Second Bank & Trust from 2000 to 2010, including serving on its executive committee and as chairman of its marketing committee. He has served on a host of civic, community, educational and other boards, committees or organizations during his career, including Culpeper Renaissance, Inc.; Bluemont, The Cultural Spirit of Our Communities Board; Virginians For The Arts; Germanna Community College Education Foundation Board; Culpeper County Chamber of Commerce Board and Business Development Committee; and Randolph-Macon College Alumni Board. Mr. Davies received a B.A. from Randolph-Macon College in 1969 and a J.D. from T.C. Williams School of Law at the University of Richmond in 1973. In addition to his legal and governmental expertise, Mr. Davies is a recognized leader in his community and has experience serving on the board and committees of a community bank.

William D. Dittmar, Jr. serves as the non-executive Chairman of the Board of Virginia National Bank and of its wholly-owned subsidiary, VNBTrust, N.A. Mr. Dittmar is the president and chief executive officer of Enterprise Holdings, Inc., the parent company for various real estate and commercial property subsidiaries. Additionally, he is the sole member of Enterprise Properties, LLC; OMD, LLC; 401 East Market Street, LLC; Pantops Park, LLC; and BHE, LLC; all of which own and develop commercial properties in central Virginia. He graduated from Catholic University in 1974; pursued a graduate degree at the University of Virginia (1975-1978); and qualified for the Virginia Bar in 1986. Mr. Dittmar is the Bank’s “audit committee financial expert;” has an extensive business background as a corporate executive, real estate executive and project manager; and is well-versed in economic issues.

Janet L. Dorman is an independent contractor in new venture development. Most recently, Ms. Dorman was chief executive officer of Teachstone Training, LLC (2009 to 2012). Ms. Dorman was a management consultant, providing facilitation, strategic and operational planning services from 2003 to 2009. Previously, she held management positions with the University of Virginia Health Services Foundation and Cornell University. Ms. Dorman has also served on local education boards. Ms. Dorman earned a B.A. degree in Psychology from the University of Delaware and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Ms. Dorman’s specific area of expertise is the ability to facilitate strategic discussions at the board level.

James T. Holland, a consultant, author and civic volunteer, was the president, chief executive officer and a director of O’Sullivan Corporation, a manufacturing company based in Winchester, Virginia, prior to his retirement in 1999. He has served as a director of VNBTrust since the organizational board was formed in 2006. He also serves as chairman of the Bank’s Winchester Advisory Board and as chairman of Valley Health Systems. Mr. Holland is a director of the Museum of the Shenandoah Valley and a co-operating trustee of the Glass-Glen Burnie Foundation. He is also a former chairman and director of the Virginia Business Council and the Virginia Foundation for Economic Education, and is a former trustee of the Virginia Foundation for Independent Colleges. He previously served on other bank regional and advisory boards. Mr. Holland is the author of “Moneybags”, a mystery-thriller. He received a B.A. from the University of Virginia in 1962, earned an M.B.A. from American University in 1969, and was awarded an Honorary Doctor of Humane Letters in 1996 by Marymount University. Mr. Holland has executive management and board experience, including prior service on bank boards, and is a civic leader in the Winchester community.

William Bolling Izard, Jr. is a vice president and director of James A. Scott & Son, Incorporated, a corporate risk advisory and insurance business which includes Scott Insurance and Scott Risk Capital, in Charlottesville, Virginia. He also serves as a director of James River Insurance Limited in Bermuda. Mr. Izard received a B.A. in History in 1979 from the University of Virginia. Having worked in the corporate insurance business for almost 34 years, Mr. Izard has experience advising companies on operational and financial risks.

Susan King Payne is president of Payne, Ross & Associates Advertising, Inc., a marketing, public relations and advertising firm located in Charlottesville, Virginia. She has been an owner of this firm for more than five years. Ms. Payne currently serves on the boards of Virginia Tourism Corporation, the Charlottesville/Albemarle Community Foundation and the Charlottesville Free Clinic. Ms. Payne received a B.A. degree from Endicott College in 1968. With an extensive understanding of the markets and communities served by the Bank, Ms. Payne provides marketing and public relations knowledge to the Bank’s Board, better enabling the Bank to communicate with existing customers, reach new customers and expand the Bank’s brand.

Glenn W. Rust is Chief Executive Officer and President of Virginia National Bank. He joined the Bank in November 2006. From 1996 to 2006, he served as an executive vice president of Sterling Bank, a financial institution based in Houston, Texas, and was a member of its board of directors. Mr. Rust was chief operations officer at Sterling Bank from 2002 to 2006, with responsibility for revenue departments such as retail banking and treasury management. From 1996 to 2002, he served as chief information officer for Sterling Bank. He also served as president of the Bankruptcy Trustee Division of Sterling Bank. Mr. Rust serves on the board of directors and various committees for the Boys & Girls Clubs of Central Virginia, Center for Nonprofit Excellence, Hospice of the Piedmont, the Charlottesville-Albemarle SPCA, and ParadeRest. He also provides advice and strategic counsel to other local charitable and business organizations, including Building Goodness Foundation and Bank On Charlottesville. Mr. Rust brings wide-ranging executive bank management experience to the Bank and expertise in successfully managing growth opportunities.

Gregory L. Wells is chief executive officer of ACAC Fitness and Wellness Centers, which has centers in Charlottesville and Richmond, Virginia and in West Chester, Pennsylvania. Prior to joining ACAC in 2006, he was the chief executive officer and an owner of Mailing Services of Virginia in Charlottesville from 1994 to 2005. Mr. Wells held management positions with the former Centel Corporation in Charlottesville from 1980 to 1994, including acting regional president for Virginia/North Carolina telephone operations. Mr. Wells has served on the board of directors for the University of Virginia Hospital Advisory Board, the Charlottesville Virginia Student Aid Foundation and the Charlottesville Children’s Discovery Museum. He currently serves on the Farmington Country Club board and previously served on its finance committee. Mr. Wells received a B.S. in Business Administration in 1978 and an M.B.A. in 1979 from the University of Nebraska. Mr. Wells has experience in leading companies of various sizes, including responsibilities for finance, strategic planning, operations, business development, marketing and human resources.

Bryan D. Wright is a partner in the Charlottesville, Virginia office of the law firm of Williams Mullen, where he serves as corporate, intellectual property and litigation counsel to entrepreneurs, businesses and public institutions. Active in civic and community affairs, Mr. Wright has been appointed by the City Council to the Charlottesville Economic Development Authority, serving as chairman in 2010. He is a past president of the Charlottesville Rotary Club and currently serves on the board of directors for The Entrepreneurial Village, a community centered non-profit organization. Mr. Wright is a director and chairman of Piedmont Virginia Community College’s Education Foundation for 2013 and is a director of Piedmont Council for the Arts, both serving the people of central Virginia. Mr. Wright received a B.A. degree from Trinity University in 1974 and a J.D. from St. Mary’s University School of Law in 1976. A frequent speaker on business and litigation law matters, Mr. Wright’s legal experience provides him with valuable insight on business and risk management issues.

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE

TO APPROVE EXECUTIVE COMPENSATION

Shareholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers pursuant to requirements of the Dodd-Frank Act and rules of the SEC. The named executive officers of the Bank are set forth in the “Executive Compensation” section of this proxy statement/prospectus. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program, which is outlined in the “Executive Compensation” section starting on page 40. Accordingly, shareholders of the Bank are being asked to approve the following resolution:

“RESOLVED, that the Bank’s shareholders approve, on an advisory basis, the compensation of the Bank’s named executive officers as disclosed in the Executive Compensation section of this proxy statement/prospectus.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

The Bank believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that shareholders vote “FOR” approval of the named executive officers’ compensation. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” approval of the proposal.

PROPOSAL 4 – ADVISORY (NON-BINDING) VOTE TO APPROVE THE

FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholders are also being given the opportunity to vote on an advisory (non-binding) resolution to approve how often the advisory vote on executive compensation will be held, also pursuant to the requirements of the Dodd-Frank Act and rules of the SEC. This proposal is commonly referred to as “say when on pay.” Shareholders have the following choices regarding how often to hold the say on pay vote: every “One Year,” “Two Years,” or “Three Years.” Shareholders may also “Abstain” from the vote.

The Board of Directors recommends an advisory “say on pay vote” every year because such frequency provides the highest level of accountability and communication by having the shareholder vote correspond with the most recent compensation information presented in the proxy statement for the Bank’s annual meetings.

As stated above, this is an advisory vote only. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. The alternative receiving the greatest votes – one year, two years or three years – will be the frequency that shareholders approve.

The Board of Directors recommends that shareholders vote “FOR” a frequency of every “One Year” for future votes on executive compensation. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” a frequency of every “One Year.”

PROPOSAL 5 – RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of the Board of Directors (the “Audit Committee”), under Rule 10A-3 of the Exchange Act and the committee’s charter, has the sole authority to appoint or replace the Bank’s independent auditors. The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as the independent auditors to audit the Bank’s financial statements for the year ending December 31, 2013. The Audit Committee seeks shareholder ratification of this appointment. Yount, Hyde & Barbour, P.C. has acted as the Bank’s external auditors since 1999 and has reported on financial statements during that period. A representative from Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast is required for the ratification of the appointment of the independent auditors.

Should the shareholders not ratify the selection of Yount, Hyde & Barbour, P.C., it is contemplated that the appointment of Yount, Hyde & Barbour, P.C. will be permitted to stand unless the Audit and Compliance Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

The Board of Directors recommends that shareholders vote “FOR” ratification of Yount, Hyde & Barbour, P.C. as the Bank’s independent auditors for the fiscal year ending December 31, 2013. Unless otherwise indicated on the proxy, the persons named therein will vote “FOR” ratification.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND BOARD COMMITTEES

Compensation of Directors

The following table provides information concerning the compensation of all directors of the Bank who served at any time during 2012. Information concerning Mr. Rust is not included in the table since he is a named executive officer of the Bank and his compensation information is fully reflected in the Summary Compensation Table, shown later in this proxy statement/prospectus. Outside directors did not receive cash compensation for serving on the Bank’s Board of Directors in 2012, but some directors received other compensation as set forth below.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
H. K. Benham, III	—	—	—
Steven W. Blaine	—	—	—
Nancy L. Brody	—	—	—
Edwin T. Burton, III	—	—	—
Hunter E. Craig (1)	—	$9,000	$9,000
John J. Davies, III	—	—	—
William D. Dittmar, Jr. (2)	—	$15,000	$15,000
Janet L. Dorman	—	—	—
William Bolling Izard, Jr.	—	—	—
David G. Kalergis	—	—	—
C. Wilson McNeely, III	—	—	—
Susan K. Payne	—	—	—
Gregory L. Wells	—	—	—
Bryan D. Wright	—	—	—

(1)	Mr. Craig received salary as an employee of the Bank from January 1 through May 15, 2012, when he ceased being an employee.
(2)	Mr. Dittmar received $15,000 in cash for serving as a director of VNBTrust.

Meetings of the Board of Directors and Director Attendance

The Board of Directors of the Bank generally meets monthly, except for August and November. In addition, special meetings may be called whenever necessary. During 2012, the Board of Directors met 11 times. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he or she served during 2012 except Mr. Burton. Board members are encouraged to attend the Annual Meeting of Shareholders, and 12 of the 13 directors serving during 2012 attended the 2012 Annual Meeting of Shareholders, including those attending as new director nominees or as a shareholder.

Asset/Liability Management Committee

The directors currently serving on the Asset/Liability Management Committee are Messrs. Craig (chair), Burton, Davies, Dittmar and Rust. The following officers of the Bank also serve on this Committee: Ronald E. Baron, Chief Financial Officer; Virginia R. Bayes, Chief Credit Officer; and Linda W. Hitchings, Senior Lending Officer. The primary function of the Asset/Liability Management Committee is to plan and monitor the process for matching the mix and maturities of assets and liabilities in ways that are intended to provide a favorable and even flow of net interest income while assuming reasonable business risks. The Asset/Liability Management Committee met four times during 2012.

Audit and Compliance Committee

The directors currently serving on the Audit and Compliance Committee are Messrs. Dittmar (chair), Blaine, Wells and Izard. The primary function of the Audit and Compliance Committee is to direct and monitor the internal audit and control functions and to make recommendations regarding the selection of the Bank’s independent auditing firm. The Board of Directors has determined that Mr. Dittmar is an “audit committee financial expert,” and the Board has determined that Mr. Dittmar and each other member of the Committee except Mr. Blaine is “independent” within the corporate governance standards for audit committees established by the New York Stock Exchange (“NYSE”), as described in more detail below under “Independence of Directors.” The Audit and Compliance Committee met four times during 2012. The charter of the Audit and Compliance Committee appears on the Bank’s website at www.vnb.com with the proxy materials under the “Investors” tab.

Compensation Committee

The directors currently serving on the Compensation Committee are Mr. Blaine (chair), Ms. Brody, Mr. Burton and Ms. Payne. Each current member of this Committee is “independent” within the corporate governance standards of the NYSE. The primary function of the Compensation Committee is to review and make recommendations to the Board of Directors with respect to the Bank’s executive compensation policies and compensation for directors and to administer the Bank’s stock incentive plans. In addition, the Bank’s Compensation Committee reviews VNB Trust’s performance-based compensation plan. The Compensation Committee took action by unanimous consent in lieu of a meeting one time during 2012. The charter of the Compensation Committee appears on the Bank’s website at www.vnb.com with the proxy materials under the “Investors” tab.

Corporate Governance Committee

The directors currently serving on the Corporate Governance Committee, are Mr. Benham (chair), Mr. Dittmar, Ms. Dorman and Mr. Wright. Each current member of the Committee is “independent” within the corporate governance standards of the NYSE. The primary function of the Corporate Governance Committee is to make recommendations to the full Board of Directors on matters of corporate governance, including the independence of directors and nominees. Prior to January 2012, this committee was known as the Corporate Governance and Nominating Committee, and its duties also included making recommendations of director nominees to the Board for consideration. This committee has no regular meeting schedule, but is available to address corporate governance matters with respect to which the full Board requests guidance. The Corporate Governance Committee met once during 2012. The charter of the Corporate Governance Committee appears on the Bank’s website at www.vnb.com with the proxy materials under the “Investors” tab.

Nominating Procedures

Nominations are made by the full Board. The Board has not established any formal policies regarding consideration of any director candidates recommended by shareholders; specific criteria or minimum qualifications for a nominee to the Board; a process for identifying and evaluating nominees for director; or consideration of diversity in identifying nominees for director.

Board Leadership Structure and Role in Risk Oversight

Since 2007, the positions of principal executive officer and Chairman of the Board have been separated. The current leadership structure, which allows the Chairman to maintain a more objective role in management of Board functions and oversight of management, is deemed appropriate and effective by the Board at this time. While the Bank’s management has responsibility for direct, day-to-day management of the Bank, the Board has a significant role in oversight of risk. Officers are generally ratified by the Board annually, upon the recommendation of the President. The Board approves all significant policies, which guide the Bank’s officers and other employees in the discharge of their duties. Policies approved by the Board include policies related to loan underwriting and administration, investments, liquidity, asset and liability management, audit, bank operations and controls and regulatory compliance. Programs are established to monitor compliance with the policies, and compliance reviews are reported to the Audit and Compliance Committee. While the Board committees outlined above generally perform a more direct role in overseeing specific areas of risk, each committee provides full reports to the Board on any significant or material findings.

Independence of Directors

SEC rules require that a company like the Bank, whose securities are not listed on a national securities exchange, disclose in its proxy statement whether each director, nominee for director and member of its compensation, nominating or audit committee is “independent” using a definition of independence under the rules of a national securities exchange. The Board has selected to use the independence definitions under the corporate governance standards established by the NYSE for purposes of disclosure in this proxy, even though those standards are not directly applicable to the Bank. For the purpose of determining the independence of any individual for service on the Board of Directors of the Bank, the Board has made a reasonable good faith determination, after taking into account all relevant facts and circumstances, that the individual has no material relationship with, or conflict with the interests of, the Bank that would interfere with or impair the exercise of that individual’s independent business judgment.

The Board has determined the following 11 of the 14 current directors and nominees are independent within the meaning and guidance of Section 303A.02 of the NYSE Listed Company Manual: Ms. Brody, Ms. Dorman, Ms. Payne and Messrs. Benham, Blaine, Burton, Davies, Dittmar, Holland, Izard, Wells and Wright. The following two former directors of the Bank, who served prior to the 2012 annual shareholder meeting, were also determined to be independent at the time they served: David G. Kalergis and C. Wilson McNeely, III.

In addition, using the NYSE standards, the Board has determined that each current member of the Compensation Committee is independent; each current member of the Corporate Governance Committee is independent; and each member of the Audit and Compliance Committee is independent except Mr. Blaine, who is not independent under the NYSE requirement that audit committee members meet the additional independence requirements of SEC Rule 10A-3, since other attorneys with Mr. Blaine’s firm have provided legal services to the Bank.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the name and position of each of the current executive officers of the Bank. These four individuals are referred to throughout this document as “executive officers.” Mr. Rust, Ms. Bayes and Ms. Shewmake are referred to as the “named executive officers.” Unless otherwise indicated, each of these officers has served as an executive officer of the Bank for at least five years:

Name	Information about Executive Officers
Glenn W. Rust	President of Virginia National Bank since November 1, 2006 and Chief Executive Officer since July 15, 2007. From 2002 to 2006, Mr. Rust served as Executive Vice President and Chief Operations Officer of Sterling Bank in Houston, Texas. Mr. Rust is 57 years old.

Virginia R. Bayes	Chief Credit Officer and Executive Vice President of Virginia National Bank. Ms. Bayes joined the Bank in 1998 and was named an executive officer in January 2011. Ms. Bayes is 52 years old.

Donna G. Shewmake	General Counsel, Executive Vice President and Secretary of Virginia National Bank. Ms. Shewmake joined the Bank in June 2008 as General Counsel and Executive Vice President, and was named Secretary and an executive officer in May 2009. From 1987 until 2008, Ms. Shewmake was employed in various capacities as legal counsel and officer of affiliates and/or predecessors of Wachovia Corporation (now, Wells Fargo & Company), most recently serving as Senior Vice President and Assistant General Counsel of Wachovia Securities (now Wells Fargo Advisors) from 2003 to 2008. Ms. Shewmake is 52 years old.

Ronald E. Baron	Chief Financial Officer and Executive Vice President of Virginia National Bank. Mr. Baron joined the Bank and was named an executive officer in March 2012. From May 2005 until March 2012, Mr. Baron was the Senior Vice President and Chief Financial Officer of Citizens Bancorp of Virginia, Inc. and Citizens Bank and Trust Company. Mr. Baron is 56 years old.

Compensation Discussion

Philosophy and Objectives of the Bank’s Compensation Program. The Board believes that compensation of its executive officers should reflect and support the Bank’s strategic and financial performance goals, the primary goal being the creation of long-term value for the shareholders of the Bank, while protecting the interests of the depositors of the Bank.

The Compensation Committee has adopted a committee charter, which was subsequently ratified by the entire Board of Directors, pursuant to which the Compensation Committee is tasked with reviewing and making recommendations regarding the Bank’s executive compensation policies to ensure that they are (i) competitive, (ii) performance-based and (iii) consistent with the Bank’s annual and long-term business objectives. The Compensation Committee is also responsible for administering the Bank’s stock incentive plans.

The Compensation Committee specifically reviews and, subject to approval by the Board, establishes the compensation of the Chief Executive Officer and President (“CEO”) of the Bank based on reasonableness, competitiveness, and relationship to performance. In determining the compensation to recommend for the Chief Executive Officer, the Compensation Committee reviews the overall financial performance of the Bank relative to the performance of peer and comparable banks as well as the CEO’s performance against standards previously established by the Compensation Committee. The Compensation Committee considers whether the CEO’s cash compensation and the stock option incentive awards made to him bear a reasonable relationship to the compensation paid to the chief executive officers of comparable banks and is consistent with the desire of the Compensation Committee to offer appropriate performance incentives to the CEO and to motivate him to remain at the Bank. For 2012, Mr. Rust asked that there be no increase in his salary or payment of any bonus during 2012 since the Bank was implementing expense control strategies which included no salary increases for other officers or employees. When the Compensation Committee met to consider Mr. Rust’s 2011 compensation based on performance during 2010, the Compensation Committee decided to take Mr. Rust’s compensation in another direction by providing more emphasis on bonus and less emphasis on salary increases. The Compensation Committee recommended for 2011 that Mr. Rust’s salary remain at $285,000 and that he be given a $30,000 bonus and an incentive option to purchase 5,000 shares of Bank common stock. The Board approved such recommendation.

The CEO of the Bank specifically reviews and establishes the compensation of the other executive officers of the Bank. The compensation of Bank’s named executive officers is designed to be competitive with the Bank’s peers and reflective of the level of responsibility and performance of the executive officer. The philosophy behind the compensation program is to provide cash compensation in the form of salaries and short-term incentive compensation, and stock option incentives in an effort to promote an ownership mentality among the executive officers and other key individuals within the Bank.

During 2012 and 2011, no compensation consultants were engaged or used by the Compensation Committee, the full Board of Directors or management. Comparative salary information is generally used to determine compensation paid to executive officers of other banks, such as the Virginia Bankers Association’s Salary Survey of Virginia Banks conducted by Matthews Young-Management Consulting and AMALFI Consulting’s National Bank Officer Compensation Survey.

Composition of Compensation. There are four primary components of executive compensation, as follows: base salary; short-term incentive compensation; long-term stock option grants or other awards under the Bank’s stock incentive plans; and benefits.

Base Salary. Base salary provides competitive levels of compensation to executives, in accordance with their experience, duties and responsibilities. Base salaries are necessary to recruit and retain executives, and base salary adjustments are reflective of an individual’s performance or changed responsibilities.

Short-Term Incentive Compensation; Bonuses. Short-term incentive compensation is designed to align the interests of staff with the Bank’s shareholders by rewarding executive officers and other eligible employees based on the performance of the Bank. During 2011 and 2012, the Bank paid holiday bonuses to all officers and employees other than Mr. Rust. Management is working on a new short-term incentive compensation program, to replace a program used until 2009, which will include goals for company, department and individual performance. Payments under this program may be made in 2013 if the performance of the Bank exceeds budgeted amounts. Executive officers other than Mr. Rust will be eligible to participate.

Long-Term Stock Option Grants and Other Stock Incentive Awards. Periodically, stock option grants, restricted stock or other awards under the Bank’s stock incentive plans may be awarded to executive officers and others within the Bank whose performance is critical to the ongoing success of the Bank. Stock options that have been granted have a ten-year term, and typically vest evenly over a four-year period. All outstanding options have an exercise price equal to the closing price of Bank common stock on the date of the grant. The actual value that may be realized by an option holder is tied to the appreciation of Bank common stock, thereby aligning the option holders’ interests with those of the Bank’s other shareholders.

Benefits.

401(k) Profit Sharing Plan. The Virginia National Bank 401(k) Profit Sharing Plan is available to all full-time employees, including executive officers, who are at least 18 years of age. Employees are able to elect the amount to contribute, not to exceed a maximum amount as determined by Internal Revenue Service regulation. Starting in 2013, the Bank has agreed to match 100% of the first 3% of compensation contributed by employees and 50% of the next 2% of compensation contributions, for a potential match of up to 4% of the employee’s compensation. Prior to 2013, the Bank matched 50% of every dollar contributed by employees up to a maximum of 6% of compensation, for a potential match of up to 3% of the employee’s compensation. Starting in 2013, employee participants are 100% vested in both their contributions and the Bank’s contributions. Prior to 2013, Bank contributions to the plan were vested according to the following schedule: 50% after two years of service, 75% after three years of service and 100% after four years of service. Employee contributions to the plan are always 100% vested.

Health and Welfare Benefits. The Bank also offers health and welfare benefits to the executive officers and others within the Bank, including medical, dental and vision insurance, group term life insurance, disability insurance and flexible spending accounts.

Split-Dollar Life Insurance. The Bank has certain split dollar insurance, or bank-owned life insurance (“BOLI”) arrangements with the named executive officers, the other executive officer(s) and certain other senior officers of the Bank. Under these BOLI arrangements, the Bank is the owner of, and pays all premiums for, insurance policies on an officer’s life. Upon the death of the insured officer, a portion of the death benefit will be paid to beneficiary(ies) designated by the officer, subject to the terms and restrictions of the split dollar endorsement agreement between the officer and the Bank, and the balance is paid to the Bank.

Perquisites. Perquisites may be granted to executive officers and other employees, after proper consideration of the business need. Perquisites may include memberships in local clubs and the provision of a bank-owned automobile, or limited reimbursement toward the purchase of a personal automobile that will be primarily used for Bank business. All perquisites represent a very small portion of the Bank’s compensation program, and those for the named executive officers are disclosed according to regulation in the Summary Compensation Table below.

Employment and Severance Agreements. The Bank does not have any employment or severance agreements with the named executive officers or any other agreements that would result in payments (other than accrued salary and benefits) to the executive officers upon a change in control.

Summary Compensation Table

The following table sets forth for the periods indicated certain information concerning the compensation of the named executive officers.

Name and Position	Year	Salary			Bonus		Option Awards		All Other Compensation (1)		Total
Glenn W. Rust Chief Executive Officer and President (Principal Executive Officer)	2012 2011	$ $	285,000 285,000		$	— 31,000	$	— 42,475	$ $	21,730 19,454	$ $	306,730 377,929
Virginia R. Bayes Chief Credit Officer and Executive Vice President	2012 2011	$ $	170,304 167,894		$ $	4,000 1,000		— —	$ $	8,547 6,540	$ $	182,851 175,434
Donna G. Shewmake General Counsel, Executive Vice President and Secretary	2012 2011	$ $	190,000 150,307	(2)	$ $	4,000 1,000		— —	$ $	10,312 4,209	$ $	204,312 155,516

(1)	Consists of the Bank’s contribution to the 401(k) plan account of the named executive officers during the years mentioned; term life, bank-owned life insurance and disability insurance premiums paid by the Bank for the benefit of the named executive officers; and gross-ups or other amounts reimbursed for the payment of taxes.
(2)	Ms. Shewmake’s salary was based on working four days a week in 2011.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information concerning unexercised options for each of the named executive officers who had equity awards outstanding as of December 31, 2012. The table discloses the exercise price and the expiration date of any awards. The number of securities underlying options and option exercise price have been adjusted to give effect to the 15% stock dividend distributed on June 30, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Glenn W. Rust	11,500	—		$36.74	11/01/2016
Glenn W. Rust	2,875	2,875	(1)	$15.65	04/19/2020
Glenn W. Rust	1,437	4,313	(2)	$15.74	03/21/2021
Virginia R. Bayes	3,450	—		$26.96	08/23/2017
Donna G. Shewmake	4,600	—		$23.26	06/03/2018

(1)	Mr. Rust’s unexercisable options vest evenly at April 19, 2013 and 2014.
(2)	Mr. Rust’s unexercisable options vest evenly at March 21, 2013, 2014 and 2015.

OWNERSHIP OF VIRGINIA NATIONAL BANK COMMON STOCK

The following table sets forth certain information known to the Bank concerning persons who beneficially owned more than five percent (5%) of the outstanding Bank common stock as of April 15, 2013. Referenced footnotes follow the second table concerning the beneficial ownership of Bank common stock by directors and executive officers of the Bank.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Class
Hunter E. Craig 1900 Arlington Boulevard Charlottesville, Virginia 22903	235,348	(2)	8.73%
Union First Market Bank 1051 East Cary Street, Suite 1200 Richmond, Virginia 23219	190,152		7.07%

The following table sets forth certain information as of April 15, 2013 concerning beneficial ownership of Bank common stock by each director, nominee and named executive officer and all directors, nominees and executive officers as a group.

	Shares of Bank Common Stock Beneficially Owned
Name	Number of Shares (1)		Percent of Outstanding Shares
Virginia R. Bayes	6,736	(3)	*
H. K. Benham, III	19,773	(4)	*
Steven W. Blaine	7,452	(0)	*
Nancy L. Brody	66,125	(3)	2.46%
Edwin T. Burton, III	200	(0)	*
Hunter E. Craig	235,348	(2)	8.73%
John J. Davies, III	350	(0)	*
William D. Dittmar, Jr.	104,204	(0)	3.86%
Janet L. Dorman	9,142	(3)	*
James T. Holland	12,507	(3)	*
William Bolling Izard, Jr.	38,641	(0)	1.44%
Susan King Payne	10,442	(3)	*
Glenn W. Rust	28,807	(0)	1.06%
Donna G. Shewmake	4,600	(0)	*
Gregory L. Wells	5,980	(0)	*
Bryan D. Wright	2,150	(3)	*
Directors and Executive Officers as a Group (17 persons)	552,707		20.03%

*	Represents less than one percent of the Bank’s common stock.
(1)	A person is deemed to be the beneficial owner of shares of the Bank’s common stock if that person has the right to beneficially acquire such shares through the exercise of any option, warrant or right within 60 days. Number of shares reported include shares that may be acquired pursuant to currently exercisable stock options granted under the Bank’s incentive stock option plans as follows: Ms. Bayes, 3,450; Mr. Benham, 7,567; Mr. Blaine, 6,992; Mr. Craig, 6,992; Mr. Dittmar, 6,992; Ms. Dorman, 6,992; Ms. Payne, 6,992; Mr. Rust, 18,687; and Ms. Shewmake, 4,600. All shares reported are held by the director or executive officer with sole investment power and sole voting power except as noted.
(2)	Excludes 10,925 shares owned by Mr. Craig’s spouse and 3,335 shares owned by Mr. Craig’s spouse under the Virginia Uniform Transfer to Minors Act for their three children, beneficial ownership of which is disclaimed by Mr. Craig. Includes 1,275 shares held by Mr. Craig under the Virginia Uniform Transfer to Minors Act for his three children. 227,266 shares owned by Mr. Craig are pledged as security. Mr. Craig has represented that these the Bank’s shares are pledged to another institution as collateral for a line of credit unrelated to any real estate project or development.
(3)	Includes shares held with shared investment power and shared voting power with spouses, and/or shares held by spouse(s) held as follows: Ms. Bayes, 115 shares; Ms. Brody, 66,125 shares; Ms. Dorman, 1,000 shares; Mr. Holland, 1,610 shares; Ms. Payne, 2,300 shares; and Mr. Wright, 2,150 shares.
(4)	Includes 1,690 shares held by the Kern Trust. Mr. Benham disclaims beneficial ownership of shares held by the Kern Trust, except to the extent of his pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Bank’s directors, executive officers and persons who own more than 10% of the Bank’s securities (collectively, “reporting persons”) to file reports of ownership and changes in ownership of the Bank’s securities with the OCC and to furnish the Bank with copies of all Section 16(a) reports filed. Based solely on a review of the information and reports furnished to the Bank, the Bank believes that all reporting persons timely filed all reports required under Section 16(a) during 2012 with the following exceptions: one late Form 4 report was filed by Mr. Baron reporting the acquisition of shares in one transaction; two late Form 4 reports were filed by Mr. Benham reporting the acquisition of shares in two separate transactions; and one late Form 4 report was filed by Mr. Dittmar reporting the acquisition of shares in one transaction.

RELATED PARTY TRANSACTIONS AND

OTHER INFORMATION RELATED TO DIRECTORS

Certain officers and directors of the Bank, and certain immediate family members and/or entities in which such persons are associated, are customers of the Bank and have had transactions in the ordinary course of business with the Bank, including loan transactions. All such transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collection or present any unfavorable features for the Bank. All credit transactions involving officers and directors are reviewed and approved pursuant to the Bank’s established underwriting procedures, and all credit transactions involving executive officers and directors, and/or entities in which such persons are associated, are reported to the Board of Directors of the Bank.

The Bank had business dealings or entered into business transactions with companies owned by directors of the Bank or in which a director is a principal or has a beneficial interest since the beginning of 2012, and there are other matters related to directors that require disclosure. Although the Bank has not adopted a formal written policy that covers the review and approval of director and other related person transactions by the Board, the Board, as a matter of practice, reviews all such transactions for approval. All such dealings and transactions have been on substantially the same terms as those prevailing at the time for comparable business dealings and transactions with unrelated persons. These related party transactions in 2012 include rental expense of almost $437,857 (including reimbursements for taxes, insurance and other expenses) paid to Pantops Park, L.L.C., of which William D. Dittmar, Jr., a director of the Bank, is the sole managing member. Monthly rent for this space is a fair market rate as verified by an independent third-party appraisal. The Bank paid the following businesses associated with directors for services provided to the Bank, however the amount of such services did not exceed the disclosure threshold of $120,000: Payne Ross & Associates, in which Susan K. Payne is an owner, for assistance with the Bank’s marketing and advertising programs; and LeClairRyan, in which Steve W. Blaine is a partner, for legal services provided by other attorneys with that firm. The Bank also made rent payments under a long-term ground lease to an entity in which Hunter E. Craig has a beneficial interest. In the first quarter of 2012, the Bank purchased this real estate for $1,200,000, and the approximate dollar value of the interest of Mr. Craig individually and his immediate family members, without regard to the amount of profit or loss, was $200,000 and $400,000, respectively. Mr. Craig was an executive officer of an entity that owns certain real property known as the Barracks West Condominiums (“Barracks West”) in Albemarle County, Virginia. In October 2011, a special receiver was appointed by the Circuit Court of Albemarle County to operate Barracks West for the benefit of the secured lender until further order of the Court or until any sale of Barracks West.

INDEPENDENT AUDITORS

The Bank has selected Yount, Hyde & Barbour, P.C., Winchester, Virginia, to serve as independent auditors for the Bank in 2013. The firm audited the books and records of the Bank for 2012 and 2011. The following table reflects the aggregate fees for audit and other professional services billed to, and paid by, the Bank during the fiscal years ended December 31, 2012 and December 31, 2011 to Yount, Hyde & Barbour, P.C.:

	2012	2011
Audit Fees (1)	$76,475	$74,250
Audit-related Fees (2)	8,650	11,400
Tax Fees (3)	10,164	7,570

Total Fees	$95,289	$93,220

(1)	Audit fees consist of audit and review services, and review of documents filed with the OCC.
(2)	Audit-related fees consist of an audit of the Bank’s 401(k) Plan, consultation concerning financial accounting and reporting standards, and in 2011, agreed upon procedures performed in regards to the Bank’s public deposit reporting.
(3)	Tax fees consist of preparation of federal and state income tax returns and consultation regarding tax compliance issues, and in 2012, the filing of Form 3115 related to change in accounting method for depreciation.

In every case, the scope of all audit services and permissible non-audit services provided by Yount, Hyde & Barbour, P.C. was pre-approved by the Bank’s Audit and Compliance Committee. The Committee was directly responsible for the appointment, compensation, retention and oversight of Yount, Hyde & Barbour, P.C., and the firm reported directly to the Committee.

Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting to make a statement if they desire to do so and to answer any questions any shareholder may have.

Yount, Hyde & Barbour, P.C. has advised the Bank that neither it nor any of its members has any direct financial interest or material indirect financial interest in the securities of the Bank, or any connection with the Bank in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee consists of directors Blaine, Dittmar, Izard and Wells, none of whom are employees of the Bank. The Committee is authorized by the Board to provide independent oversight with respect to the independent audit; to monitor the Bank’s accounting practices, procedures and policies and financial reporting processes, compliance of the Bank’s financial statements and internal controls with federal and state banking and securities regulatory requirements; and to evaluate the Bank’s system of internal controls, internal audit function (whether outsourced or conducted in-house), and related areas.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also reviewed and discussed with Yount, Hyde & Barbour, P.C., independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Compliance Committee concerning independence and has discussed with the independent auditors the independence of the firm.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Bank that the audited financial statements be included in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Office of the Comptroller of the Currency.

William D. Dittmar, Jr., Chairman

Steven W. Blaine

William Bolling Izard, Jr.

Gregory L. Wells

CODE OF ETHICS

The Bank has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and its principal financial officer. The Code of Ethics is designed to deter wrongdoing and to promote the following: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with regulatory agencies and in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code to an appropriate person identified in the Code; and accountability for adherence to the Code.

The Bank’s Code of Ethics is available, free of charge, by contacting the Corporate Secretary of Virginia National Bank at P.O. Box 2853, 222 East Main Street, Charlottesville, Virginia 22902-2853. It is also available on the Bank’s website at www.vnb.com with the proxy materials under the “Investors” tab.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to the Corporate Secretary of Virginia National Bank, P.O. Box 2853, 222 East Main Street, Charlottesville, Virginia 22902-2853. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to any named individual director.

OTHER MATTERS

The Bank is not aware of any other matters to come before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the persons named in the enclosed proxy form will vote the proxy in their discretion. The Bank is furnishing with this proxy statement/prospectus, without charge to any shareholder, a copy of its 2012 Annual Report on Form 10-K filed with the OCC.

ADJOURNMENT OF SHAREHOLDER MEETING

If necessary, the holders of the Bank’s common stock may be asked to approve the adjournment of the Annual Meeting to solicit further votes in favor of the reorganization and the other matters to be voted upon at the meeting. If you vote against the reorganization or the other matters to be voted upon at the Annual Meeting, your proxy may not be used by management to vote in favor of an adjournment pursuant to its discretionary authority.

SHAREHOLDER PROPOSALS

The Bylaws of the Bank provide that a shareholder must submit written notice to the Bank of nominations for election as director at an annual meeting of shareholders at least 14 but not more than 50 days prior to the date of the meeting. The notification must contain certain information as provided in the Bank’s Bylaws. The Articles of Association and Bylaws of the Bank are silent with regard to notice with respect to other shareholder proposals, so such other proposals can be presented and voted on by shareholders at an annual meeting.

The deadline for submitting shareholder proposals for inclusion in the Bank’s proxy statement and form of proxy for the 2014 Annual Meeting is January 3, 2014. Proposals submitted after January 3, 2014 will be considered untimely and will not be included. Such shareholder proposals should be submitted to the same address as set forth above for notice of director nominations. Nothing in this paragraph shall be deemed to require the Bank to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the OCC in effect at that time.

If the reorganization is completed, you will no longer be a shareholder of the Bank but you will be a shareholder of the Holding Company. The Bylaws of the Holding Company provide that for any nomination of a director or other business to be properly brought before an annual meeting by a shareholder, such shareholder must provide written notice to the Holding Company at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notification must contain certain information and be delivered as provided in the Holding Company’s Bylaws. Any proposal that a shareholder of Holding Company wishes to have included in Holding

Company’s proxy statement and form of proxy relating to its 2014 Annual Meeting of Shareholders, if the reorganization is completed, must be submitted to the Holding Company’s Corporate Secretary by January 3, 2014. If a proposal that a shareholder wishes to have included in such proxy statement and set forth in the form of proxy is so received, and is in compliance with all the requirements of Rule 14a-8 of the SEC, it will be included in the proxy statement and set forth in the form of proxy issued for the first annual meeting of shareholders of the Holding Company. Proposals submitted after January 3, 2014 will be considered untimely and will not be included in the Holding Company’s proxy materials. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Corporate Secretary, Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911. For more information about the information that must be included in a shareholder proposal, please refer to the Bylaws of the Holding Company which are attached to this proxy statement/prospectus as Appendix C.

ANNUAL REPORT

The Bank’s Annual Report on Form 10-K for the year ended December 31, 2012, which incorporates by reference the consolidated financial statements as of and for the two years ended December 31, 2012 and 2011, together with related notes, and the report of Yount, Hyde & Barbour, P.C., independent registered public accountants for such years, is being furnished with this proxy statement/prospectus as Appendix F. The Bank specifically incorporates by reference these documents into this proxy statement/prospectus.

Upon receipt of a written request, the Bank will furnish to any shareholder, without a charge, a copy of the Bank’s 2012 Annual Report on Form 10-K that was filed with the OCC pursuant to the provisions of the Securities Exchange Act of 1934. Such written requests should be directed to Donna G. Shewmake, Executive Vice President, General Counsel and Corporate Secretary, 222 East Main Street, Charlottesville, Virginia 22902.

LEGAL MATTERS

The legality of Virginia National Bankshares Corporation common stock to be issued pursuant to the reorganization will be passed upon for the Holding Company by the law firm of LeClairRyan, A Professional Corporation, Richmond, Virginia, which has acted as special counsel to the Bank and to the Holding Company in connection with the reorganization. In addition, certain United States federal tax matters have been passed upon by LeClairRyan.

EXPERTS

The audited consolidated financial statements of Virginia National Bank as of and for the years ended December 31, 2012 and 2011, incorporated herein by reference to the Bank’s Annual Report on Form 10-K for the year ended December 31, 2012, which Annual Report on Form 10-K is attached to this proxy statement/prospectus as Appendix F, are incorporated herein in reliance upon the report of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Bank is subject to the informational reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the OCC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the office of the Disclosure Officer, Communications Division, Office of the Comptroller of the Currency, 400 7th Street, SW, Washington, D.C. 20219.

The Bank’s Annual Report on Form 10-K for the year ended December 31, 2012, which report includes audited financial statements of the Bank, accompanies this proxy statement/prospectus as Appendix F. The Bank’s Annual Report on Form 10-K are available free of charge to shareholders who request a copy. All requests for copies of information should be directed to Donna G. Shewmake, Executive Vice President, General Counsel and Corporate Secretary, 222 East Main Street, Charlottesville, Virginia 22902 or at the following telephone number: (434) 817-8621.

You may also obtain documents incorporated by reference into the proxy statement/prospectus by requesting them in writing or by telephone from Regan & Associates, Inc., the Bank’s proxy solicitor, at the following address and telephone number:

Regan & Associates, Inc.

505 Eighth Avenue, Suite 800

New York, New York 10018

(800) 737-3426

Virginia National Bankshares Corporation has filed a registration statement on Form S-4 relating to the reorganization with the SEC. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Virginia National Bankshares Corporation, as well as a proxy statement of the Bank for the Bank’s Annual Meeting of Shareholders.

This proxy statement/prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-4, including its exhibits, which may be read and copied at the SEC’s public reference room referenced below. Statements contained in this proxy statement/prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, please see the filed copy of the agreement or document for a complete description of these matters. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of this proxy statement/prospectus or the date of any agreement or document included as an appendix to this proxy statement/prospectus.

After the reorganization, the Holding Company will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC, including the registration statement, at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Holding Company’s SEC filings will also be available to the public on the SEC’s website at http:/www.sec.gov.

WHAT INFORMATION YOU SHOULD RELY ON

We have not authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this proxy statement/prospectus or in the appendices attached hereto. Therefore, if anyone gives you different or additional information, you should not rely on it.

The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, Virginia National Bank or Virginia National Bankshares Corporation common stock or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

APPENDIX A

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

Appendix A

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

This REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”), dated as of March 6, 2013, is entered into between Virginia National Bank (the “Bank”), a national bank organized under the laws of the United States, and Virginia National Bankshares Corporation (the “Holding Company”), a corporation organized under the laws of the Commonwealth of Virginia.

RECITALS:

1. The Bank is a national bank duly organized under the laws of the United States with its main office in Charlottesville, Virginia. The Bank is authorized by its Articles of Association to issue up to ten million (10,000,000) shares of common stock, par value $2.50 per share (“Bank Common Stock”), and two million (2,000,000) shares of preferred stock, par value $2.50 per share. As of the date of this Agreement, there are 2,690,220 shares of Bank Common Stock issued and outstanding and there are outstanding stock options to acquire 232,821 shares of Bank Common Stock. There are no shares of preferred stock issued and outstanding.

2. The Holding Company is a corporation duly organized under the laws of the Commonwealth of Virginia, having its principal executive offices in Charlottesville, Virginia. Immediately prior to the Effective Date of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued ten million (10,0000,000) shares of common stock, par value $2.50 per share (“Holding Company Common Stock”), and two million (2,000,000) shares of preferred stock, par value $2.50 per share. In connection with the formation of the Holding Company, one hundred (100) shares of Holding Company Common Stock have been issued at a price of $2.50 per share to the Bank.

3. The boards of directors of each of the Bank and the Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company.

4. The boards of directors of each of the Bank and the Holding Company have deemed advisable a share exchange transaction between the Bank and the Holding Company (the “Share Exchange”) in order to establish the holding company structure and have approved this Agreement and authorized its execution and delivery.

5. The parties intend that the Share Exchange shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In consideration of the mutual agreements and premises set forth herein, the Bank and the Holding Company hereby enter into this Agreement and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

ARTICLE I

TERMS OF THE SHARE EXCHANGE

1.1 Share Exchange. On the Effective Date, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall be automatically converted into and exchanged for, without any action on the part of the holder, one share of Holding Company Common Stock, pursuant to a statutory share exchange under Virginia law and with the effect of Section 13.1-721 of the Virginia Stock Corporation Act (the “Share Exchange”). On the Effective Date, each holder of Bank Common Stock will cease to be a shareholder of the Bank and the ownership of all shares of Bank Common Stock shall automatically vest in the Holding Company. As a result of the Share Exchange, the Holding Company shall become the sole shareholder of the Bank, and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. The respective articles of association, articles of incorporation, bylaws, names, offices, corporate identity, and officers and directors of the Bank and the Holding Company will not be changed as a result of the Share Exchange. In addition, the one hundred (100) shares of Holding Company Common Stock issued to the Bank in connection with the formation of the Holding Company will automatically be redeemed by the Holding Company on the Effective Date at $2.50 per share. Consequently, as a result of the Share Exchange, the existing shareholders of the Bank will become the only shareholders of the Holding Company, and the Holding Company will have 2,690,220 shares of common stock issued and outstanding, assuming there are no exercises of dissenters rights, no exercises of options and no issuances of common stock prior to the Effective Date.

1.2 Effect on Outstanding Stock Options. On the Effective Date, each option to acquire shares of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall be automatically converted into an option to acquire the same number of shares of Holding Company Common Stock upon the same terms and conditions as were in effect immediately prior to the Share Exchange. The Holding Company shall not be obligated to deliver new agreements for options to any former holder of an option to acquire Bank Common Stock. Consequently, as a result of the Share Exchange, the Bank will have no outstanding options to acquire Bank Common Stock, and the Holding Company will have outstanding options to acquire 232,821 shares of Holding Company Common Stock, assuming there are no new awards or issuances, expirations, terminations or exercises of options prior to the Effective Date.

1.3 Effect on Stock Incentive Plans. On the Effective Date, and in conjunction with the conversion of outstanding options for Bank Common Stock into options for Holding Company Common Stock, the Holding Company shall adopt and assume the Bank’s (i) 1998 Stock Incentive Plan, (ii) 2003 Stock Incentive Plan and (ii) Amended and Restated 2005 Stock Incentive Plan (collectively, the “Stock Incentive Plans”), which shall, thereafter, be plans of the Holding Company only. Each of the options for Holding Company Common Stock issued in connection with the Share Exchange shall be subject to the terms and conditions contained in the applicable Stock Incentive Plan under which such options were issued and the previous agreements with the Bank.

1.4 Exchange of Bank Common Stock Certificates. From and after the Effective Date, each holder of an outstanding certificate or certificates that, prior thereto, represented whole shares of Bank Common Stock shall, upon surrender of such certificate(s) to the transfer agent of the Bank and the Holding Company, be entitled to receive, in exchange therefore, a certificate or certificates representing the same number of shares of Holding Company Common Stock. Until so surrendered, each such outstanding certificate that, prior to the Effective Date, represented shares of Bank Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of Holding Company Common Stock into which such shares of Bank Common Stock shall have been so converted. Former holders of shares of Bank Common Stock will not be required to exchange their Bank Common Stock certificates for new certificates evidencing the same number of shares of Holding Company Common Stock. If, in the future, the Holding Company decides to effect an exchange of stock certificates, instructions for such exchange will be sent to all holders of record of Holding Company Common Stock.

1.5 Transfer of Shares Held in Book Entry. From and after the Effective Date, any whole and fractional shares of Bank Common Stock held for shareholders in book entry form shall automatically be converted by the transfer agent of the Bank and the Holding Company to the same number of whole and/or fractional shares of Holding Company Common Stock, and are to be held for the accounts of the former holders of Bank Common Stock.

1.6 Sole Rights, Etc. On the Effective Date, the holders of certificates or owners of book entry accounts formerly representing shares of Bank Common Stock outstanding on the Effective Date shall cease to have any rights with respect to the stock of the Bank, and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Share Exchange.

ARTICLE II

CONDITIONS TO THE SHARE EXCHANGE; TERMINATION

2.1 Conditions to the Share Exchange. The consummation of the Share Exchange is subject to satisfaction of the following conditions:

(a) Shareholder Approvals. This Agreement must be approved by a vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock at a meeting of shareholders and by the written approval in lieu of a meeting by the Bank as the sole shareholder of the Holding Company. None of such approvals shall have been revoked on or prior to the Effective Date.

(b) Securities Registration. The shares of Holding Company Common Stock to be issued to the holders of Bank Common Stock pursuant to the Share Exchange shall have been duly registered pursuant to Section 5 of the Securities Act of 1933, as amended, and the Holding Company shall have complied with all applicable state securities or “blue sky” laws relating to the issuance of Holding Company Common Stock.

(c) Regulatory Approvals; Consents. Any and all approvals from the Office of the Comptroller of the Currency, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Virginia State Corporation Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Share Exchange and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

(d) Tax Status. The Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its special legal counsel, LeClairRyan, A Professional Corporation, to the effect that the Share Exchange will be treated as a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the holders of Bank Common Stock upon the exchange of the Bank Common Stock held by them solely for Holding Company Common Stock.

2.2 Termination. This Agreement may be terminated at any time prior to the Effective Date at the election of either of the parties hereto if any one or more of the conditions to the obligations of either of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not be waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective boards of directors of the parties.

2.3 No Further Obligation. Upon termination for any reason, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

2.4 Costs and Expenses. The Bank shall pay all costs and expenses incurred by it and the Holding Company in connection with this Agreement and the transactions contemplated hereunder.

ARTICLE III

EFFECTIVE DATE OF SHARE EXCHANGE

Upon satisfaction of the requirements of law and the conditions contained in this Agreement, the Share Exchange shall become effective on the date and time shown on the Certificate of Share Exchange issued by the Virginia State Corporation Commission (the “Effective Date”). The rights of each shareholder of the Bank to participate in the Share Exchange shall be determined as of the Effective Date.

ARTICLE IV

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

If this Agreement has been approved by the shareholders of the Bank and the Holding Company, any shareholder of the Bank who votes against this Agreement at the shareholder meeting called for shareholders of the Bank to vote on the Agreement or who gives notice of his or her dissent in writing to the presiding officer at or prior to such meeting, shall have the rights of a “dissenting shareholder” and the right to receive the value of his or her shares, pursuant to 12 U.S.C. Section 215a, by providing a written request to the Bank within thirty (30) days after the Effective Date.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. Any of the terms or conditions of this Agreement that may legally be waived may be waived at any time by any party which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement.

5.2 Amendment. Any of the terms or conditions of this Agreement may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, rules and regulations, by an amendment in writing, provided that any such amendment or modification (i) does not change the amount or kind of securities to be issued by the Holding Company or to be received under this Agreement by the shareholders of the parties hereto, and (ii) is not materially adverse to the Bank, the Holding Company or their shareholders. In the event that any governmental agency requests or requires that the transactions contemplated herein be modified in any respect as a condition of providing a necessary regulatory approval or favorable ruling, or that in the opinion of special legal counsel to the Bank such modification is necessary to obtain such approval or ruling, this Agreement may be modified, at any time before or after adoption thereof by the shareholders of the Bank by an instrument in writing, provided that the effect of such amendment would not (i) change the amount or kind of securities to be issued by the Holding Company or to be received under this Agreement by the shareholders of the parties hereto, and (ii) be materially adverse to the Bank, the Holding Company or their shareholders.

5.3 Effect on Business Plan of Bank. No changes to the Bank’s business plan are planned or expected in connection with the transaction contemplated under this Agreement.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except insofar as the federal law of the United States is deemed to apply.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VIRGINIA NATIONAL BANK

By:	/s/ Glenn W. Rust
Glenn W. Rust
President and Chief Executive Officer

VIRGINIA NATIONAL BANKSHARES CORPORATION

By:	/s/ Glenn W. Rust
Glenn W. Rust
President and Chief Executive Officer

APPENDIX B

ARTICLES OF INCORPORATION

OF

VIRGINIA NATIONAL BANKSHARES CORPORATION

Appendix B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

VIRGINIA NATIONAL BANKSHARES CORPORATION

I. NAME

The name of the corporation is Virginia National Bankshares Corporation (the “Corporation”).

II. PURPOSE

The purpose for which the Corporation is formed is to act as a holding company and to transact any or all lawful business not required to be stated in the Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

III. CAPITAL STOCK

1. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 12,000,000, of which 10,000,000 shares shall be shares of common stock, par value $2.50 per share (“Common Stock”), and 2,000,000 shares shall be shares of preferred stock, par value $2.50 per share (“Preferred Stock”).

2. Preferred Stock. Shares of Preferred Stock may be issued in one or more series, as determined by the Board of Directors of the Corporation by adoption of an amendment to these Articles of Incorporation. Subject to applicable laws, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of any series of Preferred Stock before the issuance of any shares of that series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, distribution and preference on dissolution or otherwise. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

3. Common Stock.

(a) Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.

(b) Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles of Incorporation or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time.

4. Required Vote. Except as otherwise required in these Articles of Incorporation, as they may hereafter be amended:

(a) Any corporate action, except (i) the election or removal of directors, (ii) a merger, (iii) a statutory share exchange, (iv) the sale or other disposition of all or substantially all of the Corporation’s assets otherwise than in the usual and regular course of business, (v) the dissolution of the Corporation, or (vi) an amendment or restatement of these Articles of Incorporation, shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action.

(b) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(c) A merger, statutory share exchange, sale or other disposition of all or substantially all of the Corporation’s assets otherwise than in the usual and regular course of business, dissolution, or any amendment or restatement of these Articles of Incorporation that requires a vote of the Corporation’s shareholders, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, provided that the transaction, amendment or restatement has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction, amendment or restatement is not so approved and recommended, then it shall be approved by the vote of more than two-thirds of all the votes entitled to be cast on such matter by each voting group entitled to vote on the matter.

IV. NO PREEMPTIVE RIGHTS

No holder of any class of capital stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or acquire (a) any shares of any class of capital stock of the Corporation, whether now or hereafter authorized, (b) any options, warrants or rights to subscribe for, purchase or acquire any of such shares or (c) any securities or obligations convertible into, or exchangeable for, any such shares or warrants, rights or options to purchase any such shares.

V. DIRECTORS

1. Number of Directors; Vacancies. The Board of Directors shall consist of such number of individuals as may be fixed or provided for by the Bylaws of the Corporation. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. Vacancies resulting from an increase in the number of directors shall be filled in the same manner.

2. Election of Directors. Directors shall be elected at each annual meeting of shareholders to serve one-year terms and until their successors are elected and qualified.

VI. INDEMNIFICATION

1. In this Article:

“applicant” means the person seeking indemnification pursuant to this Article.

“expenses” includes counsel fees.

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

“proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

2. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

3. The Corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

4. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 or 3 of this Article.

6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 3.

The determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) if a quorum cannot be obtained under subsection (a) of this Section 6, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) by special legal counsel (which may include outside counsel regularly used by the Corporation so long as such counsel is not involved in the proceeding in question):

(i) selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this Section 6; or

(ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section 6 and a committee cannot be designated under subsection (b) of this Section 6, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 6 to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 6 of this Article if the applicant furnishes the Corporation: (i) a written statement of his or her good faith belief that he or she has met the standard of conduct described in Section 3 of this Article; and (ii) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

(b) The undertaking required by paragraph (ii) of subsection (a) of this Section 7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Authorizations of payments under this Section 7 shall be made by the persons specified in Section 6 of this Article.

8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section 8.

9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

VII. REGISTERED OFFICE AND AGENT

The initial registered office of the Corporation is 404 People Place, Charlottesville, Virginia 22911, in the County of Albemarle, Virginia, and the initial registered agent is Donna G. Shewmake, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the Corporation’s initial registered office.

APPENDIX C

BYLAWS

OF

VIRGINIA NATIONAL BANKSHARES CORPORATION

Appendix C

BYLAWS

OF

VIRGINIA NATIONAL BANKSHARES CORPORATION

ARTICLE I

Meetings of Shareholders

1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

1.2 Annual Meetings. The annual meeting of the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on such date as may be fixed by the Board of Directors.

1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4 Notice of Meetings.

(a) Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not fewer than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of all, or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale agreement. Such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

(b) Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (i) waived objection to the lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. Notice of any adjourned meeting need not be given, except as expressly required by law.

(c) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

1.5 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of each voting group entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of such voting group for the transaction of business. If less than a quorum of a voting group shall be in attendance at the time for which a meeting of such voting group shall have been called, with respect to that voting group the meeting may be adjourned from time to time by a majority of the shares of such voting group present or represented by proxy or by the chairman of such meeting without notice other than by announcement at the meeting.

1.6 Voting.

(a) At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his or her duly authorized attorney-in-fact.

(b) The Chief Executive Officer or Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with the information from which the inspectors of the election can determine that the transmission was authorized by the shareholder or the shareholders’ duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.

1.7 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Board of Directors. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

1.8 Advance Notice of Nominations and Shareholder Business.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders only (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of delivery of the notice provided for in this Section 1.8, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.8.

(b) For any nomination of a director or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (a) of this Section 1.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which announcement of the day of such meeting is first made by the Corporation). In no event shall the announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding the provisions of this Section 1.8, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(c) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting as is proposed in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall have the power and duty to determine (except as otherwise provided by law) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded. The chairman of the meeting shall also have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof, and (vi) commencing, conducting and closing voting on any matter.

(d) Notwithstanding the foregoing provisions of this Section 1.8, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8. Nothing in this Section 1.8 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

Directors

2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of directors constituting the Board of Directors shall be at least five and no more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors.

2.3 Election, Term and Removal of Directors; Quorum.

(a) Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices until their terms have expired and until their successors are elected. Any director may be removed from office as provided under the Virginia Stock Corporation Act.

(c) Any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board, and the term of office of any director so elected shall expire at the next shareholders’ meeting at which directors are elected.

(d) A majority of the directors serving at the time shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 Meetings of Directors.

(a) Regular or special meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Chief Executive Officer, the President or any three or more of the directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph, facsimile, telephone or in person of all meetings of the Board of Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

(b) Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the director to whom the notice is given. Any such consent of a director shall be revocable by the director by written notice to the Secretary of Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the director of such specific posting when such notice is directed to an address at which the director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the director.

(c) A director may waive notice of any meeting before or after the date and time of such meeting, and such waiver shall be the equivalent to the giving of such notice. The waiver shall be a writing signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d) Any action to be taken at a meeting of the Board of Directors may be taken without a meeting and without prior notice if the action is taken by all directors. Such action shall be evidenced by one or more written consents (i) stating the action taken, (ii) signed by each director either before or after the action taken, and (iii) included in the minutes or filed with the Corporation’s records reflecting the action taken.

2.5 Compensation. By resolution of the Board, directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Committees

3.1 Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, shall designate an Audit Committee, or an Audit and Compliance Committee, which shall consist of three or more directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. The Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall (a) select and approve the firm to be employed as the Corporation’s external auditor and determine and effect the discharge of any such firm; (b) approve the external auditor’s compensation, the terms of its engagement and its independence; (c) approve the appointment and replacement of the senior internal-auditing executive, if any; (d) serve as a channel of communication between the external auditor and the Board of Directors and between the senior internal-auditing executive, if any, and the Board; (e) review the results of each external audit of the Corporation, the report of the audit, any related management letter, management’s responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing department that are material to the Corporation as a whole and management’s responses to such reports; (f) review the Corporation’s annual financial statements, any certification, report, opinion or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements; (g) consider, in consultation with the external auditor and the senior internal-auditing executive, if any, the adequacy of the Corporation’s internal financial controls; and (h) consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in preparation of the Corporation’s financial statements.

3.2 Compensation Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, shall designate a Compensation Committee which shall consist of two or more directors, none of whom are employees of the Corporation or any of its subsidiaries. The Compensation Committee shall meet as necessary to perform the duties provided for in this section. The Compensation Committee shall: (a) review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer and President of the Corporation; (b) review any new executive compensation program; review on a periodic basis the operation of the Corporation’s executive compensation programs to determine whether they are properly coordinated; establish and periodically review policies for the administration of executive compensation programs; (c) establish and periodically review policies in the area of management perquisites; (d) evaluate the performance of the Chief Executive Officer and the President and review the evaluations of the Corporation’s senior management conducted by the Chief Executive Officer and the President; (e) oversee the development of plans for the succession of senior management personnel; and (f) administer equity compensation plans maintained by the Corporation.

3.3 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may elect an Executive Committee which shall include the Chairman, the Chief Executive Officer, the President (who may be one and the same), and as many other directors and officers as deemed necessary. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 13.1-706 of the Virginia Code; (iv) adopt, amend, or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

3.4 Other Committees. The Board of Directors, by resolution adopted by a majority of the directors serving at the time may establish such other standing or special committees of the Board as it may deem advisable, consisting of not fewer than two directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same

3.5 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

3.6 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.7 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

3.8 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

3.9 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by these Bylaws.

ARTICLE IV

Officers

4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. Other officers, including one or more Vice Chairmen, Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors or by the Chief Executive Officer. Vacancies may be filled by the Board of Directors.

4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.

4.4 Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation shall be primarily responsible for the implementation of policies of the Board of Directors. The Chief Executive Officer shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The Chief Executive Officer shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all Committees of the Board. In the absence of the Chairman of the Board and Vice Chairman, if any, the Chief Executive Officer shall preside at all corporate meetings. The Chief Executive Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

4.5 Duties of the President. The President, together with the Chief Executive Officer of the Corporation (in the event the President and Chief Executive Officer are not the same person), shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The President shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all Committees of the Board. In the absence of the Chairman of the Board, any Vice Chairman and the Chief Executive Officer, the President shall preside at all corporate meetings. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

4.6 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chief Executive Officer or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.7 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. The Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee, or the Chief Executive Officer. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.8 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

4.9 Compensation. The Board of Directors or the Chief Executive Officer shall have authority to fix the compensation of all officers of the Corporation; provided, however, that the Chief Executive Officer may not set his or her own compensation.

ARTICLE V

Capital Stock

5.1 Form of Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Virginia law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates, when issued, representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of any certificate for any shares, and the Board of Directors may in its discretion cause one or more new certificates to be issued or a written confirmation of the Corporation’s records for the same number of shares in the aggregate to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney and upon surrender of the certificate for such shares, if any, duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous Provisions

6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors or the Chief Executive Officer from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chief Executive Officer or the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chief Executive Officer or President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE VII

Emergency Bylaws

The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of a catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

(b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of directors fixed at the time by Article II of the Bylaws. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority:

(i) First, any Executive Vice President, secondly the Chief Financial Officer, then any Senior Vice Presidents not already serving as directors;

(ii) Vice Presidents not already serving as directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(iii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(iv) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

No officer, director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

APPENDIX D

ARTICLES 14 AND 14.1 OF THE

VIRGINIA STOCK CORPORATION ACT

Appendix D

VIRGINIA STOCK CORPORATION ACT

Article 14 - Affiliated Transactions

§ 13.1-725. Definitions.

For purposes of this article:

An “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the person specified.

An “affiliated transaction” means any of the following transactions:

1. Any merger of the corporation or any of its subsidiaries with any interested shareholder or with any other corporation that immediately after the merger would be an affiliate of an interested shareholder that was an interested shareholder immediately before the merger;

2. Any share exchange pursuant to § 13.1-717 in which any interested shareholder acquires one or more classes or series of voting shares of the corporation or any of its subsidiaries;

3. Except for transactions in the ordinary course of business, (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder of any assets of the corporation or of any of its subsidiaries having an aggregate fair market value in excess of five percent of the corporation’s consolidated net worth as of the date of the most recently available financial statements, or (ii) any guaranty by the corporation or any of its subsidiaries (in one transaction or a series of transactions) of indebtedness of any interested shareholder in an amount in excess of five percent of the corporation’s consolidated net worth as of the date of the most recently available financial statements;

4. The sale or other disposition by the corporation or any of its subsidiaries to an interested shareholder (in one transaction or a series of transactions) of any voting shares of the corporation or any of its subsidiaries having an aggregate market value in excess of five percent of the aggregate market value of all outstanding voting shares of the corporation except pursuant to a share dividend or the exercise of rights or warrants distributed or offered on a basis affording substantially proportionate treatment to all holders of the same class or series of voting shares;

5. The dissolution of the corporation if proposed by or on behalf of an interested shareholder; or

6. Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries or any distribution or other transaction, whether or not with or into or otherwise involving an interested shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions), of increasing by more than five percent the percentage of the outstanding voting shares of the corporation or any of its subsidiaries beneficially owned by any interested shareholder.

The “announcement date” means the date of the first general public announcement of the proposed affiliated transaction or of the intention to propose an affiliated transaction or the date on which the proposed affiliated transaction or the intention to propose an affiliated transaction is first communicated generally to shareholders of the corporation, whichever is earlier.

An “associate” means as to any specified person:

1. Any entity, other than the corporation and any of its subsidiaries, of which such person is an officer, director, manager, or general partner or is the beneficial owner of 10 percent or more of any class of voting shares or other interests;

2. Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

3. Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is an officer or director of the corporation or any of its affiliates.

A person is deemed to be a “beneficial owner” of voting shares as to which such person and such person’s affiliates and associates, individually or in the aggregate, have or share directly, or indirectly through any contract, arrangement, understanding, relationship, or otherwise:

1. Voting power, which includes the power to vote or to direct the voting of the voting shares, unless such power results solely from a revocable proxy given in response to a proxy solicitation made to 10 or more persons and in accordance with the Securities Exchange Act of 1934;

2. Investment power, which includes the power to dispose or to direct the disposition of the voting shares; or

3. The right to acquire voting power or investment power, whether such right is exercisable immediately or only after the passage of time, pursuant to any contract, arrangement, or understanding, upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, that (i) a person shall not be deemed to be a beneficial owner of voting shares tendered pursuant to a tender or exchange offer made by such person or such person’s affiliates or associates until such tendered voting shares are accepted for purchase or exchange, (ii) a member of a national securities exchange shall not be deemed to be a beneficial owner of shares held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange may direct the vote of such shares, without instructions, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions and (iii) a director of the corporation shall not be deemed to be a beneficial owner of voting shares beneficially owned by another director of the corporation solely by reason of actions undertaken by such persons in their capacity as directors of the corporation.

“Control” means the possession, directly or indirectly, through the ownership of voting securities, by contract, arrangement, understanding, relationship or otherwise, of the power to direct or cause the direction of the management and policies of a person. The beneficial ownership of 10 percent or more of a corporation’s voting shares shall be deemed to constitute control.

The “determination date” means the date on which an interested shareholder became an interested shareholder.

Unless otherwise specified in the articles of incorporation initially filed with the Commission, for purposes of this article a “disinterested director” means as to any particular interested shareholder (i) any member of the board of directors of the corporation who was a member of the board of directors before the later of January 1, 1988, and the determination date and (ii) any member of the board of directors of the corporation who was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board.

“Fair market value” means:

1. In the case of shares, the highest closing sale price of a share quoted during the 30-day period immediately preceding the date in question on the composite tape for shares listed on the New York Stock Exchange, or, if such shares are not quoted on the composite tape on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to a share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., automated quotations system or any similar system then in general use, or, if no such quotations are available, the fair market value of a share on the date in question as determined by a majority of the disinterested directors; and

2. In the case of property other than cash or shares, the fair market value of such property on the date in question as determined by a majority of the disinterested directors.

An “interested shareholder” means any person that is:

1. The beneficial owner of more than 10 percent of any class of the outstanding voting shares of the corporation; however, the term “interested shareholder” shall not include the corporation or any of its subsidiaries, any savings, employee stock ownership, or other employee benefit plan of the corporation or any of its subsidiaries, or any fiduciary with respect to any such plan when acting in such capacity. For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall include shares deemed owned by the interested shareholder through application of subdivision 3 under the definition of “beneficial owner” but shall not include any other voting shares that may be issuable pursuant to any contract, arrangement, or understanding, upon the exercise of any conversion right, exchange right, warrant, or option, or otherwise; or

2. An affiliate or associate of the corporation and at any time within the preceding three years was an interested shareholder of such corporation.

“Valuation date” means, if the affiliated transaction is voted upon by shareholders, the day before the date of the vote of shareholders or, if the affiliated transaction is not voted upon by shareholders, the date of the consummation of the transaction.

“Voting shares” means the outstanding shares of all classes or series of the corporation entitled to vote generally in the election of directors.

§ 13.1-725.1. Affiliated transactions.

Notwithstanding any provision to the contrary contained in this chapter, except as provided in subsection B of § 13.1-727, no corporation shall engage in any affiliated transaction with any interested shareholder for a period of three years following such interested shareholder’s determination date unless approved by the affirmative vote of a majority (but not less than two) of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. A corporation may engage in an affiliated transaction with an interested shareholder beginning three years after such interested shareholder’s determination date, provided such transaction complies with the provisions of § 13.1-726.

§ 13.1-726. Voting requirements for affiliated transactions.

Except as provided in § 13.1-727 and notwithstanding the provisions of subsection A of § 13.1-638, in addition to any affirmative vote required by any other section of this Act or by the articles of incorporation, an affiliated transaction shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder.

§ 13.1-726.1. Determination by disinterested directors.

A majority of the disinterested directors shall have the power to determine for the purposes of this article:

1. Whether a person is an interested shareholder;

2. The number of voting shares beneficially owned by any person;

3. Whether a person is an affiliate or associate of another;

4. Whether the securities to be issued or transferred by the corporation or any of its subsidiaries to any interested shareholder have an aggregate fair market value equal to or greater than five percent of the aggregate fair market value of all of the outstanding voting shares of the corporation or any of its subsidiaries as of the determination date; and

5. Whether the assets or amount of indebtedness guaranteed that may be the subject of any affiliated transaction constitutes more than five percent of the consolidated net worth of the corporation.

§ 13.1-727. Exceptions.

A. The voting requirements set forth in § 13.1-726 do not apply to a particular affiliated transaction if the conditions specified in either of the following subdivisions are met:

1. The affiliated transaction has been approved by a majority of the disinterested directors; or

2. In the affiliated transaction consideration will be paid to the holders of each class or series of voting shares and the following conditions will be met:

a. The aggregate amount of the cash and the fair market value as of the valuation date of consideration other than cash to be received per share by holders of each class or series of voting shares in such affiliated transaction is at least equal to the highest of the following:

(1) If applicable, the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers’ fees paid by the interested shareholder for any shares of such class or series acquired by it (i) within the two-year period immediately preceding the determination date or (ii) in the transaction in which it became an interested shareholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which such highest per share acquisition price was paid, being the “share acquisition date,” through the date the affiliated transaction is effected at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series, since the share acquisition date, up to the amount of such interest;

(2) The fair market value per share of such class or series on the announcement date or on the determination date, whichever is higher being the “measuring date,” plus, in either case, interest compounded annually from the measuring date through the date the affiliated transaction is effected at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series, since the measuring date, up to the amount of such interest;

(3) If applicable, the price per share equal to the per share amount determined pursuant to subdivision 2(a)(2) of this subsection, multiplied by the ratio of (i) the highest per share price including any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the interested shareholder for any shares of such class or series acquired by it within the two-year period immediately preceding the determination date to (ii) the fair market value per share of such class or series on the first day in such two-year period on which the interested shareholder acquired any shares of such class or series; and

(4) If applicable, the highest preferential amount, if any, per share to which the holders of such class or series are entitled in the event of any voluntary or involuntary dissolution of the corporation;

b. The consideration to be received by holders of outstanding shares shall be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series and if the interested shareholder has paid for shares with varying forms of consideration, the form of the consideration will be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by the interested shareholder;

c. During such portion of the three-year period preceding the announcement date that such interested shareholder has been an interested shareholder, except as approved by a majority of the disinterested directors:

(1) There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding shares of the corporation;

(2) There shall have been (i) no reduction in the annual rate of dividends paid on any class or series of voting shares, except as necessary to reflect any subdivision of the class or series, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or similar transaction that has the effect of reducing the number of outstanding shares of the class or series; and

(3) Such interested shareholder shall not have become the beneficial owner of any additional voting shares except as part of the transaction that results in such interested shareholder becoming an interested shareholder;

d. During such portion of the three-year period preceding the announcement date that such interested shareholder has been an interested shareholder, except as approved by a majority of the disinterested directors, such interested shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such affiliated transaction or otherwise; and

e. Except as otherwise approved by a majority of the disinterested directors, a proxy or information statement describing the affiliated transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations) is mailed to holders of voting shares of the corporation at least 25 days before the consummation of such affiliated transaction, whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules, regulations, or subsequent provisions.

B. The provisions of this article do not apply to a particular affiliated transaction if the conditions specified in any one of the following subdivisions are met:

1. The affiliated transaction is with (i) an interested shareholder who has been an interested shareholder continuously or who would have been such but for the unilateral action of the corporation since the latest of (a) January 26, 1988, (b) the date the corporation first became subject to this article by virtue of its having 300 shareholders of record, or (c) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors, (ii) any person who becomes an interested shareholder as a result of acquiring shares from a person specified in (i) of this subdivision by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the corporation, (iii) a person who became an interested shareholder inadvertently or as a result of the unilateral action of the corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not, at any time within the three-year period immediately preceding the announcement date have been an interested shareholder but for such inadvertency or the unilateral action of the corporation, or (iv) an interested shareholder whose acquisition of voting shares making such person an interested shareholder was approved by a majority of the disinterested directors prior to such shareholder’s determination date.

2. The corporation does not have more than 300 shareholders of record, unless the foregoing results from action taken by or on behalf of an interested shareholder or a transaction in which a person becomes an interested shareholder.

3. The corporation is an investment company registered under the Investment Company Act of 1940.

4. The corporation’s articles of incorporation initially filed with the Commission expressly provide that the corporation shall not be governed by this article.

5. The corporation, by action of its shareholders, adopts an amendment to its articles of incorporation or bylaws expressly electing not to be governed by this article, provided that, in addition to any other vote required by law, such amendment to the articles of incorporation or bylaws shall be approved by the affirmative vote of a majority of the shares entitled to vote that are not owned by an interested shareholder. An amendment adopted pursuant to this subdivision shall not be effective until 18 months after the date such amendment was approved by the shareholders and shall not apply to any affiliated transaction between such corporation and any person who became an interested shareholder of such corporation on or prior to the date of such amendment. A bylaw amendment adopted pursuant to this subdivision shall not be further amended by the board of directors. In the event the articles of incorporation or bylaws are subsequently amended to eliminate a prior amendment electing not to be governed by this article, such subsequent amendment shall not restrict an affiliated transaction between the corporation and any person who became an interested shareholder at a time after such prior amendment became effective and who continued to be an interested shareholder immediately before and immediately after the adoption of such subsequent amendment, provided such person thereafter remains an interested shareholder continuously, or would have so remained but for the unilateral action of the corporation.

§ 13.1-727.1. Nonexclusivity.

Except as expressly provided in this article, the provisions of this article shall not limit actions that may be taken, or require the taking of any action, by the board of directors or shareholders with respect to any potential change in control of the corporation. With respect to any action or any failure to act by the board of directors, the provisions of § 13.1-690 shall apply. In determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Article 14.1 - Control Share Acquisitions

§ 13.1-728.1. Definitions.

As used in this article:

“Acquiring person,” with respect to any public corporation, means any person who has made or proposes to make a control share acquisition of shares of such public corporation.

“Beneficial ownership” means the sole or shared power to dispose or direct the disposition of shares, or the sole or shared power to vote or direct the voting of shares, or the sole or shared power to acquire shares, including any such power which is not immediately exercisable, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A person shall not be deemed to be a beneficial owner of shares tendered pursuant to a tender or exchange offer made by such person until the tendered shares are accepted for purchase or exchange. A person shall not be deemed to be a beneficial owner of shares as to which such person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a beneficial owner of shares held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such shares, without instructions, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

“Control share acquisition” means the direct or indirect acquisition, other than in an excepted acquisition, by any person of beneficial ownership of shares of a public corporation that, except for this article, would have voting rights and would, when added to all other shares of such public corporation which then have voting rights and are beneficially owned by such person, would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors: (i) one-fifth or more but less than one-third of such votes; (ii) one-third or more but less than a majority of such votes; or (iii) a majority or more of such votes. If voting rights are granted pursuant to this article in respect of any such range to shares so acquired by any person, any acquisition by such person of additional shares shall not, for purposes of the preceding sentence, constitute a control share acquisition unless, as a result of such acquisition, the voting power of the shares beneficially owned by such person would be in excess of such range in respect of which voting rights had previously been granted. If this article applies to acquisitions of shares of a public corporation at the time of a control share acquisition of any shares of such corporation, then shares acquired by the same person within 90 days before or after such control share acquisition and shares acquired by the same person pursuant to a plan to make a control share acquisition are deemed to have been acquired in the same control share acquisition for the purposes of this article, regardless of the applicability of this article at the time of any other acquisitions of shares during such periods or pursuant to such a plan.

“Excepted acquisition” means the acquisition of shares of a public corporation in any of the following circumstances:

1. Before January 26, 1988;

2. Pursuant to a binding contract in effect before January 26, 1988;

3. Pursuant to the laws of wills and decedents’ estates;

4. Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this article;

5. Pursuant to a merger or plan of share exchange effected in compliance with Article 12 (§ 13.1-715.1 et seq.) of this chapter if the public corporation is a party to the agreement of merger or plan of share exchange;

6. Pursuant to a tender or exchange offer that is made pursuant to an agreement to which the public corporation is a party;

7. Directly from the public corporation, or from any of its wholly owned subsidiaries, or from any corporation having beneficial ownership of shares of the public corporation having at least a majority, before such transaction, of the votes entitled to be cast in the election of directors of such public corporation; or

8. In good faith and not for the purpose of circumventing this chapter by or from any person (a “transferor”) whose voting rights had previously been authorized by shareholders in compliance with this article, or whose previous acquisition of beneficial ownership of shares would have constituted a control share acquisition but for any of subdivisions 1 through 7 in this definition; however, any acquisition described in this subdivision 8 shall constitute a control share acquisition if as a result thereof any person acquires beneficial ownership of shares of such issuing public corporation having voting power in the election of directors in excess of the range of votes within which the transferor was authorized by this article to exercise voting power immediately before such acquisition.

“Interested shares” means the shares of a public corporation the voting of which in an election of directors may be exercised or directed by any of the following persons: (i) an acquiring person with respect to a control share acquisition; (ii) any officer of such public corporation; or (iii) any employee of such public corporation who is also a director of the corporation.

“Person” includes an associate of any person. For this purpose, “associate” shall mean (i) any other person who directly or indirectly controls, or is controlled by or under common control with, any such person or who is acting or intends to act jointly or in concert with any such person in connection with the acquisition of or exercise of beneficial ownership over shares; (ii) any corporation or organization of which any such person is an officer, director, manager or partner or as to which any such person performs a similar function; (iii) any other person having direct or indirect beneficial ownership of 10 percent or more of any class of equity securities of any such person; (iv) any trust or estate in which any such person has a beneficial interest or as to which any such person serves as trustee or in a similar fiduciary capacity; and (v) any relative or spouse of any such person, or any relative of such spouse, any one of whom has the same residence as any such person. For this purpose, “control” shall mean the possession, direct or indirect, of the power to direct or to cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, arrangement or understanding, or otherwise.

The “votes” entitled to be cast by any share shall, if any voting group is entitled to vote for less than the total number of directors to be elected at any election, be determined by multiplying the number of votes entitled to be cast by the holder of such share by the number of directors for whom such holder is entitled to vote; however, beneficial ownership of a majority of the shares comprising any such voting group shall be deemed to entitle such beneficial owner to cast all the votes of the shares in such voting group.

§ 13.1-728.2. Application.

Unless, at the time of any control share acquisition with respect to a public corporation, such corporation’s articles of incorporation or bylaws provide that this article does not apply to acquisitions of shares of such corporation, shares of such corporation acquired in such control share acquisition have only such voting rights as are conferred by § 13.1-728.3. Unless by midnight of the fourth day following (i) the receipt by the secretary of the corporation at the principal office of the corporation, of a notice expressly and specifically describing a proposed control share acquisition, or (ii) in case the proposed control share acquisition is to be made by tender offer, a public announcement, the corporation’s articles of incorporation or bylaws provide that this article does not apply, then the provisions of § 13.1-728.3 shall apply to shares to be acquired in such control share acquisition.

§ 13.1-728.3. Voting rights.

A. Notwithstanding any contrary provision of this chapter, shares acquired in a control share acquisition have no voting rights unless voting rights are granted by resolution adopted by the shareholders of the public corporation. If such a resolution is adopted, such shares shall thereafter have the voting rights they would have had in the absence of this article.

B. To be adopted under this section, the resolution shall be approved by a majority of all the votes which could be cast in a vote on the election of directors by all the outstanding shares other than interested shares. Interested shares shall not be entitled to vote on the matter, and in determining whether a quorum exists, all interested shares shall be disregarded. For the purpose of this subsection, the interested shares shall be determined as of the record date for determining the shareholders entitled to vote at the meeting.

C. If no resolution is adopted under this section in respect of shares acquired in a control share acquisition and beneficial ownership of such shares is subsequently transferred in circumstances where the transferor no longer has beneficial ownership of such shares and the transferee is not engaged in a control share acquisition, then such shares shall thereafter have the voting rights they would have had in the absence of this article.

§ 13.1-728.4. Control share acquisition statement.

Any acquiring person may, after any control share acquisition or before any proposed one, deliver a control share acquisition statement to the public corporation at its principal office. The control share acquisition statement shall set forth all of the following:

1. The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining the shares owned or to be owned, beneficially, by the acquiring person.

2. A statement that the control share acquisition statement is given pursuant to this article.

3. The number of shares of the issuing public corporation beneficially owned by the acquiring person and each other member of the group.

4. The range of voting power under which the control share acquisition falls or would, if consummated, fall.

5. A description in reasonable detail of the terms of the control share acquisition or the proposed control share acquisition, including but not limited to:

a. The source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition;

b. Any plans or proposals of the acquiring person to liquidate the public corporation, to sell all or substantially all of its assets, to merge it or exchange its shares with any other person, to change the location of its principal executive office or a material portion of its business activities, to change materially its management or policies of employment, to alter materially its relations with suppliers or customers or the communities in which it operates, or to make any other material change in its business, corporate structure, management or personnel;

c. Any plans or proposals of the acquiring person to acquire additional shares (including additional shares within the range set forth in the statement) or to dispose of any shares; and

d. Such other information which could reasonably be expected to affect materially the decision of a shareholder with respect to granting voting rights to shares acquired or proposed to be acquired in the control share acquisition.

6. If the control share acquisition has not taken place, representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition. For this purpose, financial capacity shall only be deemed to include (i) cash and cash equivalents in excess of normal working capital requirements and (ii) funds to be provided under legally binding commitments from financial institutions having the capability to advance such funds. If the funds to be provided under such commitments are included in the demonstration of financial capacity, the control share acquisition statement shall be accompanied by complete copies of all such commitments and a written description of all oral understandings concerning the terms and conditions of such commitments.

§ 13.1-728.5. Meeting of shareholders.

A. If the acquiring person so requests at the time of delivery of a control share acquisition statement and gives an undertaking to pay the corporation’s expenses of a special meeting, within 10 days thereafter the directors of the public corporation shall call a special meeting of shareholders for the purpose of considering the voting rights to be granted the shares acquired or to be acquired in the control share acquisition.

B. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after receipt by the public corporation of the request.

C. If the acquiring person so requests in writing at the time of delivery of the control share acquisition statement, the special meeting shall not be held sooner than 30 days after receipt by the public corporation of the acquiring person’s statement.

D. If the acquiring person makes no request under subsection A but delivers, no later than 30 days before the intended date of notice of an annual meeting of shareholders, a control share acquisition statement with respect to shares acquired in a control share acquisition, the voting rights to be granted such shares shall be considered by any such annual meeting.

E. Notwithstanding any contrary provision of this chapter, an appointment of a proxy that confers authority to vote on the granting of voting rights pursuant to this article shall be solicited separately from any offer to purchase, or from any solicitation of an offer to sell, shares of the public corporation, and may not be solicited sooner than 30 days before the meeting unless otherwise agreed to in writing by the acquiring person and the public corporation. No such appointment may be solicited or voted unless the appointment expressly provides that it is revocable at all times until the completion of the vote.

F. Notwithstanding subsection A, the directors of the public corporation may decline to call a special meeting of shareholders requested under such subsection if they determine that, at the time of such request, the acquiring person does not beneficially own shares having at least five percent of the votes entitled to be cast at an election of directors. If the directors so decline and if the control share acquisition statement accompanying such request was delivered no later than 30 days before the intended date of notice of an annual meeting of shareholders, the voting rights to be granted shares acquired or to be acquired in the control share acquisition described in the control share acquisition statement shall be considered at such annual meeting.

G. The control share acquisition statement required pursuant to subsections A, C, D and E shall be delivered under and meet the requirements of § 13.1-728.4.

§ 13.1-728.6. Notice to shareholders.

A. If a special meeting of shareholders is required to be called pursuant to § 13.1-728.5, notice of the special meeting shall be given as promptly as reasonably practicable by the public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

B. Notice of the special or annual shareholders’ meeting at which the voting rights are to be considered shall include or be accompanied by the following:

1. A copy of the control share acquisition statement delivered pursuant to this article.

2. A statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the granting of voting rights to shares acquired in the control share acquisition or the proposed control share acquisition.

§ 13.1-728.7. Redemption.

A. If authorized in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, the shares acquired in such control share acquisition with respect to which no control share acquisition statement has been filed with the public corporation may, at any time during the period ending 60 days after the last acquisition of such shares by the acquiring person, be redeemed by the corporation at the redemption price specified in subsection C.

B. If authorized in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, shares acquired in such control share acquisition with respect to which the shareholders have failed to grant voting rights at a special meeting or, if no special meeting for such purpose has been convened, at an annual meeting may, at any time during the period ending 60 days after such meeting, be redeemed by the corporation at the redemption price specified in subsection C.

C. The redemption price for shares to be redeemed under this section shall be the number of such shares multiplied by the dollar amount (rounded to the nearest cent) equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealer’s fees, paid by the acquiring person for such shares. The corporation may rely conclusively on public announcements by, or filings with the Securities and Exchange Commission by, the acquiring person as to the prices so paid.

§ 13.1-728.8. Appraisal rights.

A. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has beneficial ownership of shares entitled to cast a majority of the votes which could be cast in an election of directors, all shareholders of the public corporation other than the acquiring person have the right to appraisal rights and to obtain payment of the fair value of their shares under Article 15 (§ 13.1-729 et seq.) of this chapter as though such granting of voting rights were a corporate action described in subsection A of § 13.1-730, except that the provisions of subsection B of § 13.1-730 shall not be applicable and the failure to vote in favor of the granting of voting rights shall be deemed to constitute compliance with the requirements of subsection A of § 13.1-733.

B. For the purposes of this section, “fair value” shall in no event be less than the highest price per share paid in the control share acquisition, as adjusted for any subsequent share dividends or reverse share splits or similar changes.

§ 13.1-728.9. Nonexclusivity.

Except as expressly provided in this article, neither the provisions of this article nor their application to any acquiring person shall limit actions that may be taken, or require the taking of any action, by the board of directors or shareholders with respect to any potential changes in control of any public corporation. In the case of any action taken or not taken by directors, the provisions of § 13.1-690 shall apply, and, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

APPENDIX E

OCC DISSENTERS’ RIGHTS PROVISIONS

Appendix E

OCC DISSENTERS’ RIGHTS PROVISIONS

12 U.S.C. § 215a–2. Expedited procedures for certain reorganizations.

(c) Rights of dissenting shareholders

If, pursuant to this section, a reorganization plan has been approved by the shareholders and the Comptroller, any shareholder of the bank who has voted against the reorganization at the meeting referred to in subsection (b)(4) of this section, or has given notice in writing at or prior to that meeting to the presiding officer that the shareholder dissents from the reorganization plan, shall be entitled to receive the value of his or her shares, as provided by section 215a of this title for the merger of a national bank.

12 U.S.C. § 215a. Merger of national banks or State banks into national banks.

(b) Dissenting shareholders

If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares

The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Appraisal by Comptroller; expenses of consolidated association; sale and resale of shares; State appraisal and consolidation law

If, within ninety days from the date of consummation of the consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the consolidated banking association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the consolidated banking association. Within thirty days after payment has been made to all dissenting shareholders as provided for in this section the shares of stock of the consolidated banking association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the consolidated banking association at an advertised public auction, unless some other method of sale is approved by the Comptroller, and the consolidated banking association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders the excess in such sale price shall be paid to such shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such consolidation shall be in contravention of the law of the State under which such bank is incorporated.

E-1

12 C.F.R. § 5.32. Expedited procedures for certain reorganizations.

(e) Rights of dissenting shareholders

Any shareholder of a bank who has voted against an approved reorganization at the meeting referred to in paragraph (d)(2)(iv) of this section, or who has given notice of dissent in writing to the presiding officer at or prior to that meeting, is entitled to receive the value of his or her shares by providing a written request to the bank within 30 days after the consummation of the reorganization, as provided by section 3 of the National Bank Consolidation and Merger Act, 12 U.S.C. 215a(b) and (c), for the merger of a national bank.

E-2

APPENDIX F

ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2012

UNITED STATES

OFFICE OF THE COMPTROLLER OF THE CURRENCY

WASHINGTON, D.C. 20219

FORM 10-K

Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2012	OCC Charter Number: 23616

VIRGINIA NATIONAL BANK

(Exact name of registrant as specified in its charter)

Virginia	54-1902129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 East Main Street, Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 817-8621

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF CLASS	NAME OF EXCHANGE ON WHICH REGISTERED
Common Stock, $2.50 par value per share	OTC Markets Group’s OTCQB Tier

SECURITIES REGISTERED PURSUANT TO 12(g) OF THE ACT: NONE

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

On June 30, 2012, the aggregate market value of the common equity held by non-affiliates of the Registrant was $33,158,731.

The Registrant has one class of common stock, of which 2,690,220 shares were outstanding as of close of business March 15, 2013.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the following documents are hereby incorporated into Part I and Part III of this Form 10-K by reference: the Proxy Statement for the Annual Meeting of Shareholders to be held on June 19, 2013.

Part I

In addition to historical information, the following Report contains forward looking statements that are subject to risks and uncertainties that could cause the Bank’s actual results to differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of the Report.

Item 1. BUSINESS.

General

Virginia National Bank (the “Bank”) was organized under federal law as a national banking association to engage in general commercial and retail banking business. The Bank received its charter from the Comptroller of the Currency and commenced operations on July 29, 1998. The Bank’s deposits are insured to the maximum amount provided by the Federal Deposit Insurance Act by the Federal Deposit Insurance Corporation (“FDIC”). The Bank is subject to the supervision, examination and regulation of the Office of the Comptroller of the Currency (“OCC”).

The Bank emphasizes serving the needs of owner-operated businesses, professional concerns and individuals in the Charlottesville/Albemarle County area, the Orange County area, and the Winchester area. The Bank offers a full range of banking and related financial services, including checking accounts, NOW accounts, money market deposit accounts, certificates of deposit, individual retirement accounts and other depository services. The Bank actively solicits such accounts from individuals, businesses, associations and other organizations within its trade area. The Bank also offers short-to-long term commercial, real estate and consumer loans. The Bank is committed to providing its customers with banking services comparable to those that larger regional and nationwide banks generally reserve for their larger clients. Such services include being a reliable and consistent source of credit, with loans that are priced based upon an overall banking relationship, easy access to the Bank’s local decision makers who possess strong local market knowledge, local delivery, fast response, and continuity in the banking relationship.

Other services offered by Virginia National Bank include automated teller machines (“ATMs”), Internet banking, safe deposit boxes, merchant card services, cash management services and direct deposit of payroll and federal recurring payments. In addition, the Bank is affiliated with Visa® which is accepted worldwide and offers debit cards to consumer and business customers.

In October 2012, the Bank started offering annuity, insurance and brokerage services to the public at its Banking Offices under the title of VNB Investment Strategies. The Bank entered into an agreement with LPL Financial LLC which provides broker/dealer and advisory services through registered representatives. The goal of the program is to offer customers additional opportunities to access additional financial products and services beyond the traditional banking products.

In January, 2000, the Bank received regulatory approval from the OCC to open a Trust Department which began operations in the first quarter of 2000. On May 18, 2007, the OCC granted approval to the Bank’s application to establish a new national trust bank with the title VNBTrust, National Association (“VNBTrust”), which is now operating as a wholly-owned subsidiary of the Bank. Additionally, the OCC approved the Bank’s application for VNBTrust to create a wholly-owned operating subsidiary, VNB Investment Management Company, LLC, a Delaware limited liability corporation, which has approval to organize and manage two private investment funds. One fund, known as Swift Run Capital, is in operation. In January, 2010, VNB Investment Management Company, LLC changed its name to Swift Run Capital Management, LLC.

Since July 29, 1998, the Bank has conducted business from its full-service main banking office located at 222 East Main Street in Charlottesville, Virginia. On March 15, 1999, a full-service banking office was opened at 1580 Seminole Trail in Charlottesville, Virginia. On December 21, 1999, a full-service banking office was opened at 1900 Arlington Boulevard in Charlottesville, Virginia. On November 8, 2000, a full-service banking office was opened at 102 East Main Street in Orange, Virginia. On January 28, 2002, a full-service banking office was opened at 186 North Loudoun Street, Winchester, Virginia. On December 29, 2003, a full-service banking office was opened at 3119 Valley Avenue, #102, Winchester, Virginia. On April 28, 2008, a full-service banking office was opened at 404 People Place, Charlottesville, Virginia. Additionally, the multi-story office building houses the Bank’s Operations Center and several administrative functions.

During 2006, the Trust Department relocated into leased space at 310 4th Street, NE, Suite 102, Charlottesville, Virginia where VNBTrust now conducts business.

Market Area

The market area served by Virginia National Bank continues to grow. According to the U.S. Census Bureau, the combined populations of the City of Charlottesville and Albemarle County stood at 142,733 persons as of April 1, 2010, an increase of approximately 14.8 percent between April 1, 2000 and April 1, 2010. The Virginia State Demographer projects the two municipalities to grow 13.0 percent to a population of 161,278 by 2020, according to the Virginia Employment Commission website. Charlottesville and Albemarle County support a diverse, well-rounded economy. Stability in the local economy stems from the significant number of persons employed by the University of Virginia, as well as several service companies.

The combined populations of the City of Winchester and Frederick County increased approximately 26.5 percent between April 1, 2000 and April 1, 2010, to a population of 104,767 persons in 2010. The combined population is expected to be 125,159 by 2020, an increase of 19.5 percent.

Orange County had a population of approximately 33,559 persons as of 2010. Between April 1, 2000 and April 1, 2010, its population grew 29.7 percent, compared to a 13.4 percent growth rate for the Commonwealth of Virginia as a whole.

The total market area served by Virginia National Bank grew 20.7 percent between 2000 and 2010, 7.3 percent ahead of the state as a whole. Over the next decade, the Commonwealth is expected to have only a 9.8 percent growth, where Virginia National Bank’s current footprint is expected to be 15.3 percent higher by 2020 than reported by the 2010 Census.

Competition

The Bank engages in highly competitive activities. Each activity involves competition with other banks, as well as with non-banking enterprises that offer financial products and services that compete directly with the Bank’s product and service offerings. The Bank actively competes with other banks in its efforts to obtain deposits and make loans, in the scope and types of services offered, in interest rates paid on time deposits and charged on loans, and in other aspects of banking.

In addition to competing with other commercial banks within and outside its primary service areas, the Bank competes with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, insurance companies, small loan companies, finance companies, mortgage companies, certain governmental agencies and other enterprises. Competition for funds from securities brokers and mutual funds for money market accounts is strong. Additional competition for deposits comes from government and private issues of debt obligations and other investment alternatives for depositors such as money market funds.

The market areas served by Virginia National Bank are highly competitive with respect to banking. Competition for loans to small businesses and professionals is intense, and pricing is important. Many of the Bank’s competitors have substantially greater resources and lending limits than the Bank and offer certain services such as extensive and established branch networks that the Bank does not expect to match. Deposit competition is also very strong. The Bank believes, however, that a market exists for the personal and customized financial services an independent, locally owned bank can offer.

Supervision and Regulation

The banking industry is highly regulated. Statutory and regulatory controls are designed primarily for the protection of depositors and the banking system, and not for the purpose of protecting the shareholders of financial institutions. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

Proposals to change the laws and regulations governing the banking industry are frequently raised in the U.S. Congress, in state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on the Bank are impossible to determine with any certainty. A change in applicable laws or regulations, or a change in the way such laws or regulations are interpreted by regulatory agencies or courts, may have a material impact on the business, operations, and earnings of the Bank.

General

The Bank is subject to supervision by the OCC, and is affected by the various applicable federal and Virginia laws, and regulations of the OCC, the Board of Governors of the Federal Reserve System and the FDIC. The various laws and regulations administered by these regulatory agencies affect corporate practices, expansion of business and provision of services. Also, monetary and fiscal policies of the United States directly affect bank loans and deposits and, thus, may affect the Bank’s earnings. The OCC conducts regular examinations of the Bank, reviewing such matters as the quality of loans and investments, the adequacy of loan loss reserves, compliance with laws and regulations, management practices and other aspects of the Bank’s operations. In addition to these regular examinations, the Bank must furnish periodic reports to regulatory agencies that contain a full and accurate statement of its affairs.

The Bank is also subject to the disclosure and regulatory requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as administered by the OCC. The Bank’s common stock is quoted on the OTC Markets Group’s OTCQB tier under the symbol “VABK.”

Branching

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Interstate Banking Act”), generally permits a bank to merge with an out-of-state bank and convert any offices into branches of the resulting bank if both states have not opted out of interstate branching; and permits a bank to acquire branches from an out-of-state bank if the law of the state where the branches are located permits the interstate branch acquisition. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), a bank must be well capitalized and well managed to engage in an interstate acquisition. The Interstate Banking Act and the Dodd-Frank Act permit banks to establish and operate de novo interstate branches to the same extent a bank chartered by the host state may establish branches.

Limitations on Transactions with Affiliates

Pursuant to Sections 23A and 23B of the Federal Reserve Act and Regulation W, the authority of the Bank to engage in transactions with related parties or “affiliates” or to make loans to insiders is limited. Loan transactions with an affiliate generally must be collateralized and certain transactions between the Bank and its affiliates, including the sale of assets, the payment of money or the provision of services, must be on terms and conditions that are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable nonaffiliated transactions. In addition, the Bank generally may not purchase securities issued or underwritten by affiliates.

Loans to executive officers, directors or to any person who directly or indirectly, or acting through or in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of a bank, are subject to Sections 22(g) and 22(h) of the Federal Reserve Act and their corresponding regulations (Regulation O) and Section 13(k) of the Securities Exchange Act of 1934 (the “Exchange Act”) relating to the prohibition on personal loans to executives (which exempts financial institutions in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act). Among other things, these loans must be made on terms substantially the same as those prevailing on transactions made to unaffiliated individuals and certain extensions of credit to those persons must be approved in advance by a majority of the institutions’ disinterested directors. Section 22(h) of the Federal Reserve Act prohibits loans to any of those individuals where the aggregate amount exceeds an amount equal to 15% of an institution’s unimpaired capital and surplus plus an additional 10% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral, or when the aggregate amount on all of the extensions of credit outstanding to all of these persons would exceed the Bank’s unimpaired capital and unimpaired surplus. Section 22(g) of the Federal Reserve Act identifies limited circumstances in which the Bank is permitted to extend credit to executive officers.

Restrictions on Acquisitions; Changes in Control

Subject to certain exceptions, the Change in Bank Control Act, together with the applicable regulations, requires OCC approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring “control” of a bank or bank holding company. A conclusive presumption of control exists if an individual or company acquires the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of any insured depository institution. A rebuttable presumption of control exists if a person or company acquires 10% or more but less than 25% of any class of voting securities of an insured depository institution and either the institution has registered securities under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the acquisition. The Bank’s common stock is registered under Section 12 of the Exchange Act.

Regulatory Reform

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act significantly restructures the financial regulatory regime in the United States and has a broad impact on the financial services industry. While some rulemaking under the Dodd-Frank Act has occurred, many of the provisions require study or rulemaking by federal agencies, a process which will take years to implement fully.

Among other things, the Dodd-Frank Act provides for new capital standards that eliminate the treatment of trust preferred securities as Tier 1 capital. Existing trust preferred securities are grandfathered for banking entities with less than $15 billion of assets, such as the Bank. The Dodd-Frank Act permanently raises deposit insurance levels to $250,000, and until December 31, 2012 provided unlimited deposit insurance coverage for transaction accounts. Pursuant to modifications under the Dodd-Frank Act, deposit insurance assessments will be calculated based on an insured depository institution’s assets rather than its insured deposits and the minimum reserve ratio of the FDIC’s Deposit Insurance Fund is to be raised to 1.35%. The payment of interest on business demand deposit accounts is permitted by the Dodd-Frank Act. Further, the Dodd-Frank Act bars banking organizations, such as the Bank, from engaging in proprietary trading and from sponsoring and investing in hedge funds and private equity funds, except as permitted under certain limited circumstances.

The Dodd-Frank Act established the Bureau of Consumer Financial Protection (“CFPB”) as an independent bureau of the Federal Reserve. The CFPB has the exclusive authority to prescribe rules governing the provision of consumer financial products and services, which in the case of the Bank will be enforced by the OCC. The Dodd-Frank Act also provides that debit card interchange fees must be reasonable and proportional to the cost incurred by the card issuer with respect to the transaction. This provision is known as the “Durbin Amendment.” In June 2011, the Federal Reserve adopted regulations setting the maximum permissible interchange fee as the sum of 21 cents per transaction and five basis points multiplied by the value of the transaction, with an additional adjustment of up to one cent per transaction if the card issuer implements certain fraud-prevention standards. The interchange fee restriction only applies to financial institutions with assets of $10 billion or more and therefore currently has no effect on the Bank.

The Dodd-Frank Act enhances the requirements for certain transactions with affiliates under Sections 23A and 23B of the Federal Reserve Act, including an expansion of the definition of “covered transactions” and an increase in the amount of time for which collateral requirements regarding covered transactions must be maintained. These requirements became effective on July 21, 2011. The Dodd-Frank Act also provides that the appropriate federal regulators must establish standards prohibiting as an unsafe and unsound practice any compensation plan of a bank or other “covered financial institution” that provides an insider or other employee with “excessive compensation” or compensation that gives rise to excessive risk or could lead to a material financial loss to such firm. In June 2010, prior to the Dodd-Frank Act, the bank regulatory agencies promulgated the Interagency Guidance on Sound Incentive Compensation Policies, which requires that financial institutions establish metrics for measuring the impact of activities to achieve incentive compensation with the related risk to the financial institution of such behavior.

The Dodd-Frank Act also strengthens the existing limits on a depository institution’s credit exposure to one borrower. Current banking laws limit a depository institution’s ability to extend credit to one person (or group of related persons) in an amount exceeding certain thresholds.

Although a significant number of the rules and regulations mandated by the Dodd-Frank Act have been finalized, many of the new requirements have yet to be implemented and will likely be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies, the full extent of the impact such requirements will have on the operations of the Bank is unclear. The changes resulting from the Dodd-Frank Act may affect the profitability of business activities, require changes to certain business practices, impose more stringent capital requirements, liquidity and leverage ratio requirements, or otherwise adversely affect the business of the Bank. These changes may also require the Bank to invest significant management attention and resources to evaluate and make necessary changes to comply with new statutory and regulatory requirements.

Capital Requirements

The Federal Reserve, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to all banks and bank holding companies. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, the Bank is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%. At least half of the total capital is required to be “Tier 1 capital,” which consists principally of common and certain qualifying preferred shareholders’ equity (including trust preferred securities), less certain intangibles and other adjustments. The remainder (“Tier 2 capital”) consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. Under regulations established by the federal banking agencies a “well capitalized” institution must have a Tier 1 capital ratio of at least 6%, and a total capital ratio of at least 10%, and not be subject to a capital directive order. An “adequately capitalized” institution must have a Tier 1 capital ratio of a least 4% and a total capital ratio of at least 8%. The Tier 1 and total capital to risk-weighted asset ratios of the Bank were 15.27% and 16.21% respectively, as of December 31, 2012, thus exceeding the minimum requirements and the requirements to be considered a “well capitalized institution”.

Each of the federal regulatory agencies has established a minimum leverage capital ratio of Tier 1 capital to average adjusted assets (“Tier 1 leverage ratio”). These guidelines provide for a minimum Tier 1 leverage ratio of 4% for banks and bank holding companies that meet certain specified criteria, including having the highest regulatory examination rating and are not contemplating significant growth or expansion. The Tier 1 leverage ratio of the Bank as of December 31, 2012 was 10.87%, which is above the minimum requirements. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets.

On June 7, 2012, the Federal Reserve and the other federal bank regulatory agencies issued a series of proposed rules that would revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets. The proposed rules implement the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The proposed rules would, among other things, establish a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets) and a higher minimum Tier 1 risk-based capital requirement (6% of risk-weighted assets), and assign higher risk weightings to loans that are more than 90 days past due, loans that are on nonaccrual status and certain loans financing the acquisition, development or construction of commercial real estate. The proposed rules would also require unrealized gains and losses on certain securities holdings to be included for purposes of calculating regulatory capital requirements, and would limit a financial institution’s capital distributions and certain discretionary bonus payments if the institution does not hold a “capital conservation buffer” consisting of a specified amount of common equity Tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements.

The federal bank regulatory agencies initially indicated that these proposed rules would be phased-in beginning January 1, 2013 with full compliance required by January 1, 2019. However, due to the volume of public comments received, the agencies elected not to begin implementing the rules on January 1, 2013 and have provided no further guidance on a new effective date. Management believes that, as of December 31, 2012, the Bank would meet all capital adequacy requirements under the proposed rules if such requirements were currently effective. The regulations ultimately implemented may be substantially different from the proposed rules issued in June 2012. Management will continue to monitor these and any future proposals submitted by our regulators.

Limits on Dividends and Other Payments

Statutory and regulatory limitations apply to the Bank’s payment of dividends to its shareholders. As a general rule, the amount of a dividend may not exceed, without prior regulatory approval, the sum of net income in the calendar year to date and the retained net earnings of the immediately preceding two calendar years. A depository institution may not pay any dividend if payment would cause the institution to become “undercapitalized” or if it already is “undercapitalized.” The OCC may prevent the payment of a dividend if it determines that the payment would be an unsafe and unsound banking practice. The OCC also has advised that a national bank should generally pay dividends only out of current operating earnings.

FDIC Deposit Insurance

The FDIC utilizes a risk-based assessment system that imposes insurance premiums based upon a risk matrix that, as described below, takes into account, among other things, a bank’s capital level and supervisory rating (its “CAMELS rating”). Substantially all of the deposits of the Bank are insured up to applicable limits by the DIF of the FDIC and are subject to deposit insurance assessments to maintain the DIF. Deposit insurance assessments previously were based on deposit account balances; one of the major changes was to change the base of deposit insurance assessments to the average consolidated total assets during the assessment period less average tangible equity capital.

Deposit insurance assessments are based on average total assets minus average tangible equity. The initial base assessment rate ranges from 5 to 35 basis points on an annualized basis. After the effect of potential base-rate adjustments, the total base assessment rate could range from 2.5 to 45 basis points on an annualized basis. As the DIF reserve ratio grows, the rate schedule will be adjusted downward. Additionally, an institution must pay an additional premium equal to 50 basis points on every dollar (above 3% of an institution’s Tier 1 capital) of long-term, unsecured debt held that was issued by another insured depository institution (excluding debt guaranteed under the Temporary Liquidity Guarantee Program). Any increase in insurance assessments could have a negative impact on the earnings of insured institutions, including the Bank. The Bank paid a deposit insurance premium in 2012 amounting to $297 thousand.

Virginia National Bank is designated as an established small insured depository institution. Small banks (those with less than $10 billion in assets) are divided into four risk categories based on their confidential composite CAMELS rating and level of capital. A Risk Category I bank represents lower risk to the insurance system, while a Risk Category IV bank represents higher risk. Because of its confidential composite CAMELS rating and capital levels, Virginia National Bank is designated as a Risk Category I bank. Small banks in Risk Category I are evaluated, and their premiums are set, based on a combination of financial ratios and supervisory ratings. The financial ratios are as follows:

•	Tier I leverage ratio;

•	Loans past due 30 – 89 days, as a percentage of gross assets;

•	Nonperforming assets, as a percentage of gross assets;

•	Net loan charge-offs, as a percentage of gross assets; and

•	Net income before taxes, as a percentage of risk-weighted assets.

Supervisory ratings will also be taken into account using a weighted average of an institution’s confidential CAMELS component ratings.

In addition, the Bank is required to make payments for the servicing of obligations of the Financing Corporation (“FICO”) issued in connection with the resolution of savings and loan associations, so long as such obligations remain outstanding. The Bank paid a FICO assessment in 2012 amounting to $28 thousand. The FICO annualized assessment rate for the first quarter of 2013 is $0.64 cents per $100 of deposits.

On November 17, 2009, the FDIC implemented a final rule requiring insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Such prepaid assessments were collected by the FDIC on December 30, 2009, along with each institution’s quarterly risk-based deposit insurance assessment for the third quarter of 2009. As of December 31, 2012, $629 thousand in pre-paid deposit insurance is included in “other assets” in the accompanying consolidated balance sheet.

In October 2010, the FDIC adopted a new DIF restoration plan to ensure that the fund reserve ratio reaches 1.35% by September 30, 2020, as required by the Dodd-Frank Act. At least semi-annually, the FDIC will update its loss and income projections for the fund and, if needed, will increase or decrease assessment rates, following notice-and-comment rulemaking if required.

In November 2010, the FDIC issued a final rule to implement provisions of the Dodd-Frank Act that provide for temporary unlimited coverage for noninterest-bearing transaction accounts. The separate coverage for noninterest-bearing transaction accounts became effective on December 31, 2010 and expired on December 31, 2012.

Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

In its resolution of the problems of an insured depository institution in default or in danger of default, the FDIC is generally required to satisfy its obligations to insured depositors at the least possible cost to the DIF. In addition, the FDIC may not take any action that would have the effect of increasing the losses to the DIF by protecting depositors for more than the insured portion of deposits or creditors other than depositors.

Community Reinvestment and Consumer Protection Laws

In connection with its lending activities, the Bank is subject to a number of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. These include the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the CRA.

The CRA requires the appropriate federal banking agency, in connection with its examination of a bank, to assess the bank’s record in meeting the credit needs of the communities served by the bank, including low and moderate income neighborhoods. Furthermore, such assessment is also required of banks that have applied, among other things, to merge or consolidate with or acquire the assets or assume the liabilities of an insured depository institution, or to open or relocate a branch. In the case of a bank holding company applying for approval to acquire a bank or bank holding company, the record of each subsidiary bank of the applicant bank holding company is subject to assessment in considering the application. Under the CRA, institutions are assigned a rating of “outstanding,” “satisfactory,” “needs to improve,” or “substantial non-compliance.” The Bank was rated “satisfactory” in its most recent CRA evaluation.

Anti-Money Laundering Legislation

The Bank is subject to the Bank Secrecy Act and other anti-money laundering laws and regulations, including the USA Patriot Act of 2001. Among other things, these laws and regulations require the Bank to take steps to prevent the use of its services for facilitating the flow of illegal or illicit money, to report large currency transactions, and to file suspicious activity reports. The Bank is also required to carry out a comprehensive anti-money laundering compliance program. Violations can result in substantial civil and criminal sanctions. In addition, provisions of the USA Patriot Act require the federal financial institution regulatory agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing bank mergers and bank holding company acquisitions.

International Transactions

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country and prohibitions on “U.S. persons” engaging in financial transactions relating to making investments in, or providing investment-related advice or assistance to, a sanctioned country; and (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (for example, property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal, financial and reputational consequences.

Other Safety and Soundness Regulations

There are a number of obligations and restrictions imposed on depository institutions by law and regulatory policy that are designed to minimize potential loss to the depositors of such depository institutions and the FDIC insurance fund in the event of a depository institution default. For example, under the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), the federal banking agencies possess broad powers to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institution is “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized,” as defined by the law. At December 31, 2012 the Bank met the requirements for being classified as “well capitalized”, as described above.

As required by FDICIA, the federal banking agencies also have adopted guidelines prescribing safety and soundness standards relating to, among other things, internal controls and information systems, internal audit systems, loan documentation, credit underwriting, and interest rate exposure. In general, the guidelines require appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. In addition, the agencies adopted regulations that authorize, but do not require, an institution which has been notified that it is not in compliance with safety and soundness standard to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the prompt corrective action provisions described above.

Privacy Legislation

Several recent regulations issued by federal banking agencies also provide new protections against the transfer and use of customer information by financial institutions. A financial institution must provide to its customers information regarding its policies and procedures with respect to the handling of customers’ personal information. Each institution must conduct an internal risk assessment of its ability to protect customer information. These privacy provisions generally prohibit a financial institution from providing a customer’s personal financial information to unaffiliated parties without prior notice and approval from the customer.

Incentive Compensation

In June 2010, the federal banking agencies issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of financial institutions do not undermine the safety and soundness of such institutions by encouraging excessive risk-taking. The Interagency Guidance on Sound Incentive Compensation Policies, which covers all employees that have the ability to materially affect the risk profile of a financial institutions, either individually or as part of a group, is based upon the key principles that a financial institution’s incentive compensation arrangements should (i) provide incentives that do not encourage risk-taking beyond the institution’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the financial institution’s board of directors.

The OCC will review, as part of the regular, risk-focused examination process, the incentive compensation arrangements of financial institutions, such as the Bank, that are not “large, complex banking organizations.” These reviews will be tailored to each financial institution based on the scope and complexity of the institution’s activities and the prevalence of incentive compensation arrangements. The findings of the supervisory initiatives will be included in reports of examination. Deficiencies will be incorporated into the institution’s supervisory ratings, which can affect the institution’s ability to make acquisitions and take other actions. Enforcement actions may be taken against a financial institution if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the institution’s safety and soundness and the financial institution is not taking prompt and effective measures to correct the deficiencies.

Lending Activities

The Bank offers credit facilities, both secured and occasionally unsecured, to business customers. These facilities include term loans, single payment loans, revolving credit facilities and other lines of credit. These loans may be for temporary or seasonal working capital needs, or to provide funding for the acquisition of fixed assets or real estate. In addition, the Bank offers commercial real estate construction loans for both investment properties and owner-occupants of business facilities.

Installment loans, consumer purpose loans, revolving lines of credit and home equity lines of credit are also offered by the Bank.

The Bank’s lending activities are subject to a variety of lending limits imposed by federal law and internal policy. While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower, the Bank is generally subject to a loan-to-one-borrower limit in an amount equal to fifteen percent of the Bank’s capital and surplus. Loans which are fully secured by readily marketable or other permissible types of collateral may exceed the fifteen percent limitation. Although the Bank’s capitalization has enabled it to have a lending limit that satisfies the credit needs of a large portion of its target market, the Bank has also established relationships with correspondent banks to participate in loans when the amounts exceed the Bank’s legal lending limit or the more stringent limits imposed by internal lending policies.

Credit Policies

The Bank employs a written credit policy to enhance its management of credit risk. The policy includes underwriting guidelines, principles of loan analysis, documentation requirements, maintenance guidelines for credit files, risk assessment rules and definitions, and procedures for ongoing identification and management of loans of less than acceptable risk. The policy also fixes the lending limits of all lending personnel for both secured and unsecured lending. Loans in excess of this amount require consideration by and approval of the Bank’s Loan Committee, which meets at least once per week. The Bank places an extremely high value on the confidentiality of any customer information. The credit policy also addresses items such as aggregate loan diversification, conflicts of interest, loan pricing, concentrations of credit and the impact of business cycles on loan philosophy.

Employees

At December 31, 2012, the Bank had 118 full time equivalent employees. None of its employees is represented by any collective bargaining unit. The Bank considers relations with its employees to be good.

The Bank has purchased Bank Owned Life Insurance (“BOLI”) policies on executives and key personnel of the Bank. BOLI is a bank-eligible asset designed to recover costs of providing pre- and post-retirement benefits and/or to finance general employee benefit expenses. Under BOLI policies, the executives and other key personnel are the insured, and the Bank is the owner and beneficiary of the policies. The insured has no claim to the insurance policy or to the policy’s cash value. Under separate split dollar agreements, a portion of any death benefit may be paid to the beneficiaries of the insured employees, subject to the terms and restrictions of the split dollar endorsement agreement between the officer and the Bank.

Code of Ethics

VNB has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and its principal financial officer. The Code of Ethics is designed to deter wrongdoing and to promote the following:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2.	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with regulatory agencies and in other public communications.

3.	Compliance with applicable governmental laws, rules and regulations.

4.	The prompt internal reporting of violations of the code to an appropriate person identified in the code.

5.	Accountability for adherence to the code.

Availability of Information

The Bank files its periodic and annual reports with the Office of the Comptroller of the Currency. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, plus any amendments to these reports, are available, free of charge, on the Bank’s Internet website at www.vnb.com. These reports are available as soon as reasonably practical after they are filed with the OCC. The information on the Bank’s Internet website is not incorporated into this Annual Report on Form 10-K or any other filing the Bank makes with the OCC.

Item 1A. RISK FACTORS.

Not required

Item 2. PROPERTIES.

The Bank currently occupies eight sites in Charlottesville, Winchester, and Albemarle and Orange Counties. The main office and a full-service banking facility are located at 222 East Main Street, Charlottesville, Virginia. Full-service banking facilities are also located at 1580 Seminole Trail, Charlottesville, Virginia; 1900 Arlington Boulevard, Charlottesville, Virginia; 102 East Main Street, Orange, Virginia; 186 North Loudoun Street, Winchester, Virginia; 3119 Valley Avenue, #102, Winchester, Virginia; and 404 People Place, Charlottesville, Virginia.

The property located at 1580 Seminole Trail, Charlottesville, VA (29 North Office) was leased in 1998 from Sunny Hill Land Trust (an entity in which Hunter Craig, a director of the Bank, holds a beneficial interest) for a term of five years with six five-year renewal options. In 2008, the Bank exercised the second five-year renewal option. Monthly rent for this space was a fair market rate as verified by an independent third-party appraisal. In the first quarter of 2012, the Bank purchased the property from Sunny Hill Land Trust, thus terminating the lease.

As of December 31, 2012, all of the other full-service banking locations were leased as described further below. VNBTrust leases space at 310 4th Street, NE, Suite 102, Charlottesville, Virginia.

Lease terms for the above-mentioned properties are as follows:

222 East Main Street, Charlottesville, VA (Downtown Mall Office):

This property was originally leased from Williams Pentagram Corporation in 1998, and is currently in the fifth year of a five-year renewal term. The lease provides for three more five-year renewal options

1900 Arlington Boulevard, Charlottesville, VA (Barracks Road Office):

This property was leased in 1998 from Paul and Jean Holdren for a term of twenty years with seven five-year renewal options. The Arlington Boulevard site has additional space not occupied by the banking facility. This space has been leased to tenants.

102 East Main Street, Orange, VA (Orange Office):

This property was leased in 2000 from The Bryant Foundation for a term of three years with three five-year renewal options. The Bank has exercised the second five-year renewal option. The Bank entered a new five-year lease in January, 2011 for additional space on the second floor, where the Bank houses its Disaster Recovery site and some other operational office space. This lease has three two-year renewal options.

186 North Loudoun Street, Winchester, VA (Winchester Office):

This property was originally leased in 2001 from Shenandoah University for a term of ten years with two five-year renewal options. In 2011, the Bank and Shenandoah University entered a new lease for this property for a term of five years with one five-year renewal term.

3119 Valley Avenue, #102, Winchester, VA (Creekside Office):

This property is located in the Creekside Station Shopping Center. It was leased in 2003 from Joleen, L.C. for a term of ten years expiring January 31, 2014, with two five-year renewal options.

404 People Place, Charlottesville, VA (Pantops Park Office):

This property, consisting of approximately 8,167 square feet, is located just east of the Charlottesville city limits on Pantops Mountain, and fronts on Route 250 East. The building was constructed by the Bank on a pad site leased in 2005 from Pantops Park, LLC for a term of twenty years, with seven five-year renewal options. William D. Dittmar, Jr., a director of the Bank, is the sole managing member of Pantops Park, LLC. Monthly rent for this space is a fair market rate as verified by an independent third-party appraisal. A five-story building, consisting of approximately 43,000 square feet, was completed in early 2008, and the Bank opened this full-service office in April, 2008. Additionally, the building houses the Bank’s Operations Center and several administrative functions. It also contains space for lease to third parties. A portion of the space has been rented, and the Bank is actively seeking other tenants.

310 4th Street, N.E., Suite 102, Charlottesville, VA (VNBTrust, N.A.):

This property is located approximately two blocks from the downtown Charlottesville banking office. It was leased in 2006 from Court Square, L.L.C. for a term of five years, with two five-year renewal options. The lease was amended effective December 20, 2010 to extend the lease until July 31, 2016 and to provide for an additional five-year renewal term with slightly reduced payment terms.

Item 3. LEGAL PROCEEDINGS.

There are no legal proceedings against the Bank that would have a material adverse effect on the Bank or its financial condition.

Item 4. MINE SAFETY DISCLOSURES.

Not applicable

Part II

Item 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Virginia National Bank’s Common Stock is listed on the OTC Markets Group’s (OTCQB) tier under the symbol VABK. As of December 31, 2012, the Bank had issued and outstanding 2,690,220 shares of Common Stock. These shares were held by approximately 572 shareholders of record and others who held shares at brokerage firms. The Bank’s Common Stock was issued on June 26, 1998, at a price of $10.00 per share.

On May 16, 2011, the Board of Directors declared a 15% stock dividend. The stock dividend was paid on June 30, 2011 to shareholders of record at the close of business on June 15, 2011. As a result of the stock dividend, each shareholder received 0.15 shares of Common Stock for every share of Common Stock held as of the record date. The Bank has not declared any cash dividends. Payments of dividends is at the discretion of the Bank’s Board of Directors, is subject to various federal and state regulatory limitations, and is dependent upon the overall performance and capital requirements of the Bank.

For the years ended December 31, 2012 and December 31, 2011, the data in the table below represents the high bid and low bid quotations that occurred for the periods shown as reported by the OTCQB. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2012		2011
	High	Low	High	Low

First Quarter	$15.95	$13.87	$22.50	$16.51

Second Quarter	$16.00	$12.35	$24.00	$15.50

Third Quarter	$15.00	$12.38	$18.50	$13.00

Fourth Quarter	$15.35	$12.70	$17.40	$12.25

American Stock Transfer and Trust Company is the Bank’s stock transfer agent and registrar.

Item 6. SELECTED FINANCIAL DATA.

Not required.

Item 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion provides information about the major components of the results of consolidated operations and financial condition, liquidity and capital resources of Virginia National Bank. This discussion and analysis should be read in conjunction with the “Consolidated Financial Statements” and “Notes to the Consolidated Financial Statements.”

FORWARD-LOOKING STATEMENTS AND FACTORS THAT COULD AFFECT FUTURE RESULTS

Certain statements contained or incorporated by reference in this annual report on Form 10-K, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, change in laws and regulations applicable to the Bank, adequacy of funding sources, actuarial expected benefit payment, valuation of foreclosed assets, our ability to hold to maturity securities designated as held to maturity, regulatory requirements, economic environment and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements the Bank may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Bank makes no commitment to update or revise forward-looking statements in order to reflect new information or subsequent events or changes in expectations.

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes, particularly declines, in general economic conditions and in the local economies in which the Bank operates; the financial condition of the Bank’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; other risks and uncertainties described from time to time in press releases and other public filings; and the Bank’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and the Bank will not update any forward-looking statement, whether written or oral, that may be made from time to time.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The accounting and reporting policies followed by the Bank conform, in all material respects, to U.S. generally accepted accounting principles (“U.S. GAAP”). In preparing the consolidated financial statements, management has made estimates, assumptions and judgments based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements may reflect different estimates, assumptions and judgments. Certain policies inherently have greater reliance on the use of estimates, assumptions and judgments and, as such, have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation allowance to be established, or when an asset or liability must be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when readily available. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Bank adjusts such estimates and assumptions when the Bank believes facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in the future periods.

The Bank’s accounting policies are fundamental to understanding management’s discussion and analysis of financial condition and results of operations. The most significant accounting policies followed by the Bank are presented in Note 1 to the consolidated financial statements.

Management utilizes various inputs to determine the fair value of its securities portfolio. Fair value of securities is based upon market prices, where available (Level 1 inputs). If such quoted market prices are not available, fair value is based upon market prices determined by an outside, independent entity that primarily uses, as inputs, observable market-based parameters (Level 2 inputs). Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Bank’s creditworthiness, among other things, as well as unobservable parameters (Level 3 inputs). Any such valuation adjustments are applied consistently over time. The Bank’s valuation methodologies may produce a fair value calculation that may not be indicative of net realized value or reflective of future fair values. While management believes the Bank’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Additional discussion of valuation methodologies is presented in Note 14 of the Bank’s consolidated financial statements.

A periodic review is conducted by management to determine if the decline in the fair value of any security appears to be other-than-temporary. Factors considered in determining whether the decline is other-than-temporary include, but are not limited to: the length of time and the extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Bank’s intent to sell. If the decline is deemed to be other-than-temporary, and the Bank does not have the intent to sell, and will not likely be required to sell, the security is written down to a new cost basis and the resulting credit component of the loss is reported in noninterest income and the remainder of the loss is recorded in shareholders’ equity. If the Bank intends to sell or will be required to sell, the full amount of the other-than-temporary impairment is recorded in noninterest income.

The allowance for loan losses represents management’s estimate of probable credit losses inherent in the loan portfolio. Determining the amount of the allowance for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates related to the amount and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, and consideration of current economic trends and conditions, all of which may be susceptible to significant change. The methodology used to determine the allowance for loan losses is outlined in Note 1 and Note 4 to the consolidated financial statements.

The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns. Judgment is required in assessing the future tax consequences of events that have been recognized in the Bank’s consolidated financial statements or tax returns. Fluctuations in the actual outcome of these future tax consequences could impact the Bank’s consolidated financial condition or results of operations. Additional discussion on the accounting for income taxes is presented in Note 1 and in Note 8 of the Bank’s consolidated financial statements.

Non-GAAP Presentations

The Bank, in referring to its net income, is referring to income under accounting principles generally accepted in the United States of America, or “GAAP”. This management’s discussion and analysis also refers to the efficiency ratio which is computed by dividing non-interest expense by the sum of net interest income and non-interest income. This is a non-GAAP financial measure which may provide important information concerning the Bank’s operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently.

INCOME STATEMENT ANALYSIS

Net interest income, which represents the difference between interest earned on interest-earning assets and interest incurred on interest-bearing liabilities, is the Bank’s primary source of earnings. Net interest income can be affected by changes in market interest rates as well as the level and composition of assets, liabilities and shareholders’ equity. Net interest spread is the difference between the average rate earned, on a tax-equivalent basis, on interest-earning assets and the average rate paid on interest-bearing liabilities. The net yield on interest-earning assets (“net interest margin”) is calculated by dividing tax equivalent net interest income by average interest-earning assets. Generally, the net interest margin will exceed the net interest spread because a portion of interest-earning assets are funded by various noninterest-bearing sources, principally noninterest-bearing deposits and shareholders’ equity. The increases (decreases) in the components of interest income and interest expense, expressed in terms of fluctuation in average volume and rate, are provided in the Volume and Rate Analysis shown in Table 3, later in this report.

COMPARISON OF THE YEARS 2012 AND 2011

The Bank reported net income for the period ended December 31, 2012 was $5.481 million, compared to $2.341 million for the period ended December 31, 2011. The commercial bank earned net income of $1.938 million in 2012, only $70 thousand less than the $2.008 million earned in 2011. The Bank’s subsidiary, VNBTrust, N.A., earned net income of $3.543 million in 2012, compared to net income of $333 thousand in 2011.

The $3.140 million increase in net income in 2012 from 2011 was attributed to a $7.141 million increase in trust fee income and a $614 thousand decrease in provision for loan loss. Net income was negatively impacted by a $452 thousand decrease in net interest income, a $207 thousand decrease in non-interest income (exclusive of trust fee income), a $2.277 million increase in non-interest expense, and a $1.679 million increase in income taxes.

TABLE 1

Consolidated Return on Equity and Assets

The annualized ratio of net income to average total assets and average shareholders’ equity and certain other ratios for the periods indicated are as follows:

	2012	2011	2010

Return on average assets	1.11%	0.51%	0.94%

Return on average equity	10.90%	4.95%	9.46%

Average equity to average assets	10.21%	10.21%	9.91%

Cash dividend payout ratio	0.00%	0.00%	0.00%

Net Interest Income

During 2012, net interest income was $15.623 million compared to $16.075 million in 2011. Despite higher average deposits funding additional earning assets of $27.7 million during 2012 versus 2011, net interest income year to year was lower by $452 thousand, mainly attributed to interest margin compression during this period of historically low interest rates and the mix of earning assets.

Total interest income aggregated $16.9 million for 2012, down $944 thousand from 2011 primarily as a result of a decline in loan interest income of $1.061 million. Offsetting lower loan income was $117 thousand in income from the investment portfolio and overnight Federal Funds sold and balances held in correspondent accounts. The tax-equivalent yield on interest-earning assets was 3.70% for 2012 compared to 4.14% for 2011.

Interest income earned on the loan portfolio decreased $1.061 million for 2012 from $15.781 million in 2011. Average loan balances amounted to $294.830 million for 2012, an increase of $4.364 million from an average of $290.466 million in 2011. The increase in average loans accounted for a $163 thousand increase in interest earned on loans; however rate adjustments and lower rates on new loans resulted in a decrease of $1.224 million in loan income. The yield on the loan portfolio decreased to 4.99% for 2012 from 5.43% for 2011.

Interest earned on the securities portfolio, on a tax-equivalent basis, increased to $2.124 million for 2012 from $2.019 million in 2011. Average securities balances increased to $104.800 million (22.8% of average earning assets) for 2012 from $89.227 million (20.7% of average earning assets) in 2011. The average yield on investment securities decreased to 2.03% for 2012 from 2.26% in the corresponding 2011 period. The increase in the securities portfolio balances were the result of a continuing growth in deposit account balances in 2012 and slower loan growth. The continuing low rate environment continues to impact the overall portfolio yield.

Management’s Asset/Liability strategy for the investment portfolio, starting in 2012, was to diversify the investment portfolio by adding mortgage-backed securities and bank-qualified municipal bonds. The average duration of the investment portfolio continues to be relatively short. Adding mortgage-backed securities has resulted in providing a consistent stream of cash flow that can be diverted to loan growth or re-invested in higher yielding securities when interest rates rise.

Total interest expense decreased by $492 thousand for 2012 from $1.773 million for 2011, due to a decrease in average interest-bearing liabilities of $1.227 million for 2012. Rates paid for interest-bearing liabilities also declined from 0.59% for 2011 to 0.43% for 2012.

Interest expense on deposits decreased $490 thousand for 2012 to $1.277 million as compared to $1.767 million for 2011. The decrease in interest expense was partially a result of lower time deposit rates and a change in the mix of deposit balances. Time deposit rates averaged 0.77% in 2012 or 30 basis points lower than the 1.07% paid in 2011. In total, the average balance of interest-bearing deposit accounts decreased $1.528 million. Average time deposit balances decreased $9.498 million in 2012, while interest checking and money market account balances increased $5.260 million and $2.710 million, respectively.

The Bank continues to experience double-digit growth in non-interest bearing deposit account balances. During 2012 the average balance was $139.741 million, an increase of $28.092 million or 25.2% from the 2011 average balance of $111.649 million. This compares to the increase in 2011 of 12.0% or $11.940 million from the average balance of $99.709 million in 2010. These year-over-year increases assist in maintaining the Bank’s low cost of funds.

(Continue to Tables 2 and 3 on the following pages for more details.)

TABLE 2

Consolidated Average Balance Sheet And Analysis of Net Interest Earnings

	Year Ended December 31, 2012			Year Ended December 31, 2011			Year Ended December 31, 2010
(dollars in thousands)	Average Balance	Interest Income Expense	Average Yield/ Cost	Average Balance	Interest Income Expense	Average Yield/ Cost	Average Balance	Interest Income Expense	Average Yield/ Cost

ASSETS

Interest Earning Assets:
Securities (1)	$104,800	$2,124	2.03%	$89,227	$2,019	2.26%	$50,010	$1,363	2.73%
Loans:
Real estate	238,958	12,481	5.22%	240,429	13,573	5.65%	255,556	14,945	5.85%
Commercial	42,876	1,765	4.12%	38,128	1,717	4.50%	33,381	1,636	4.90%
Consumer	12,996	474	3.65%	11,909	491	4.12%	13,582	587	4.32%

Total Loans	294,830	14,720	4.99%	290,466	15,781	5.43%	302,519	17,168	5.68%
Fed Funds Sold	58,420	112	0.19%	51,444	48	0.09%	46,582	45	0.10%
Other Interest Bearing Deposits	751	8	0.00%	—	—	0.00%	—	—	0.00%

Total Earning Assets	458,801	16,964	3.70%	431,137	17,848	4.14%	399,111	18,576	4.65%

Less: Allowance for Loan Losses	(3,704)			(3,732)			(3,783)

Total Non-Earning Assets	37,031			35,532			34,566

Total Assets	$492,128			$462,937			$429,894

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$67,898	$34	0.05%	$62,638	$31	0.05%	$63,254	$31	0.05%
Money Market Deposits	93,690	194	0.21%	90,980	168	0.18%	85,782	165	0.19%
Time Deposits	136,832	1,049	0.77%	146,330	1,568	1.07%	135,087	1,683	1.25%

Total Interest-Bearing Deposits	298,420	1,277	0.43%	299,948	1,767	0.59%	284,123	1,879	0.66%

Securities Sold Under Agreement to Repurchase	2,973	4	0.13%	2,672	6	0.22%	2,313	5	0.22%

Total Interest-Bearing Liabilities	301,393	1,281	0.43%	302,620	1,773	0.59%	286,436	1,884	0.66%

Non-Interest-Bearing Liabilities:
Demand deposits	139,741			111,649			99,709
Other liabilities	730			1,389			1,149

Total Liabilities	441,864			415,658			387,294

Shareholders’ Equity	50,264			47,279			42,600

Total Liabilities & Shareholders’ Equity	$492,128			$462,937			$429,894

Net Interest Income		$15,683			$16,075			$16,692

Interest Rate Spread (2)			3.27%			3.55%			3.99%

Interest Expense as a Percentage of Average Earning Assets			0.28%			0.41%			0.47%

Net Interest Margin (3)			3.42%			3.73%			4.18%

(1)	Tax-exempt income for investment securities has been adjusted to a tax-equivalent basis, resulting in a increase in interest income of $59 thousand for 2012. A Federal income tax rate of 34% was used.
(2)	Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.
(3)	Net interest margin is net interest income expressed as a percentage of average earning assets.

TABLE 3

Volume and Rate Analysis

The following table describes the impact on the net interest income of the Bank resulting from changes in average balances and average rates for the periods indicated. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Interest income is reported on a tax-equivalent basis, assuming a Federal income tax rate of 34%.

2012 compared to 2011

(dollars in thousands)

	Change due to:		Increase / Decrease
	Volume	Rate
Asset
Securities	$330	$(225)	$105
Loans:
Real estate	(83)	(1,009)	(1,092)
Commercial	203	(155)	48
Consumer	43	(60)	(17)

Total loans	163	(1,224)	(1,061)
Federal funds sold	7	57	64
Other interest bearing deposits	8	—	8

Total earning assets	$508	$(1,392)	$(884)

Liabilities and Shareholders’ equity:
Interest-bearing deposits:
Interest checking	$2	$1	$3
Money market	5	21	26
Time deposits	(96)	(423)	(519)

Total interest-bearing deposits	(89)	(401)	(490)
Short-term borrowings	1	(3)	(2)

Total interest-bearing liabilities	(88)	(404)	(492)

Change in net interest income	$596	$(988)	$(392)

2011 compared to 2010

(dollars in thousands)

	Change due to:		Increase / Decrease
	Volume	Rate
Assets:
Securities	$920	$(264)	$656
Loans:
Real estate	(865)	(507)	(1,372)
Commercial	221	(140)	81
Consumer	(70)	(26)	(96)

Total loans	(714)	(673)	(1,387)
Federal funds sold	4	(1)	3

Total earning assets	$210	$(938)	$(728)

Liabilities and Shareholders’ equity:
Interest-bearing deposits:
Interest checking	$—	$—	$—
Money market	10	(7)	3
Time deposits	131	(246)	(115)

Total interest-bearing deposits	141	(253)	(112)
Short-term borrowings	1	—	1

Total interest-bearing liabilities	142	(253)	(111)

Change in net interest income	$68	$(685)	$(617)

Provision for Loan Losses

Based on management’s continuing evaluation of the loan portfolio in 2012, the Bank recorded a net recovery of loan loss provision of $79 thousand, compared to 2011 when the Bank recorded a provision for loan losses of $535 thousand. Factors affecting the provision for the year 2012 included current economic conditions, an overall improvement in asset quality and a lower level of net charge-offs. As of December 31, 2012, the allowance for loan losses was $3.267 million, a decrease of $474 thousand from $3.741 million at December 31, 2011.

The Bank decreased its allowance to total loans outstanding to 1.15% at December 31, 2012, compared to the 1.28% reported at December 31, 2011. There were $608 thousand in loan balances charged off during 2012, with a total of $213 thousand in recoveries of previously charged-off balances. This resulted in net charge-offs of $395 thousand during 2012 and compares favorably to the net charge-offs of $524 thousand reported for 2011. There were $560 thousand in loan balances charged-off during 2011 and recoveries of $36 thousand. The ratio of net charge-offs to average loans remained strong at 0.13% for 2012 and 0.18% for 2011. The decrease in the allowance was partially the result of some criticized loans being repaid in full, which ultimately impacts the estimates required in the allowance for potential loan losses.

The level of the allowance reflects changes in the size of the portfolio or in any of its components as well as management’s continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality and economic, political and regulatory conditions. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Bank’s control, including the performance of the Bank’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications. Additional information concerning management’s methodology in determining the adequacy of the allowance for loan losses is contained in Note 1 and Note 4 of the “Notes to the Consolidated Financial Statements.”

Non-Interest Income

Non-interest income increased to $12.040 million for 2012 from $5.106 million in 2011. The increase of $6.934 million principally resulted from revenues from VNBTrust, which were up $7.141 million in 2012 as compared to 2011. VNBTrust revenues are primarily derived from two forms of fee income: performance fees and fixed fees. VNBTrust recorded $7.186 million in performance fee income in 2012 as compared to $364 thousand in 2011, or an increase of $6.822 million. VNBTrust recorded fixed fee income of $2.543 million in 2012, which is an increase of $319 thousand when compared to $2.224 million reported in 2011. In accordance with a multi-year agreement, VNBTrust staff is compensated on the level of profits earned. There is a correlated increase in salaries and benefits expense for 2012 that is discussed below under Non-interest Expense.

Non-interest income, exclusive of trust income, totaled $2.311 million in 2012 as compared to $2.518 million in 2011. Year-to-year comparison is more meaningful when one-time income is excluded from each year’s results. In 2012, non-interest income included $133 thousand in gains from the sale of securities. In 2011, bank-owned life insurance income included $358 thousand in death benefits. Non-interest income, excluding these two items, would be $2.178 million in 2012 or an increase of $18 thousand when compared to $2.160 million in 2011. Management’s strategy to diversify the investment portfolio in 2012 resulted in having to sell certain securities, which resulted in the gains mentioned above.

Non-Interest Expense

Total non-interest expense for the year ended December 31, 2012 was $19.650 million, an increase of $2.277 million from the $17.373 million reported for the year ended December 31, 2011. The increase was primarily the result of higher personnel and other expense costs of $1.436 million and $1.133 million, respectively.

Personnel costs were higher in 2012, due to $2.149 million booked as VNBTrust incentive compensation, in accordance with pre-established formulas, as compared to $116 thousand recorded for 2011. Personnel expense excluding the VNBTrust incentive compensation cost was $8.813 million or $597 thousand less than the full year personnel expense for 2011, also excluding the VNBTrust incentive compensation.

Other expense costs were $5.668 million in 2012, an increase of $1.133 million as compared to the $4.535 million reported in 2011. The increase was primarily the result of one-time write-downs of $845 thousand related to other real estate owned (OREO) properties that occurred during 2012. Other expense for 2012, excluding the OREO write-downs, totaled $4.823 million, an increase of $288 thousand, or 6.4%, when compared to the $4.535 million reported in 2011.

Provision for Income Taxes

For 2012, the Bank provided $2.611 million for Federal income taxes, resulting in an effective income tax rate of 32.3%. In 2011, the Bank provided $932 thousand for Federal income taxes, resulting in an effective income tax rate of 28.5%. Please see Note 8 in the “Notes to Consolidated Financial Statements” for a discussion regarding net deferred tax and valuation allowance.

Updated Financial Strategic Plan Approved in 2012

In September 2012, the Board of Directors approved a new multi-year strategic plan called “Financial Strategic Plan 2012-2016”. The management-recommended Plan was aimed at making some changes to the Bank’s business model, while maintaining the Bank’s “customer first” culture. The Plan’s goals were aimed at addressing the changing banking landscape due to new regulatory requirements that are costly to implement and maintain; and also limited income from traditional revenue sources. These facts taken together with a slow economic recovery, which has kept market interest rates at historically low levels for over 5 years, required a prompt response by management and the Board.

The Plan’s goals include reducing operating expenses by a minimum of $1.35 million annually, starting in 2013. These reductions will be achieved in a number of ways including: eliminating vacant positions, services that were no longer relevant, and programs that were not likely to achieve a desired profitability level. Most of the changes indicated in the Plan are effective in 2013, however, there are a number of other cost reductions and new non-interest income sources that are slated to be deployed in future years.

BALANCE SHEET ANALYSIS

Securities

The Bank’s investment portfolio as of December 31, 2012, totaled $118.6 million, of which obligations of U.S. government corporations and government-sponsored enterprises amounted to $88.7 million which is approximately 74.8% of the total.

The Bank has the intent and ability to hold to maturity securities classified as held to maturity, at which time it will receive full value for these securities. As of December 31, 2012, the HTM portfolio totaled $6.0 million and consisted of corporate and municipal bonds. As of December 31, 2011, the HTM portfolio totaled $6.0 million and consisted of U.S. government-sponsored agency and municipal bonds. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts. The gross unrealized gains and losses on held to maturity securities were $69 thousand at December 31, 2012.

Securities classified as available for sale may be sold in the future, prior to maturity. These securities are carried at fair value. Net aggregate unrealized gains or losses on these securities are included, net of taxes, as a component of shareholders’ equity. Given the generally high credit quality of the portfolio, management expects to realize all of its investment upon market recovery or the maturity of such instruments and thus believes that any impairment in value is interest-rate-related and therefore temporary. Available for sale securities included gross unrealized gains of $1.972 million and gross unrealized losses of $227 thousand. As of December 31, 2012, management does not have the intent to sell any of the securities classified as available for sale, and management believes that it is more likely than not that the Bank will not have to sell any such securities before a recovery of cost.

The Bank’s holdings of restricted securities totaled $1.7 million at December 31, 2012 and at December 31, 2011 and consisted of Federal Reserve Bank and Federal Home Loan Bank stock. The Bank is required to purchase these stocks as a condition of membership with each of these correspondent banks. The amount of stock required to be held by the Bank is periodically assessed by each bank. The stock is recorded at cost.

TABLE 4

Securities Held to Maturity and Available for Sale

(dollars in thousands)

	As of December 31,
Carrying Value of Securities	2012	2011	2010

Securities Held to Maturity

Amortized Cost:
Municipal Bonds	$1,967	$1,975	$1,984
U.S. Government-Sponsored Agencies	—	4,013	4,027
Corporate Bonds and Notes	4,024	—	1,510

	$5,991	$5,988	$7,521

Securities Available for Sale

Fair Value:
U.S. Government-Sponsored Agencies	$63,497	$84,150	$54,520
Mortgage-Backed Securities/CMOs	25,166	—	—
Municipal Bonds	17,023	—	—
Corporate Bonds	4,023	—	—
Asset-Backed Securities	1,144	—	—

	$110,853	$84,150	$54,520

Restricted Securities

Cost:
Federal Reserve Bank Stock	$1,033	$1,030	$836
Federal Home Loan Bank Stock	696	698	722

	$1,729	$1,728	$1,558

The Bank does not hold any deriviative instruments. The Bank held no issues that exceeded 10% of Shareholders’ Equity at December 31, 2012.

TABLE 5

Maturity Distribution and Average Yields

(dollars in thousands)

Projected Maturities of Securities at December 31, 2012

	Amortized Cost	Fair Value	Tax Equivalent (T/E) Yield (1)

U.S. Government-Sponsored Agencies:
One year or less	$18,327	$18,518	2.17%
After one year to five years	42,337	43,988	2.10%
After five years to ten years	1,000	991	1.40%

	$61,664	$63,497	2.11%

Mortgage-Backed Securities/CMOs (2)
After five years to ten years	2,316	2,295	0.35%
After ten years	22,944	22,871	1.17%

	$25,260	$25,166	1.10%

Asset-Backed Securities
After ten years	1,151	1,144	1.56%

	$1,151	$1,144	1.56%

Corporate Bonds
One year or less	$2,009	$2,021	1.20%
After one year to five years	6,052	6,076	1.49%

	$8,061	$8,097	1.42%

Municipal Securities
One year or less	$1,277	$1,283	2.23%
After one year to five years	1,117	1,130	2.12%
After five years to ten years	2,042	2,049	3.23%
After ten years	14,527	14,547	3.52%

	$18,963	$19,009	3.32%

Total Securities (3)	$115,099	$116,913

(1)	The tax equivalent (T/E) yield is based upon a federal income tax rate of 34%.
(2)	Projected maturities for Mortgage-Backed Securities are based on the expected w eighted average maturities of the individual securities.
(3)	Excludes Federal Reserve Bank and Federal Home Loan Bank stocks w hich have no stated maturity dates.

Loan Portfolio

A management objective is to maintain the quality of the loan portfolio. The Bank seeks to achieve this objective by maintaining rigorous underwriting standards coupled with regular evaluation of the creditworthiness of and the designation of lending limits for each borrower. The portfolio strategies include seeking industry and loan size diversification in order to minimize credit exposure and originating loans in markets with which the Bank is familiar. The predominant market area for loans is Charlottesville, Albemarle County, Orange County, Winchester, Frederick County and adjacent counties.

The Bank’s loan portfolio totaled $284.9 million as of December 31, 2012 or 56.1% of total assets. Loan balances declined $7.6 million from $292.5 million as of December 31, 2011.

Based on underwriting standards, loans and leases may be secured in whole or in part by collateral such as liquid assets, accounts receivable, equipment, inventory and real property. The collateral securing any loan or lease may depend on the type of loan and may vary in value based on market conditions.

The Bank’s commercial and industrial loan portfolio totaled $45.4 million and represented approximately 15.9% of all loans as of December 31, 2012. Loans in this category are typically made to individuals and small and medium-sized businesses. Loans for construction and land development totaled $14.2 million and represented 5.0% of all loans as of December 31, 2012, which is a decrease of $3.3 million from December 31, 2011. Loans to consumers, included revolving credit and other fixed payment loans totaled $12.0 million as of December 31, 2012 or 4.2% of all loans.

The Bank’s real estate loan portfolio totaled $213.3 million as of December 31, 2012, which represented approximately 74.9% of all loans, and are secured by mortgages on real property located principally in Virginia. Of this amount approximately $88.2 million represented loans on residential properties. Commercial real estate loans totaled $125.1 million as of December 31, 2012. Sources of repayment are from the borrower’s operating profits, cash flows and liquidation of pledged collateral.

TABLE 6

Loan Portfolio

(dollars in thousands)

	As of December 31,
	2012	2011	2010	2009	2008
Commercial	$45,370	$42,157	$40,737	$38,955	$41,915
Real estate construction	14,193	17,475	26,645	38,462	32,761
Real estate mortgage:
Residential	56,820	59,995	58,107	70,281	61,823
Commercial	125,089	128,611	128,746	126,936	107,500
Home equity loans	31,433	32,802	31,330	26,921	21,294

Total real estate mortgage	213,342	221,408	218,183	224,138	190,617
Consumer	11,955	11,492	13,066	14,014	12,781

Total loans	284,860	292,532	298,631	315,569	278,074
Less: Allowance for loan losses	(3,267)	(3,741)	(3,730)	(3,732)	(3,084)

Net loans	$281,593	$288,791	$294,901	$311,837	$274,990

TABLE 7

Maturities and Sensitivities of Selected Loans to Changes in Interest Rates

(dollars in thousands)

	As of December 31, 2012
	1 Year or Less		1 - 5 Years		After 5 Years
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate	Total

Commercial loans	$4,646	$10,406	$5,146	$15,237	$—	$9,935	$45,370

Real estate construction loans *	$1,876	$792	$2,554	$2,941	$940	$5,090	$14,193

*	includes land development and land loans

Asset Quality and the Allowance for Loan Losses

Intrinsic to the lending process is the possibility of loss. In times of economic slowdown, the risk of loss inherent in the Bank’s loan portfolio may increase. While management endeavors to minimize this risk, it recognizes that loan losses will occur and that the amount of these losses will fluctuate depending on the risk characteristics of the loan portfolio, which in turn depend on current and future economic conditions, the financial condition of borrowers, the realization of collateral, and the credit management process.

At December 31, 2012, the allowance was $3.267 million and represented 1.15% of outstanding loans. The allowance for loan losses at December 31, 2011, was $3.741 million and represented 1.28% of outstanding loans. The purpose of the allowance is to provide for potential losses inherent in the loan portfolio. Since risks to the loan portfolio include general economic trends as well as conditions affecting individual borrowers, the allowance is an estimate.

The Bank places a loan on non-accrual status when management believes, after considering economic and business conditions and collections efforts, that it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement, or when the loan is past due for 90 days or more, unless the debt is both well-secured and in the process of collection.

TABLE 8

Non-Accrual Loans

(dollars in thousands)

As of December 31,

	2012	2011	2010

Total	$1,403	$403	$4,548

Number of Loans	7	4	7

Loans Past Due 90 Days or More and Still Accruing

(dollars in thousands)

As of December 31,

	2012	2011	2010

Total	$35	$388	$197

Number of Loans	1	2	1

At the end of 2012, the Bank had seven loans with balances of $1.403 million classified as non-accrual. At the end of 2011, the Bank had four loans with balances of $403 thousand classified as non-accrual. This increase was primarily due to the addition of one non-accrual loan in the fourth quarter of 2012, which was being carried for $804 thousand as of December 31, 2012.

The Bank is committed to determining, on an ongoing basis, the adequacy of its allowance for loan losses. The Bank applies historical loss rates to various pools of loans. Thereafter, the adequacy of the allowance is evaluated through reference to the following qualitative factors: national and local economic trends; underlying collateral values; loan delinquency status and trends; loan risk classifications; industry concentrations; lending policies; experience, ability and depth of lending staff; and levels of policy exceptions.

TABLE 9

Summary of the Allowance for Loan Losses

(dollars in thousands)

	2012	2011	2010	2009	2008
Balance, beginning of period	$3,741	$3,730	$3,732	$3,084	$2,646

Loans charged off
Real estate	458	549	233	232	39
Commercial	132	0	160	146	233
Consumer	18	11	42	34	12

Total	608	560	435	412	284

Recoveries
Real estate	176	3	13	—	62
Commercial	7	11	86	40	—
Consumer	30	22	20	1	5

Total	213	36	119	41	67

Provision for (recovery of) loan losses	(79)	535	314	1,019	655

Balance, December 31	$3,267	$3,741	$3,730	$3,732	$3,084

Net charge-offs to average loans	0.13%	0.18%	0.10%	0.13%	0.09%

Allowance for loan losses as a percentage of period-end total loans	1.15%	1.28%	1.25%	1.18%	1.11%

Please refer to Note 4 in the “Notes to Consolidated Financial Statements” for additional insight into management’s approach and methodology in estimating the allowance for loan losses.

(the remainder of this page left blank, intentionally)

TABLE 10

Allocation of the Allowance for Loan Loss

(dollars in thousands)

	December 31, 2012

	Allowance	Percentage of loans in each category to total loans
Commercial	$303	15.93%
Real estate construction	168	4.98%
Real estate mortgage	2,750	74.89%
Consumer	46	4.20%
Unallocated	N/A	N/A

Totals	$3,267	100.00%

	December 31, 2012

	Allowance	Percentage of loans in each category to total loans
Commercial	$397	14.41%
Real estate construction	319	5.97%
Real estate mortgage	2,954	75.69%
Consumer	68	3.93%
Unallocated	3	N/A

Totals	$3,741	100.00%

	December 31, 2010

	Allowance	Percentage of loans in each category to total loans
Commercial	$476	13.64%
Real estate construction	488	8.92%
Real estate mortgage	2,644	73.06%
Consumer	122	4.38%

Totals	$3,730	100.00%

	December 31, 2009

	Allowance	Percentage of loans in each category to total loans
Commercial	$545	12.34%
Real estate construction	604	12.19%
Real estate mortgage	2,488	71.03%
Consumer	95	4.44%

Totals	$3,732	100.00%

	December 31, 2008

	Allowance	Percentage of loans in each category to total loans
Commercial	$465	15.08%
Real estate construction	363	11.77%
Real estate mortgage	2,114	68.55%
Consumer	142	4.60%

Totals	$3,084	100.00%

Deposits

Depository accounts represent the Bank’s primary source of funds and are comprised of demand deposits, interest-bearing checking accounts, money market deposit accounts and time deposits. Depository accounts held by the Bank as of December 31, 2012, totaled $445.4 million, an increase of $33.5 million or 8.1% as compared to the December 31, 2011 total of $411.9 million. These deposits have been provided predominantly by individuals, professionals and small businesses in the Charlottesville/Albemarle area, the Orange County area, and the Winchester area.

At December 31, 2012, the balances of non-interest bearing demand deposits were 29.5% of total deposits, increasing to $131.6 million from $121.0 million at December 31, 2011. Interest-bearing transaction and money market accounts totaled $183.7 million and $159.4 million at December 31, 2012 and December 31, 2011 respectively. The Bank’s low-cost deposit accounts, which include both non-interest and interest bearing checking accounts as well as money market accounts, represented 70.8% of total deposit account balances at December 31, 2012 and compares favorably to the 68.1% of total deposit account balances at December 31, 2011.

Certificates of deposit and other time deposit balances decreased slightly to $130.1 million at December 31, 2012 from the balance of $131.4 million at December 31, 2011. Included in this deposit total were brokered deposits totaling $28.7 million and $30.9 million at December 31, 2012 and 2011, respectively, which were reciprocal relationships under the Certificate of Deposit Account Registry Service (CDARS™), whereby depositors can obtain FDIC insurance on deposits up to $50 million. As of year-end 2011, the Bank reported an additional $11.5 million in brokered deposits representing bankruptcy trustee deposits placed through an agreement entered during the third quarter of 2011 with Financial Software Solutions, L.L.C., which provided its TrusteSolutionsTM system to the bankruptcy trustees. During 2012, the Bank discontinued the bankruptcy trustee deposit program.

TABLE 11

Deposits

(dollars in thousands)

Average Deposits and Rates Paid

	Years Ended December 31
	2012		2011		2010
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Non-interest-bearing demand deposit	$139,741		$111,649		$99,709

Interest checking	$67,898	0.05%	$62,638	0.05%	$63,254	0.05%

Money market deposits	$93,690	0.21%	$90,980	0.18%	$85,782	0.19%

Time deposits	$136,832	0.77%	$146,330	1.07%	$135,087	1.25%

Total interest-bearing deposits	$298,420	0.43%	$299,948	0.59%	$284,123	0.66%

Total deposits	$438,161		$411,597		$383,832

Maturities of CD’s of $100,000 and Over

	December 31, 2012
	Amount	Percentage

Three months or less	$64,916	69.64%

Over three months to six months	$14,008	15.03

Over six months to one year	$8,057	8.64

Over one year	$6,237	6.69

Totals	$93,218	100.00%

Securities Sold Under Agreements to Repurchase

The Bank offers commercial customers the opportunity to invest excess deposit balances into overnight repurchase agreements. Under the agreements to repurchase, invested funds are fully collateralized by Federal government or agency bonds that are pledged on behalf of customers utilizing this product.

TABLE 12

	2012	2011	2010
	(dollars in thousands)

Period-end balance	$4,000	$2,623	$1,801

Maximum amount at any month-end during the year	$4,000	$3,984	$3,801

Annual average balance outstanding	$2,973	$2,672	$2,313

Annual average interest rate paid	0.23%	0.22%	0.22%

ASSET/LIABILITY MANAGEMENT

The Bank’s primary earnings source is its net interest income; therefore, the Bank devotes significant time and has invested in resources to assist in the management of interest rate risk and asset quality. The Bank’s net interest income is affected by changes in market interest rates, and by the level and composition of interest-earning assets and interest-bearing liabilities. The Bank’s objectives in its asset/liability management are to utilize its capital effectively, to provide adequate liquidity and to enhance net interest income, without taking undue risks or subjecting the Bank unduly to interest rate fluctuations. The Bank takes a coordinated approach to the management of its liquidity, capital and interest rate risk. This risk management process is governed by policies and limits established by senior management, which are reviewed and approved by the Asset/Liability Committee. This committee, which is comprised of Directors and members of senior management, meets to review, among other things, economic conditions, interest rates, yield curves, cash flow projections, expected customer actions, liquidity levels, capital ratios and repricing characteristics of assets, liabilities and financial instruments.

Market Risk

Market risk is the risk of loss in a financial instrument arising from adverse changes in market indices such as interest rates. The Bank’s principal market risk exposure is interest rate risk. Interest rate risk is the exposure to changes in market interest rates. Interest rate sensitivity is the relationship between market interest rates and net interest income due to the repricing characteristics of assets and liabilities. The Bank monitors the interest rate sensitivity of its balance sheet positions by examining its near-term sensitivity and its longer-term gap position. In its management of interest rate risk, the Bank utilizes several financial and statistical tools including traditional gap analysis and sophisticated income simulation models. A traditional gap analysis is prepared based on the maturity and repricing characteristics of interest-earning assets and interest-bearing liabilities for selected time bands. The mismatch between repricings or maturities within a time band is commonly referred to as the “gap” for that period. A positive gap (asset sensitive) where interest rate sensitive assets exceed interest rate sensitive liabilities generally will result in the net interest margin increasing in a rising rate environment and decreasing in a falling rate environment. A negative gap (liability sensitive) will generally have the opposite result on the net interest margin. However, the traditional gap analysis does not assess the relative sensitivity of assets and liabilities to changes in interest rates and other factors that could have an impact on interest rate sensitivity or net interest income. The Bank utilizes the gap analysis to complement its income simulations modeling, primarily focusing on the longer-term structure of the balance sheet. The Bank’s balance sheet structure is primarily short-term in nature with a substantial portion of assets and liabilities repricing or maturing within one year.

The Bank utilizes income simulation models to complement its traditional gap analysis. While the Asset/Liability Committee routinely monitors simulated net interest income sensitivity over a rolling two-year horizon, it also utilizes additional tools to monitor potential longer-term interest rate risk. The income simulation models measure the Bank’s net interest income volatility or sensitivity to interest rate changes utilizing statistical techniques that allow the Bank to consider various factors, which impact net interest income. These factors include actual maturities, estimated cash flows, repricing characteristics, deposit growth/retention and, most importantly, the relative sensitivity of the Bank’s assets and liabilities to changes in market interest rates. This relative sensitivity is important to consider as the Bank’s core deposit base has not been subject to the same degree of interest rate sensitivity as its assets. The core deposit costs are internally managed and tend to exhibit less sensitivity to changes in interest rates than the Bank’s adjustable rate assets whose yields are based on external indices and generally change in concert with market interest rates. The Bank’s interest rate sensitivity is determined by identifying the probable impact of changes in market interest rates on the yields on the Bank’s assets and the rates that would be paid on its liabilities. This modeling technique involves a degree of estimation based on certain assumptions that management believes to be reasonable. Utilizing this process, management projects the impact of changes in interest rates on net interest margin. The Bank has established certain policy limits for the potential volatility of its net interest margin assuming certain levels of changes in market interest rates with the objective of maintaining a stable net interest margin under various probable rate scenarios. Management generally has maintained a risk position well within the policy limits.

Also, as market conditions vary from those assumed in the sensitivity analysis, actual results will also differ due to: prepayment/refinancing levels likely deviating from those assumed, the varying impact of interest rate change caps or floors on adjustable rate assets, the potential effect of changing debt service levels on customers with adjustable rate loans, depositor early withdrawals and product preference changes, and other variables. Furthermore, the sensitivity analysis does not reflect actions that the Asset/Liability Committee might take in responding to or anticipating changes in interest rates.

TABLE 13

Interest Sensitivity Analysis

As of December 31, 2012

(dollars in thousands)

	Within	90 to 365	1 to 4	Over	Nonrate
	90 days	days	years	4 years	Sensitive	Total
Assets
Loans	$137,205	$53,754	$71,586	$22,119	$196	$284,860
Investment securities	18,634	23,354	54,734	21,851	—	118,573
Interest bearing deposits	—	—	1,250	—	—	1,250
Federal funds sold	56,131	—	—	—	—	56,131
Non-interest-earning assets and allowance for loan losses	—	—	—	—	46,792	46,792

Total assets	$211,970	$77,108	$127,570	$43,970	$46,988	$507,606

Liabilities and Shareholders’ Equity
Interest checking	$2,856	$8,568	$34,270	$35,222	$—	$80,916
Money market deposits	12,337	37,009	53,458	—	—	102,804
Time deposits	86,905	30,612	10,369	2,257	—	130,143
Repurchase agreements	4,000	—	—	—	—	4,000
Non-interest bearing liabilities and shareholders’ equity	—	—	—	—	189,743	189,743

Total liabilities and shareholders’ equity	$106,098	$76,189	$98,097	$37,479	$189,743	$507,606

Period gap	$105,872	$919	$29,473	$6,491	$(142,755)	$—

Cumulative gap	$105,872	$106,791	$136,264	$142,755	$—	$—

Ratio of cumulative gap to total earning assets	20.86%	21.04%	26.84%	28.12%

The shape of the yield curve can cause downward pressure on net interest income. In general, if and to the extent that the yield curve is flatter (i.e., the differences between interest rates for different maturities are relatively smaller) than previously anticipated, then the yield on the Bank’s interest earning assets and its cash flows will tend to be lower. Management believes that a relatively flat yield curve could continue to affect adversely the Bank’s results in 2013.

Liquidity

Liquidity represents the Bank’s ability to provide funds to meet customer demand for loan and deposit withdrawals without impairing profitability. Effective management of balance sheet liquidity is necessary to fund growth in earning assets and to pay liability maturities and depository customers’ withdrawal requirements. The Bank maintains a Liquidity Management Policy that is approved annually by the Board of Directors. The policy sets limits on a number of areas, including limits on the amount of non-core liabilities, and funding long-term assets with non-core liabilities.

The Bank’s customer base has provided a stable and steadily increasing source of funds and liquidity. Limits contained within the Bank’s Investment Policy also provides for appropriate levels of liquidity through maturities and cash flows within the securities portfolio. Other sources of balance sheet liquidity are obtained from the repayment of loan proceeds and overnight investments. The Bank has numerous secondary sources of liquidity including access to borrowing arrangements from a number of correspondent banks. Available borrowing arrangements maintained by the Bank include formal federal funds lines with three major regional correspondent banks, access to advances from the Federal Home Loan Bank of Atlanta and access to the discount window at the Federal Reserve Bank of Richmond.

TABLE 14

Borrowing Lines

As of December 31, 2012

(dollars in thousands)

Correspondent Banks	$27,000

Federal Home Loan Bank of Atlanta	46,500

Federal Reserve Bank of Richmond	11,858

Total Available	$85,358

As of December 31, 2012 there were no outstanding balances for any borrowing lines.

Any excess funds are sold on a daily basis in the federal funds market. The Bank maintained an average of $58.2 million outstanding in federal funds sold during 2012. On December 31, 2012, the Bank sold $56.1 million in the overnight federal funds market. The Bank intends to maintain sufficient liquidity at all times to meet its funding commitments.

Capital

The Bank is subject to risk-based capital regulations which quantitatively measure capital against risk-weighted assets, including certain off-balance-sheet items. These regulations define the elements of the Tier 1 and Tier 2 components of total capital and currently establish minimum ratios of 4% for Tier 1 capital and 8% for Total capital for capital adequacy purposes. Supplementing these regulations is a leverage requirement. This requirement establishes a minimum leverage ratio (at least 3% or 4%, depending upon an institution’s regulatory status), which is calculated by dividing Tier 1 capital by adjusted quarterly average assets (after deducting goodwill). Information regarding the Bank’s risk-based capital at December 31, 2012 and December 31, 2011 is presented in Note 12 of the “Notes to the Consolidated Financial Statements”.

The bank regulatory agencies have encouraged banking organizations, including healthy, well-run banking organizations, to operate with capital ratios substantially in excess of the stated ratios required to maintain “well capitalized” status. This has resulted from, among other things, current economic conditions, the global financial crisis and the likelihood, as described below, of increased formal capital requirements for banking organizations. In light of the foregoing, the Bank expects to maintain capital ratios substantially in excess of these ratios.

The elements currently comprising Tier 1 capital and Tier 2 capital, the minimum Tier 1 capital and Total capital ratios and the minimum leverage ratio may in the future be subject to change, as discussed in greater detail under the caption “Supervision and Regulation”, found earlier in this report.

Impact of Inflation and Changing Prices

The Bank’s financial statements included herein have been prepared in accordance with U.S. GAAP, which require the Bank to measure financial position and operating results primarily in terms of historical dollars. Changes in the relative value of money due to inflation or recession are generally not considered. The primary effect of inflation on the operations of the Bank is reflected in increased operating costs. In management’s opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than do changes in the inflation rate.

While interest rates are greatly influenced by changes in the inflation rate, they do not necessarily change at the same rate or in the same magnitude as the inflation rate. Interest rates are highly sensitive to many factors that are beyond the control of the Bank, including changes in the expected rate of inflation, the influence of general and local economic conditions, and the monetary and fiscal policies of the United States government, its agencies and various other governmental regulatory authorities, among other things, as further discussed under the caption “Asset/Liability Management”, found earlier in this section.

Off-Balance Sheet Arrangements

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit and standby letters of credit. Additional information concerning the Bank’s off-balance sheet arrangements is contained in Note 10 of the “Notes to the Consolidated Financial Statements.”

Contractual Commitments

In the normal course of business, the Bank enters into contractual obligations, including obligations on lease arrangements, contractual commitments for capital expenditures, and service contracts. The significant contractual obligations include the leasing of certain of its banking and operations offices under operating lease agreements on terms ranging from 1 to 20 years with renewal options.

Following is a schedule of future minimum rental payments under non-cancelable operating leases that have initial or remaining terms in excess of one year as of December 31, 2012:

(dollars in thousands)	1 year or less	1-3 years	3-5 years	After 5 years	Total

Operating lease obligations	$893	$1,600	$1,249	$3,575	$7,317

Item 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required for smaller reporting company.

Item 8. CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

VIRGINIA NATIONAL BANK AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$15,647	$12,477
Federal funds sold	56,131	44,567
Securities:
Available for sale, at fair value	110,853	84,150
Held to maturity, at amortized cost (Fair value - $6,060 in 2012, $6,081 in 2011)	5,991	5,988
Restricted securities, at cost	1,729	1,728

Total securities	118,573	91,866

Total loans	284,860	292,532
Allowance for loan losses	(3,267)	(3,741)

Total loans, net	281,593	288,791

Premises and equipment, net	10,654	10,692
Other real estate owned, net of valuation allowance	1,746	4,242
Bank owned life insurance	12,150	6,869
Accrued interest receivable and other assets	11,112	4,562

Total assets	$507,606	$464,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$131,559	$120,989
Interest-bearing	80,916	68,622
Money market deposit accounts	102,804	90,815
Certificates of deposit and other time deposits	130,143	131,442

Total deposits	445,422	411,868
Securities sold under agreements to repurchase	4,000	2,623
Accrued interest payable and other liabilities	4,245	654

Total liabilities	453,667	415,145

Shareholders’ equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	—	—
Common stock, $2.50 par value, 10,000,000 shares authorized; 2,690,220 shares issued and outstanding in 2012 and 2011 (including 575 and 863 non-vested shares at December 31, 2012 and December 31, 2011, respectively)	6,724	6,723
Capital surplus	27,809	27,705
Retained earnings	18,254	12,773
Accumulated other comprehensive income	1,152	1,720

Total shareholders’ equity	53,939	48,921

Total liabilities and shareholders’ equity	$507,606	$464,066

See Notes to Consolidated Financial Statements

VIRGINIA NATIONAL BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	For the years ended
	December 31, 2012	December 31, 2011
Interest and dividend income:
Loans, including fees	$14,720	$15,781
Federal funds sold	112	48
Investment securities:
Taxable	1,817	1,927
Tax exempt	174	33
Dividends	73	59
Other	8	—

Total interest and dividend income	16,904	17,848

Interest expense:
Demand and savings deposits	228	199
Certificates and other time deposits	1,049	1,568
Federal funds purchased and securities sold under agreements to repurchase	4	6

Total interest expense	1,281	1,773
Net interest income	15,623	16,075
Provision for (recovery of ) loan losses	(79)	535

Net interest income after provision for (recovery of) loan losses	15,702	15,540

Noninterest income:
Trust income	9,729	2,588
Customer service fees	982	1,081
Debit/credit card and ATM fees	726	669
Earnings/increase in value of bank owned life insurance	280	596
Gain on sale of securities	133	—
Other	190	172

Total noninterest income	12,040	5,106

Noninterest expenses:
Salaries and employee benefits	10,962	9,526
Net occupancy expense	2,113	2,324
Equipment expense	907	988
Other	5,668	4,535

Total noninterest expenses	19,650	17,373
Income before income taxes	8,092	3,273
Provision for income taxes	2,611	932

Net income	$5,481	$2,341

Net income per share, basic	$2.04	$0.87
Net income per share, diluted	$2.04	$0.87

Per share information for all periods have been restated to reflect a 1.15 to 1.00 stock dividend paid on June 30, 2011.

See Notes to the Consolidated Financial Statements

VIRGINIA NATIONAL BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands)

	For the years ended
	December 31, 2012	December 31, 2011
Net income	$5,481	$2,341

Other comprehensive income (loss)
Unrealized gains (losses) on securities, net of tax of ($247) and $413 for the years ended December 31, 2012 and December 31, 2011	(480)	803
Reclassification adjustment net of tax of ($45) for the year ended December 31, 2012	(88)	—

Total other comprehensive income (loss)	—	—

Total comprehensive income	$4,913	$3,144

See Notes to Consolidated Financial Statements

VIRGINIA NATIONAL BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(dollars in thousands)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 2010	$5,842	$22,196	$16,566	$917	$45,521
Equity adjustment for vested stock grants	5	(12)			(7)
Stock option/grant expense		263			263
Stock dividend: 1.15 for 1 as of June 30, 2011	876	5,258	(6,134)		—
Net income			2,341		2,341
Other comprehensive income			—	803	803

Balance, December 31, 2011	$6,723	$27,705	$12,773	$1,720	$48,921

Balance, December 31, 2011	$6,723	$27,705	$12,773	$1,720	$48,921
Equity adjustment for vested stock grants	1	(1)			—
Stock option/grant expense		105			105
Net income			5,481		5,481
Other comprehensive (loss)				(568)	(568)

Balance, December 31, 2012	$6,724	$27,809	$18,254	$1,152	$53,939

See Notes to Consolidated Financial Statements

VIRGINIA NATIONAL BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

	For the years ended
	December 31, 2012	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,481	$2,341
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (recovery of) loan losses	(79)	535
Net amortization and accretion of securities	828	595
Gain on sale of securities	(133)	—
Earnings/increase in value of bank owned life insurance	(280)	(596)
Depreciation and amortization	1,441	1,554
Deferred tax (benefit) expense	(216)	777
Stock option/stock grant expense	105	263
Writedown of other real estate owned	845	—
Gains on sale of other real estate owned	(2)	—
Net loss on disposal of Bank property	21	—
(Increase) decrease in accrued interest receivable and other assets	(6,042)	2,135
Increase (decrease) in accrued interest payable and other liabilities	3,591	(2,633)

Net cash provided by operating activities	5,560	4,971

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of held to maturity securities	(4,044)	—
Purchases of available for sale securities	(54,910)	(34,000)
Net increase in restricted investments	(1)	(170)
Proceeds from maturities, calls and principal payments of held to maturity securities	4,000	1,524
Proceeds from maturities, calls and principal payments of available for sale securities	16,386	5,000
Proceeds from sale of available for sale securities	10,307	—
Net decrease in loans	7,277	1,333
Purchase of bank owned life insurance	(5,001)	—
Proceeds from sale of other real estate owned	1,653	329
Proceeds from sale of bank property	100	—
Purchase of premises and equipment	(1,524)	(464)

Net cash used in investing activities	(25,757)	(26,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in demand deposits, NOW accounts and money market accounts	34,853	25,737
Net decrease in certificates of deposit and other time deposits	(1,299)	(21,557)
Net increase in securities sold under agreements to repurchase	1,377	822
Net equity adjustment for stock grants	—	(7)

Net cash provided by financing activities	34,931	4,995

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$14,734	$(16,482)

CASH AND CASH EQUIVALENTS:
Beginning of period	$57,044	$73,526

End of period	$71,778	$57,044

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$1,340	$1,825

Taxes	$870	$1,610

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Unrealized gain (loss) on available for sale securities	$(860)	$1,216

Transfer of loans to foreclosed assets	$—	$4,242

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies:

Organization

Virginia National Bank (“Bank”) was organized in 1998 under federal law as a national banking association to engage in a general banking business serving the community in and around the City of Charlottesville and Albemarle County, Virginia.

On May 1, 2007, the Office of the Comptroller of the Currency (“OCC”) granted conditional approval to the Bank’s application to establish a new national trust bank with the title VNBTrust, National Association (“VNBTrust”), which is now operating as a wholly-owned subsidiary of the Bank. Additionally, the OCC approved the Bank’s application for VNBTrust to create a wholly-owned operating subsidiary, VNB Investment Management Company, LLC, a Delaware limited liability corporation, which has approval to organize and manage two private investment funds. One fund, known as Swift Run Capital, is in operation. In January 2010, VNB Investment Management Company, LLC changed its name to Swift Run Capital Management, LLC.

Summary of Significant Accounting Policies

The accounting and reporting policies of Virginia National Bank conform to accounting principles generally accepted in the United States of America and to the reporting guidelines prescribed by regulatory authorities. The following is a description of the more significant of those policies and practices.

Principles of Consolidation – The consolidated financial statements include the accounts of Virginia National Bank (Bank) and its wholly-owned subsidiary, VNBTrust, N.A. All significant intercompany balances and transactions have been eliminated in consolidation.

Securities – Unrestricted investments are to be classified in two categories as described below.

•

Securities Held to Maturity – Securities classified as held to maturity are those debt and equity securities the Bank has both the positive intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions.

•

Securities Available for Sale – Securities classified as available for sale are those debt and equity securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as a separate component of other comprehensive income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

•

Restricted Securities – As members of the Federal Reserve Bank and the Federal Home Loan Bank (“FHLB”) of Atlanta, the Bank is required to maintain certain minimum investments in the common stock of the Federal Reserve Bank and the FHLB, which are carried at cost. Required levels of investments are based upon the Bank’s capital and a percentage of qualifying assets.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities or to “call” dates, whichever occurs first. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Impairment of securities occurs when the fair value of a security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (1) the Bank intends to sell the security or (2) it is more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis. If, however, the Bank does not intend to sell the security and it is not more-than-likely that the Bank will be required to sell the security before recovery, the Bank must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the security exceeds the present value of the cash flows expected to be collected from the security. If there is no credit loss, there is no other-than-temporary impairment. If there is a credit loss, other-than-temporary impairment exists, and the credit loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income.

Loans – Virginia National Bank makes commercial, residential and consumer loans to customers predominantly in its market areas of Central Virginia and Winchester. The loan portfolio is well diversified and generally is collateralized by assets of the customers. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

Loans are shown on the consolidated balance sheets net of the allowance for loan losses. Interest is computed by methods which result in level rates of return on principal. Loans of all classes are charged off when in the opinion of management they are deemed to be uncollectible, after taking into consideration such factors as the current financial condition of the customer and the underlying collateral and guarantees.

Accounting guidance requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Additionally, accounting guidance requires certain disclosures about investments in impaired loans and the allowance for loan losses and interest income recognized on loans.

A loan is considered impaired when it is probable that the Bank will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. Factors involved in determining impairment include, but are not limited to, expected future cash flows, financial condition of the borrower, and current economic conditions. A performing loan may be considered impaired, if the factors above indicate a need for impairment. Charge-offs for impaired loans occur when the loan, or a portion of the loan, is determined to be uncollectible, as is the case for all loans.

Loans are placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as non-accrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest.

If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as non-accrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a non-accrual status immediately, rather than delaying such action until the loans become 90 days past due.

Additionally, troubled debt restructurings are considered impaired loans. Troubled debt restructurings occur when the Bank agrees to modify the original terms of a loan by granting a concession that it would not otherwise consider due to the deterioration in the financial condition of the borrower. These concessions are done in an attempt to improve the paying capacity of the borrower and in some cases avoid foreclosure and are made with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for Loan Losses – The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

To determine the total allowance for loan losses, the Bank estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.

To determine the balance of the allowance account, loans are pooled by the following portfolio segments and an amount is assigned for each of these segments: (1) commercial loan portfolio, (2) real estate construction and land loan portfolio, (3) real estate mortgage loan portfolio, and (4) consumer loan portfolio. Each of these segments is further broken down by classes in order to estimate the required reserves, based on the associated risks within each class, as well as historical loss data gathered regarding each class. These historical loss percentages, calculated using an average eight quarter rolling basis, are applied to each pool. In addition, eight qualitative factors are applied to each segment and class. For each class of loans, management must exercise significant judgment to determine the estimation method that fits the credit risk characteristics of its various segments. Basis points are assigned to the various classifications in order to provide a method for quantifying the amount required for each pool of loans. Although the assignment of basis points is highly subjective, qualified management utilizes its significant knowledge and experience related to both the market and history of the Bank’s loan losses.

During these evaluations, particular characteristics associated with a segment of the loan portfolio are also considered. These characteristics are detailed below:

•

Commercial loans not secured by real estate carry risks associated with the successful operation of a business, and the repayments of these loans depend on the profitability and cash flows of the business. Additional risk relates to the value of collateral where depreciation occurs and the valuation is less precise.

•

Loans secured by commercial real estate also carry risks associated with the success of the business and the ability to generate a positive cash flow sufficient to service debts. Real estate security diminishes risks only to the extent that a market exists for the subject collateral.

•

Consumer loans carry risks associated with the continued credit-worthiness of the borrower and the value of the collateral, such as automobiles which may depreciate more rapidly than other assets. In addition, these loans may be unsecured. Consumer loans are more likely than real estate loans to be immediately affected in an adverse manner by job loss, divorce, illness or personal bankruptcy. Consumer loans are further segmented into consumer revolving lines and all other consumer loans.

•

Real estate secured construction loans carry risks that a project will not be completed as scheduled and budgeted and that the value of the collateral may, at any point, be less than the principal amount of the loan. Additional risks may occur if the general contractor, who may not be a loan customer, is unable to finish the project as planned due to financial pressures unrelated to the project.

•	Residential real estate loans carry risks associated with the continued credit-worthiness of the borrower and changes in the value of the collateral.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the non-collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Because of uncertainties inherent in the estimation process, management’s estimate of credit

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

losses inherent in the loan portfolio and the related allowance may change in the near term. There are factors that can occur which result in the recorded allowance to be materially greater than the amount management estimates to be appropriate. Instances when such a situation occurs, management will record a recapture of previously recorded provision for loan losses.

Transfers of Financial Assets – Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank – put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Other Real Estate Owned – Assets acquired through, or in lieu of, loan foreclosures are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses for foreclosed assets.

Premises and Equipment – Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method based on the estimated useful lives of assets, which range from 3 to 40 years. Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition, the asset and related accumulated depreciation are removed from the books and any resulting gain or loss is charged to income.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred tax assets, valuation of other real estate owned, and fair value measurements.

Income Taxes – Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carry forwards, and tax credit carry forwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When tax returns are filed, it is highly probable that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of income.

Earnings Per Common Share – Basic earnings per share represent income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate to outstanding stock options and are determined using the treasury stock method.

Comprehensive Income – Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Advertising Costs – The Bank follows the policy of charging the costs of advertising to expense as they are incurred.

Cash and Cash Equivalents – For purposes of the statements of cash flows, the Bank considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on hand, funds due from banks, and federal funds sold.

VNBTrust, N.A. – Securities and other property held by VNBTrust in a fiduciary or agency capacity are not assets of the Bank and are not included in the accompanying consolidated financial statements.

Stock-Based Compensation – The Bank accounts for all plans under recognition and measurement accounting principles which require that the compensation cost relating to share-based payment transactions be recognized in the financial statements. Share-based compensation arrangements include share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Stock-based compensation is estimated at the date of grant, using the Black-Scholes option valuation model for determining fair value. The model employs the following assumptions:

•	Dividend yield - calculated as the ratio of historical cash dividends paid per share of common stock to the stock price on the date of grant;

•	Expected life (term of the option) - based on the average of the contractual life and vesting schedule for the respective option;

•	Expected volatility - based on the monthly historical volatility of the Bank’s stock price over the expected life of the options;

•	Risk-free interest rate - based upon the U.S. Treasury bill yield curve, for periods within the contractual life of the option, in effect at the time of grant.

The Bank is required to estimate forfeitures when recognizing compensation expense and that this estimate of forfeitures be adjusted over the requisite service period or vesting schedule based on the extent to which actual forfeitures differ from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also will impact the amount of estimated unamortized compensation expense to be recognized in future periods.

Fair Value Measurements – ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon internally developed models that primarily use, as inputs, observable market-based parameters. Any such valuation adjustments are applied consistently over time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications – Certain reclassifications have been made to prior periods to conform to current year presentation.

Subsequent Events – In preparing these financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued.

Adoption of New Accounting Standards

In April 2011, the FASB issued ASU 2011-03, “Transfers and Servicing (Topic 860) – Reconsideration of Effective Control for Repurchase Agreements.” The amendments in this ASU remove from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee and (2) the collateral maintenance implementation guidance related to that criterion. The amendments in this ASU were effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. The adoption of the new guidance did not have a material impact on the Bank’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU is the result of joint efforts by the FASB and International Accounting Standards Board (IASB) to develop a single, converged fair value framework on how (not when) to measure fair value and what disclosures to provide about fair value measurements. The ASU is largely consistent with existing fair value measurement principles in U.S. GAAP (Topic 820), with many of the amendments made to eliminate unnecessary wording differences between U.S. GAAP and International Financial Reporting Standards (IFRS). The amendments were effective for interim and annual periods beginning after December 15, 2011 with prospective application. The adoption of the new guidance did not have a material impact on the Bank’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220) – Presentation of Comprehensive Income.” The new guidance amends disclosure requirements for the presentation of comprehensive income. The amended guidance eliminates the option to present components of other comprehensive income (“OCI”) as part of the statement of changes in shareholders’ equity. All changes in OCI must be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The guidance does not change the items that must be reported in OCI. The Bank adopted this guidance effective 2012 and has elected to present two separate but consecutive financial statements.

Newly Issued Not Yet Effective Standards

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities.” This ASU requires entities to disclose both gross information and net information about both instruments and transactions eligible for offset in the balance sheet and instruments and transactions subject to an agreement similar to a master netting arrangement. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Bank does not expect the adoption of ASU 2011-11 to have a material impact on its consolidated financial statements.

In January 2013, the FASB issued ASU 2013-01, “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” The amendments in this ASU clarify the scope for derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements and securities borrowing and securities lending transactions that are either offset or subject to netting arrangements. An entity is required to apply the amendments for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The Bank does not expect the adoption of ASU 2013-01 to have a material impact on its consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this ASU require an entity to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income. In addition, the amendments require a cross-reference to other disclosures currently required for other reclassification items to be reclassified directly to net income in their entirety in the same reporting period. Public companies should apply these amendments for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. The Bank is currently assessing the impact that ASU 2011-03 will have on its consolidated financial statements.

2.	Securities

The amortized cost and fair values of securities held to maturity as of December 31, 2012 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(dollars in thousands)
Corporate bonds	$4,024	$50	$—	$4,074
Municipal bonds	1,967	19	—	1,986

	$5,991	$69	$—	$6,060

The amortized cost and fair values of securities held to maturity as of December 31, 2011 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(dollars in thousands)
U.S. Government agencies	$4,013	$49	$—	$4,062
Municipal bonds	1,975	44	—	2,019

	$5,988	$93	$—	$6,081

The amortized cost and fair values of securities available for sale as of December 31, 2012 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(dollars in thousands)
U.S. Government agencies	$61,664	$1,842	$9	$63,497
Corporate bonds	4,037	—	14	4,023
Asset-backed securities	1,151	—	7	1,144
Mortgage-backed securities/CMOs	25,260	43	137	25,166
Municipal bonds	16,996	87	60	17,023

	$109,108	$1,972	$227	$110,853

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and fair values of securities available for sale as of December 31, 2011 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(dollars in thousands)

U.S. Government agencies	$81,545	$2,605	$—	$84,150

For the year ended December 31, 2012, proceeds from the sales of securities amounted to $10,307,000 and realized gains on these available for sale securities were $133,000. There were no sales of held to maturity or available for sale securities in 2011.

In addition, the Bank held restricted securities of $1,729,000 as of December 31, 2012 and $1,728,000 as of December 31, 2011. These restricted securities are carried at cost and are comprised of Federal Reserve Bank stock and Federal Home Loan Bank of Atlanta stock.

The Bank’s securities portfolio is primarily made up of fixed rate bonds, whose prices move inversely with interest rates. At the end of any accounting period, the portfolio may have both unrealized gains and losses. Unrealized losses within the Bank’s portfolio typically occur as market interest rates rise. Such unrealized losses are considered temporary in nature. In the event that a security would suffer an impairment for a reason that was “other-than-temporary,” the Bank would be expected to write down the security’s value to its new fair value, and the amount of the writedown would be included in earnings as a realized loss.

At December 31, 2012, 29 of the 74 securities in the portfolio had an unrealized loss. The following table recaps all unrealized losses in the Bank’s securities portfolio at December 31, 2012:

	Continuous Unrealized		Continuous Unrealized
	Loss Position of Less		Loss Position of
(dollars in thousands)	Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
U.S. Government agencies	$991	$9	$—	$—	$991	$9
Municipal bonds	5,806	60	—	—	5,806	60
Corporate bonds	4,023	14	—	—	4,023	14
Asset-backed securities	1,144	7	—	—	1,144	7
Mortgage-backed/CMOs	19,740	137	—	—	19,740	137

	$31,704	$227	$—	$—	$31,704	$227

At December 31, 2011, none of the securities in the portfolio had an unrealized loss.

Securities having carrying values of $7,307,000 at December 31, 2012 were pledged to secure deposits and for other purposes required by law. At December 31, 2011, securities having carrying values of $7,735,000 were similarly pledged.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and fair value of investment securities as of December 31, 2012, by contractual maturities, are shown below:

	Amortized Cost	Fair Value
	(dollars in thousands)	(dollars in thousands)
U.S. Government-Sponsored Agencies
One year or less	$18,327	$18,518
After one year to five years	42,337	43,988
After five years to ten years	1,000	991

	$61,664	$63,497

Mortgage-Backed Securities/CMOs
After five years to ten years	$2,316	$2,295
Ten years or more	22,944	22,871

	$25,260	$25,166

Municipal Securities
One year or less	$1,277	$1,283
After one year to five years	1,117	1,130
After five years to ten years	2,042	2,049
Ten years or more	14,527	14,547

	$18,963	$19,009

Corporate Bonds
One year or less	$2,009	$2,021
After one year to five years	6,052	6,076

	$8,061	$8,097

Asset-Backed Securities
Ten years or more	$1,151	$1,144

Total Securities (1)	$115,099	$116,913

(1)	Excludes Federal Reserve Bank and Federal Home Loan Bank stocks which have no stated maturity dates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Loans

The composition of the loan portfolio by loan classification at December 31, 2012 and 2011 appears below.

	December 31
	2012	2011
	(dollars in thousands)
Commercial	$45,370	$42,157
Real estate construction and land
Residential construction	—	91
Other construction and land	14,193	17,384

Total construction and land	14,193	17,475
Real estate mortgage:
1-4 family	56,820	59,995
Home equity loans	31,433	32,802
Multifamily mortgages	23,033	18,309
Commercial owner occupied	57,487	60,248
Commercial nonowner occupied	44,569	50,054

Total real estate mortgage	213,342	221,408

Consumer
Consumer revolving credit	1,938	1,430
Consumer all other credit	10,017	10,062

Total consumer loans	11,955	11,492

Total loans	284,860	292,532

Less: Allowance for loan losses	(3,267)	(3,741)

Net loans	$281,593	$288,791

Included in loan balances are overdrafts, which are deposit accounts with a negative balance. As of December 31, 2012, the Bank had $213,000 in overdrafts and $54,000 as of December 31, 2011.

Accounting guidance requires certain disclosures about investments in impaired loans and the allowance for loan losses and interest income recognized on loans. A loan is considered impaired when it is probable that the Bank will be unable to collect all principal and interest amounts according to the contractual terms of the loan agreement. Factors involved in determining impairment include, but are not limited to, expected future cash flows, financial condition of the borrower, and current economic conditions. Generally, loans for all classes are placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more.

At December 31, 2012, the Bank had nine loans in the amount of $2,816,000 classified as impaired loans. Seven of these loans were non-accrual loans for a total of $1,403,000, and of this non-accrual total, two loans of $248,000 were also classified as Troubled Debt Restructurings (TDR). The remaining $1,413,000 in impaired loans were two additional loans classified as TDRs but which were still accruing interest.

At December 31, 2011, the Bank had four loans in the amount of $403,000 classified as non-accrual, in addition to one loan of $2,721,000 classified as a Troubled Debt Restructuring (TDR) which was still accruing interest, for a total of $3,124,000 in impaired loans. This TDR loan was paid off in the first quarter of 2012.

At both December 31, 2012 and December 31, 2011, there was no valuation allowance on any of these loans after consideration was given for each borrowing as to the fair value of the collateral on the loan or the present value of expected future cash flows from the customer.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Following is a breakdown by class of the loans classified as impaired loans as of December 31, 2012 and December 31, 2011. These loans are reported at their recorded investment, which is the carrying amount of the loan as reflected on the Bank’s balance sheet, net of charge-offs and other amounts applied to reduce the net book balance. Average recorded investment in impaired loans is computed using an average of month-end balances for these loans for the twelve months ended December 31, 2012 and December 31, 2011. Interest income recognized is for the years ended December 31, 2012 and December 31, 2011.

December 31, 2012

		Unpaid		Average	Interest
	Recorded	Principal	Associated	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
	(dollars in thousands)
Impaired loans without a valuation allowance:
Other real estate construction and land	$194	$229	$—	$337	$25
1-4 family residential mortgages	294	341	—	195	4
Commercial owner occupied real estate	2,328	2,671	—	915	22
Impaired loans with a valuation allowance	—	—	—	—	—

Total impaired loans	$2,816	$3,241	$—	$1,447	$51

December 31, 2011

		Unpaid		Average	Interest
	Recorded	Principal	Associated	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
	(dollars in thousands)
Impaired loans without a valuation allowance:
Other real estate construction and land	$338	$447	$—	$475	$23
Commercial owner occupied real estate	2,721	2,721	—	2,757	147
1-4 family residential mortgages	65	71	—	1,755	26
Impaired loans with a valuation allowance	—	—	—	—	—

Total impaired loans	$3,124	$3,239	$—	$4,987	$196

The impaired loans classified as non-accruals are shown below by class:

Non-accrual balance

	December 31, 2012	December 31, 2011
	(dollars in thousands)
Other real estate construction and land	$194	$338

1-4 family residential mortgages	65	65

Commercial owner occupied real estate	1,144	—

Total nonaccrual loans	$1,403	$403

Two of these non-accrual loans carrying total balances of $248,000 had their terms modified at a below market rate in 2012 and therefore are also classified as Troubled Debt Restructuring (TDR) loans. Additionally during 2012, two other loans which are still accruing interest for a total of $1.4 million have been identified as Troubled Debt Restructuring (TDR) loans as their terms have also been modified at a below market rate.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of loans that were modified under the terms of a TDR during the twelve months ended December 31, 2012 is shown below by class:

	Number of Loans	Pre-Modification Recorded Balance	Post-Modification Recorded Balance
		(dollars in thousands)

1-4 family residential mortgages	2	$257	$295

Commercial owner occupied real estate	2	1,466	1,484

	4	$1,723	$1,779

There were no loans modified under the terms of a TDR during the twelve months ended December 31, 2011. Additionally, there were no loans modified as TDRs that subsequently defaulted during the twelve months ended December 31, 2012 or December 31, 2011 and were modified as TDRs within the 12 months prior to default.

4.	Allowance for Loan Losses

A summary of the transactions in the allowance for loan losses for the years ended December 31, 2012 and 2011 appears below:

	2012	2011
	(dollars in thousands)
Balance, beginning of period	$3,741	$3,730
Loans charged off	(608)	(560)
Recoveries	213	36
Provision for (recovery of) loan losses	(79)	535

Balance, December 31	$3,267	$3,741

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Within these segments, the Bank has sub-segmented its portfolio by classes, based on the associated risks within these classes.

LOAN SEGMENTS	LOAN CLASSES

Commercial	Commercial and industrial loans

Real estate construction and land	Residential construction loans Other construction and land loans

Real estate mortgages	1-4 family mortgages Home equity lines of credit Multifamily mortgages Commercial owner occupied real estate Commercial non-owner occupied real estate

Consumer	Consumer revolving credit Consumer all other credit

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on the internal risk ratings assigned to each credit, an historical factor is assigned to the balances for each class of loans, using an average eight quarter rolling basis. The Bank’s internal creditworthiness grading system is based on experiences with similarly graded loans. Category ratings are reviewed quarterly by experienced senior lenders based on each borrower’s situation. Additionally, internal and external monitoring and review of credits are conducted on an annual basis.

Loans that trend upward toward more positive risk ratings generally have a lower risk factor associated. Conversely, loans that migrate toward more negative ratings generally will result in a higher risk factor being applied to those related loan balances.

RISK RATINGS	DESCRIPTION/HISTORICAL LOSS FACTOR APPLIED

Excellent	0% applied, as these loans are secured by cash and represent a minimal risk. The Bank has never experienced a loss for this category.

Good	0% applied, as these loans are secured by marketable securities within margin and represent a low risk. The Bank has never experienced a loss for this category.

Pass

Loans with the following risk ratings are pooled by class and considered together as “pass.”

•       Satisfactory - modest risk loans where the borrower has strong and liquid financial statement and more than adequate cash flow

•       Average – average risk loans where the borrower has reasonable debt service capacity

•       Marginal – acceptable risk loans where the borrower has an acceptable financial statement but is leveraged

•       Watch – acceptable risk loans which require more attention than normal servicing.

Historical loss factor for loans rated “pass” is applied to current balances of like-rated loans, pooled by class.

Special Mention	These potential problem loans are currently protected but are potentially weak. Historical loss factor for loans rated “special mention” is applied to current balances of like-rated loans pooled by class.

Substandard	These problem loans are inadequately protected by the sound worth and paying capacity of the borrower and/or the value of any collateral pledged. These loans may be considered impaired and evaluated on an individual basis. Otherwise, an historical loss factor for loans rated “substandard” is applied to current balances of all other “substandard” loans pooled by class.

Doubtful	Loans with this rating have significant deterioration in the sound worth and paying capacity of the borrower and/or the value of any collateral pledged, making collection or liquidation of the loan in full highly questionable. These loans would be considered impaired and evaluated on an individual basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following represents the loan portfolio designated by the internal risk ratings assigned to each credit as of December 31, 2012:

				Special	Sub-
Internal Risk Rating Grades	Excellent	Good	Pass	Mention	standard	Doubtful	TOTAL
(dollars in thousands)
Commercial loans	$3,868	$17,422	$23,424	$260	$396	$—	$45,370
Real estate construction
Residential construction	—	—	—	—	—	—	—
Other construction and land	—	—	13,016	549	628	—	14,193
Real estate mortgages
1-4 family mortgages	—	1,958	52,502	1,063	1,297	—	56,820
Home equity lines of credit	—	—	31,168	—	265	—	31,433
Multifamily mortgages	—	—	23,033	—	—	—	23,033
Commercial owner occupied	—	—	54,132	—	3,355	—	57,487
Commercial non owner occupied	—	—	41,350	710	2,509	—	44,569
Consumer loans
Consumer revolving credit	—	1,146	783	—	9	—	1,938
Consumer all other credit	234	6,685	3,043	—	55	—	10,017

Total Loans	$4,102	$27,211	$242,451	$2,582	$8,514	$—	$284,860

The following represents the loan portfolio designated by the internal risk ratings assigned to each credit as of December 31, 2011:

				Special	Sub-
Internal Risk Rating Grades	Excellent	Good	Pass	Mention	standard	Doubtful	TOTAL
(dollars in thousands)
Commercial loans	$707	$15,432	$24,505	$5	$1,508	$—	$42,157
Real estate construction
Residential construction	—	—	91	—	—	—	91
Other construction and land	—	—	12,436	3,587	1,361	—	17,384
Real estate mortgages
1-4 family mortgages	—	1,978	55,510	1,213	1,294	—	59,995
Home equity lines of credit	—	—	32,658	35	109	—	32,802
Multifamily mortgages	—	—	17,927	—	382	—	18,309
Commercial owner occupied	—	—	53,694	230	6,324	—	60,248
Commercial non owner occupied	—	—	42,899	2,132	5,023	—	50,054
Consumer loans
Consumer revolving credit	—	847	583	—	—	—	1,430
Consumer all other credit	208	5,540	4,264	—	50	—	10,062

Total Loans	$915	$23,797	$244,567	$7,202	$16,051	$—	$292,532

In addition to the historical factors, the adequacy of the Bank’s allowance for credit losses is evaluated through reference to eight qualitative factors, listed below and ranked in order of importance:

1)	Changes in national and local economic conditions, including the condition of various market segments

2)	Changes in the value of underlying collateral

3)	Changes in volume of classified assets, measured as a percentage of capital

4)	Changes in volume of delinquent loans

5)	The existence and effect of any concentrations of credit and changes in the level of such concentrations

6)	Changes in lending policies and procedures, including underwriting standards

7)	Changes in the experience, ability and depth of lending management and staff

8)	Changes in the level of policy exceptions

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

It has been the Bank’s experience that the first four factors drive losses to a much greater extent than the last four factors; therefore, the first four factors are weighted more heavily. Although the markets served by the Bank remain stronger than the national economy as a whole, management continues to pay close attention on a case-by-case basis for any yet unforeseen potential ripple effects of the housing downturn and the related financial market fallout.

Like the historical factors, qualitative factors are not assessed against loans rated “excellent” or rated “good,” since these are fully collateralized by cash or readily marketable securities.

Impaired loans are individually evaluated and, if deemed appropriate, a specific allocation is made for these loans. In reviewing the nine loans in the amount of $2,816,000 classified as impaired loans at December 31, 2012, there was no valuation allowance on any of these loans after consideration was given for each borrowing as to the fair value of the collateral on the loan or the present value of expected future cash flows from the customer.

Allowance for Credit Losses Rollforward by Portfolio Segment

For the year ended December 31, 2012

(dollars in thousands)		Real Estate	Real Estate
	Commercial	Construction	Mortgage	Consumer	Unallocated	Total
Allowance for credit losses:
Balance as of January 1, 2012	$397	$319	$2,954	$68	$3	$3,741
Charge-offs	(132)	(27)	(431)	(18)	—	(608)
Recoveries	7	107	69	30	—	213
Provision for (recovery of) loan losses	31	(231)	158	(34)	(3)	(79)

Ending Balance	$303	$168	$2,750	$46	$—	$3,267

Ending Balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	303	168	2,750	46	—	3,267

Financing Receivables:
Ending Balance	$45,370	$14,193	$213,342	$11,955	$—	$284,860

Ending Balance:
Individually evaluated for impairment	—	194	2,622	—	—	2,816
Collectively evaluated for impairment	45,370	13,999	210,720	11,955	—	282,044

(the remainder of this page left blank, intentionally)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for Credit Losses Rollforward by Portfolio Segment

For the year ended December 31, 2011

(dollars in thousands)		Real Estate	Real Estate
	Commercial	Construction	Mortgage	Consumer	Unallocated	Total
Allowance for credit losses:
Balance as of January 1, 2011	$476	$488	$2,644	$122	$—	$3,730
Charge-offs	—	(31)	(518)	(11)	—	(560)
Recoveries	11	—	3	22	—	36
Provision for (recovery of) loan losses	(90)	(138)	825	(65)	3	535

Ending Balance	$397	$319	$2,954	$68	$3	$3,741

Ending Balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	397	319	2,954	68	3	3,741

Financing Receivables:
Ending Balance	$42,157	$17,475	$221,408	$11,492	$—	$292,532

Ending Balance:
Individually evaluated for impairment	—	338	2,786	—	—	3,124
Collectively evaluated for impairment	42,157	17,137	218,622	11,492	—	289,408

As previously mentioned, one of the major factors that the Bank uses in evaluating the adequacy of its allowance for loan losses is changes in the volume of delinquent loans. Management monitors payment activity on a regular basis. For all classes of loans, the Bank considers the entire balance of the loan to be contractually delinquent if the minimum payment is not received by the due date. Interest and fees continue to accrue on past due loans until they are changed to non-accrual status.

As of December 31, 2012 and December 31, 2011, the Bank showed the following aging of past due loans. Also included are loans that are 90 or more days past due but still accruing, because they are well secured and in the process of collection. As of December 31, 2012, the Bank had only one such credit for a balance of $35,000. As of December 31, 2011, the Bank had two loans for a balance of $388,000 that were 90 days or more past due but still accruing.

(the remainder of this page left blank, intentionally)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Past Due Aging as of December 31, 2012 (dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing

Commercial loans	$—	$74	$—	$74	$45,296	$45,370	$—
Real estate construction
Residential construction	—	—	—	—	—	—	—
Other construction and land	38	—	—	38	14,155	14,193	—
Real estate mortgages
1-4 family mortgages	181	—	—	181	56,639	56,820	—
Home equity lines of credit	—	—	35	35	31,398	31,433	35
Multifamily mortgages	—	—	—	—	23,033	23,033	—
Commercial owner occupied	—	—	961	961	56,526	57,487	—
Commercial nonowner occupied	—	—	—	—	44,569	44,569	—
Consumer loans
Consumer revolving credit	—	—	—	—	1,938	1,938	—
Consumer all other credit	9	—	—	9	10,008	10,017	—

Total Loans	$228	$74	$996	$1,298	$283,562	$284,860	$35

Past Due Aging as of December 31, 2011 (dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing

Commercial loans	$—	$—	$—	$—	$42,157	$42,157	$—
Real estate construction
Residential construction	—	—	—	—	91	91	—
Other construction and land	—	—	388	388	16,996	17,384	388
Real estate mortgages
1-4 family mortgages	286	—	—	286	59,709	59,995	—
Home equity lines of credit	—	35	—	35	32,767	32,802	—
Multifamily mortgages	—	—	—	—	18,309	18,309	—
Commercial ow ner occupied	—	—	—	—	60,248	60,248	—
Commercial nonow ner occupied	—	—	—	—	50,054	50,054	—
Consumer loans
Consumer revolving credit	—	—	—	—	1,430	1,430	—
Consumer all other credit	92	—	—	92	9,970	10,062	—

Total Loans	$378	$35	$388	$801	$291,731	$292,532	$388

(the remainder of this page left blank, intentionally)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Other Real Estate Owned (OREO)

At December 31, 2012, OREO was $1,746,000 and was comprised of a residential property and a residential lot located in Virginia. At December 31, 2011, OREO was carried at $4,242,000.

Changes in the balance for OREO are as follows:

(dollars in thousands)	December 31, 2012	December 31, 2011

Balance at beginning of year, gross	$4,242	$605
Transfer from loans	—	4,242
Previously recognized impairment losses on disposition	(262)	(276)
Gain on sale of property	2	—
Sales proceeds	(1,653)	(329)

Balance at end of year, gross	$2,329	$4,242

Less valuation allowance	(583)	—

Balance at end of year, net	$1,746	$4,242

Changes in the valuation allowance for OREO are as follows:

(dollars in thousands)	December 31, 2012	December 31, 2011

Balance at beginning of year	$—	$276
Valuation allowance	845	—
Charge-offs	(262)	(276)
Recoveries	—	—

Balance at end of year	$583	$—

Expenses applicable to OREO, other than the valuation allowance, were $65,000 for both the year ended December 31, 2012 and the year ended December 31, 2011.

6.	Premises and Equipment

Bank premises and equipment are summarized as follows:

(dollars in thousands)	December 31, 2012	December 31, 2011

Leasehold improvements	$15,284	$15,267
Buildings	—	176
Land	1,207	9
Construction and fixed assets in progress	—	25
Furniture and equipment	5,123	5,080
Computer software	1,824	1,640

	$23,438	$22,197

Less accumulated depreciation and amortization	12,784	11,505

	$10,654	$10,692

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation and amortization expense included in the operating expenses amounted to $1,441,000 in 2012 and $1,554,000 in 2011.

7.	Deposits

The aggregate amount of time deposits with a minimum balance of $100,000 was $93,218,000 at December 31, 2012 and $92,756,000 at December 31, 2011.

Brokered deposits totaled $28,705,000 and $42,387,000 at December 31, 2012 and 2011, respectively. As of year-end 2011, $30,883,000 of these brokered deposits were reciprocal relationships established under the Certificate of Deposit Account Registry Service (CDARS™), whereby depositors can obtain FDIC insurance on deposits up to $50 million. The remaining brokered deposits of $11,504,000 represented bankruptcy trustee deposits placed through an agreement entered during the third quarter of 2011 with Financial Software Solutions, L.L.C., which provided its TrusteSolutionsTM system to the bankruptcy trustees. During 2012, the Bank discontinued the bankruptcy trustee deposit program. Therefore, all of the $28,705,000 in brokered deposits at year-end 2012 were reciprocal relationships under the CDARS program.

At December 31, 2012, the scheduled maturities of time deposits are as follows:

(dollars in thousands)

Scheduled Maturities at December 31, 2012

2013	$117,517
2014	3,366
2015	2,430
2016	4,573
2017	2,257

$130,143

8.	Income Taxes

The Bank files tax returns in the U.S. federal jurisdiction. With few exceptions, the Bank is no longer subject to U.S. federal tax examinations by tax authorities for years prior to 2009.

The Commonwealth of Virginia assesses a Bank Franchise Tax instead of a state income tax. The Bank Franchise Tax expense is reported in non-interest expense and the tax’s calculation is unrelated to taxable income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net deferred tax assets consist of the following components as of December 31, 2012 and December 31, 2011:

	2012	2011
(dollars in thousands)

Deferred tax assets:
Alternative minimum tax	$—	$58
Allowance for loan losses	978	1,154
Non-accrual loan interest	10	3
Stock option/grant expense	317	293
Start-up expenses	1	1
Home equity closing costs	58	68
Deferred OREO expense	218	22
Deferred compensation expense	9	9
Deferred loan fees	7	—
Depreciation	451	256

	$2,049	$1,864

Deferred tax liabilities:
Securities available for sale	$594	$886
Deferred loan costs	—	35
Investment from subsidiary income	13	9

	$607	$930

	$1,442	$934

The provision for income taxes charged to operations for years ended December 31, 2012 and 2011 consists of the following:

	2012	2011
(dollars in thousands)
Current tax expense	$2,827	$155

Deferred tax	(216)	777

	$2,611	$932

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended December 31, 2012 and 2011 due to the following:

(dollars in thousands)	2012	2011
Federal statutory rate	34%	34%

Computed statutory tax expense	$2,751	$1,113
Increase (decrease) in tax resulting from:
Tax-exempt interest income	(78)	(37)
Tax-exempt income from Bank Owned Life Insurance (BOLI)	(95)	(203)
Stock option expense	10	42
Social dues	12	9
Other	11	8

Provision for income taxes	$2,611	$932

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	Commitments and Contingent Liabilities

In the normal course of business, there are various outstanding commitments and contingent liabilities, which are not reflected in the accompanying financial statements. The Bank does not anticipate any material loss as a result of these transactions.

As a member of the Federal Reserve System, the Bank is required to maintain certain average clearing balances. Those balances include amounts on deposit with the Federal Reserve. For the final weekly reporting period in the years ended December 31, 2012 and December 31, 2011, the amounts of daily average required balances were $495,000 and $573,000, respectively.

At December 31, 2012, the Bank had leased certain of its banking and operations offices under operating lease agreements on terms ranging from 1 to 20 years with renewal options. Rent expense charged to operations under operating lease agreements totaled $1,035,000 in 2012 and $1,153,000 in 2011.

The following is a schedule of future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms in excess of one year as of December 31, 2012:

(dollars in thousands)
2013	$893
2014	810
2015	790
2016	689
2017	560
Thereafter	3,575

$7,317

10.	Financial Instruments With Off-Balance Sheet Risk and Credit Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit and standby letters of credit. In addition to the amounts shown below, the Bank has extended commitment letters at December 31, 2012 in the amount of $8,344,000 to various borrowers. At December 31, 2011, commitment letters totaled $12,219,000. Commitment letters are done in the normal course of business and typically expire after 120 days. All of these off-balance-sheet instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The totals for financial instruments whose contract amount represents credit risk are shown below as of December 31, 2012 and December 31, 2011.

	Notional Amount
(dollars in thousands)	December 31, 2012	December 31, 2011

Unfunded lines-of-credit	$107,310	$106,740
Letters of credit	3,550	3,984

Total	$110,860	$110,724

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property.

Standby letters of credit are conditional commitments by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate and bank deposits as collateral supporting those commitments for which collateral is deemed necessary.

The Bank has approximately $195,000 in deposits in other financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC) at December 31, 2012.

11.	Related Party Transactions

During 2012, the Bank had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal shareholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Related parties were indebted to the Bank for loans totaling $6,401,000 and $4,873,000 at December 31, 2012 and 2011, respectively. During 2012, total principal additions were $3,996,000 and total principal payments were $2,468,000.

In 2012, the Bank had business dealings with companies owned by directors of the Bank. Expenditures made to these companies in 2012 include rental expenditures of $438,000 (including reimbursements for taxes, insurance, and other expenses), paid to an entity for which a director of the Bank is an owner. For another property owned by an entity in which a different director has a beneficial interest, the Bank had a ground lease and paid rent of $10,000 in early 2012. In February of 2012, VNB purchased this real estate for $1,200,000, and the approximate dollar value of the interest of the director individually and his immediate family members, without regard to the amount of profit or loss, was $200,000 and $400,000, respectively. Monthly rent for both properties was a fair market rate as verified by an independent third-party appraisal.

12.	Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2012 and 2011, that the Bank met all capital adequacy requirements to which it is subject.

The Bank’s capital ratios remain above the levels designated by bank regulators as “well capitalized” at December 31, 2012. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios as of December 31, 2012, are presented in the following table:

(dollars in thousands)	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital
(To Risk Weighted Assets)	$56,054	16.21%	$27,658	8.00%	$34,573	10.00%
Tier 1 Capital
(To Risk Weighted Assets)	$52,787	15.27%	$13,829	4.00%	$20,744	6.00%
Tier 1 Capital
(To Average Assets)	$52,787	10.87%	$19,432	4.00%	$24,290	5.00%

The Bank’s actual capital amounts and ratios as of December 31, 2011, are presented in the following table:

(dollars in thousands)	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital
(To Risk Weighted Assets)	$50,942	14.35%	$28,404	8.00%	$35,505	10.00%
Tier 1 Capital
(To Risk Weighted Assets)	$47,201	13.29%	$14,202	4.00%	$21,303	6.00%
Tier 1 Capital
(To Average Assets)	$47,201	10.28%	$18,361	4.00%	$22,951	5.00%

13.	Dividend Restrictions

Federal regulations limit the amount of dividends which the Bank can pay without obtaining prior approval. The amount of cash dividends that the Bank may pay is limited to current year earnings plus retained net profits for the two preceding years. In addition, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements. Notwithstanding the regulatory limitations on cash dividends, the Bank’s Board of Directors approved a cash dividend payment policy that, once combined with any previous cash dividends paid within the last 12 months, the total of which will not exceed 50% of the Bank’s after-tax earnings, excluding any extraordinary items, for the preceding 12-months. If the previous 3 quarterly dividends are not within the preceding 12 months, then only the amounts of dividends paid in the previous 12 months, plus the proposed dividend, in total will not exceed 60% of the Bank’s after-tax earnings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2012, the maximum amount available to the Bank for cash dividends was $11,852,000. The Bank paid no cash dividends during 2012 or 2011. However, on May 16, 2011, the Board of Directors declared a 15% stock dividend. The stock dividend was paid on June 30, 2011 to shareholders of record at the close of business on June 15, 2011. As a result of the stock dividend, each shareholder received 0.15 shares of Common Stock for every share of Common Stock held as of the record date.

14.	Fair Value Measurements

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the “Fair Value Measurements and Disclosures” topic of FASB ASC, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 –	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2 –	Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3 –	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market

The following describes the valuation techniques used by the Bank to measure certain financial assets and liabilities recorded at fair value on a recurring basis in the financial statements:

Securities Available For Sale

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2).

The following table presents the balances measured at fair value on a recurring basis as of December 31, 2012:

		Fair Value Measurements at December 31, 2012 Using:
(dollars in thousands)	Balance as of December 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	2012	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Government agencies	$63,497	$—	$63,497	$—
Mortgage-backed securities/CMOs	25,166	—	25,166	—
Municipal bonds	17,023	—	17,023	—
Corporate bonds	4,023	—	4,023	—
Asset-backed securities	1,144	—	1,144	—

Total securities available for sale	$110,853	$—	$110,853	$—

The following table presents the balances measured at fair value on a recurring basis as of December 31, 2011:

		Fair Value Measurements at December 31, 2011 Using:
(dollars in thousands)	Balance as of December 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	2011	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Government agencies	$84,150	$—	$84,150	$—

Certain financial assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements:

Other Real Estate Owned

Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Bank. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a nonrecurring basis. Any initial fair value adjustment is charged against the Allowance for Loan Losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the Consolidated Statements of Income.

The Bank had two OREO properties carried at a balance of $1,746,000 as of December 31, 2012. At December 31, 2011, OREO balances were $4,242,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impaired Loans

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3.

The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3).

Impaired loans allocated to the Allowance for Loan Losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Consolidated Statements of Income. The Bank had $2,816,000 and $3,124,000 in impaired loans as of December 31, 2012 and December 31, 2011, respectively. None of these impaired loans required a valuation allowance after consideration was given for each borrowing as to the fair value of the collateral on the loan or the present value of expected future cash flows from the customer.

The following table presents the Bank’s assets that were measured at fair value on a nonrecurring basis as of December 31, 2012:

		Fair Value Measurements at December 31, 2012 Using:
(dollars in thousands)	Balance as of December 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable	Significant Unobservable Inputs
Description	2012	(Level 1)	(Level 2)	(Level 3)
Assets:
Other Real Estate Owned (OREO)	$1,746	$—	$—	$1,746

The following table presents the Bank’s assets that were measured at fair value on a nonrecurring basis as of December 31, 2011:

		Fair Value Measurements at December 31, 2011 Using:
(dollars in thousands)	Balance as of December 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable	Significant Unobservable Inputs
Description	2011	(Level 1)	(Level 2)	(Level 3)
Assets:
Other Real Estate Owned (OREO)	$4,242	$—	$—	$4,242

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the assets measured at fair value on a nonrecurring basis as of December 31, 2012, the following table displays quantitative information about Level 3 Fair Value Measurements:

(dollars in thousands)
Description	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average
Assets:
Other Real Estate Owned (OREO)	$1,746	Market comparables	Discount applied to market comparables *	6%

*	A discount percentage is applied based on age of independent appraisals, current market conditions, and experience within the local market.

The following methods and assumptions were used by the Bank in estimating the fair value disclosures for financial instruments:

Cash and Short-Term Investments

For those short-term instruments, including cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Interest bearing deposits

The carrying amounts of interest bearing deposits maturing within ninety days approximate their fair value.

Securities

Fair values for securities, excluding restricted securities, are based on third party vendor pricing models. The carrying value of restricted Federal Reserve Bank and FHLB stock approximates fair value based on the redemption provisions of each entity and is therefore excluded from the following table.

Loan Receivables

The fair value of performing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower’s creditworthiness and compensating balances and dissimilar types of real estate held as collateral. The fair value of impaired loans is measured as described within the Impaired Loans section of this note.

Bank Owned Life Insurance

The carrying amounts of Bank Owned Life Insurance approximate fair value.

Accrued Interest

The carrying amounts of accrued interest approximate fair value.

Deposit Liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Short-Term Borrowings

The carrying amounts of securities sold under agreements to repurchase approximate fair value.

Off-Balance Sheet Financial Instruments

At December 31, 2012 and 2011, the fair values of loan commitments and standby letters of credit are immaterial. Therefore, they have not been included in the following table.

The carrying values and estimated fair values of the Bank’s financial instruments as of December 31, 2012 are as follows:

		Fair Value Measurement at December 31, 2012 using:
(dollars in thousands)		in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying value	Level 1	Level 2	Level 3	Fair Value
Assets
Cash and cash equivalent	$71,778	$71,778	$—	$—	$71,778
Securities	116,844	—	116,913	—	116,913
Loans, net	281,593	—	—	289,246	289,246
Bank owned life insurance	12,150	—	12,150	—	12,150
Accrued interest receivable	1,367	—	1,367	—	1,367

Liabilities
Demand deposits and interest-bearing transaction and money market accounts	$315,279	$—	$315,279	$—	$315,279
Certificates of deposit	130,143	—	130,602	—	130,602
Securities sold under agreements to repurchase	4,000	—	4,000	—	4,000
Accrued interest payable	154	—	154	—	154

The carrying values and estimated fair values of the Bank’s financial instruments as of December 31, 2011 are as follows:

		Fair Value Measurement at December 31, 2011 using:
(dollars in thousands)		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying value	Level 1	Level 2	Level 3	Fair Value
Assets
Cash and cash equivalent	$57,044	$57,044	$—	$—	$57,044
Securities	90,138	—	90,231	—	90,231
Loans, net	288,791	—	—	285,793	285,793
Bank owned life insurance	6,869	—	6,869	—	6,869
Accrued interest receivable	1,369	—	1,369	—	1,369

Liabilities
Demand deposits and interest-bearing transaction and money market accounts	$280,426	$—	$280,426	$—	$280,426
Certificates of deposit	131,442	—	131,435	—	131,435
Securities sold under agreements to repurchase	2,623	—	2,623	—	2,623
Accrued interest payable	213	—	213	—	213

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank’s financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk; however, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank’s overall interest rate risk.

15.	Other Expenses

The Bank had the following other expenses as of the dates indicated:

(dollars in thousands)	December 31, 2012	December 31, 2011

FDIC deposit insurance assessment	$325	$353
Marketing, advertising and promotion	700	620
Professional fees	562	479
Third party processing	879	742
Telecommunications	285	291
ATM, debit and credit card expense	327	303
Net OREO write downs and expenses	908	65
Virginia franchise tax	242	278
Other	1,440	1,404

	$5,668	$4,535

16.	Employee Benefit Plans

The Bank has a 401(k) plan available to all employees who are at least 18 years of age. Employees are able to elect the amount to contribute, not to exceed a maximum amount as determined by IRS regulation. In 2012, the Bank matched 50% of every dollar contributed by employees up to a maximum of 6% of annual compensation. Effective January 1, 2013, the company match will be 100% of the first 3% of employee contributions and 50% for the next 2% of employee contributions.

“Vesting” refers to the rights of ownership to the assets in the 401(k) accounts. Through December 31, 2012, Bank contributions to the plan were vested by the employees according to the following schedule: 50% after two years of service, 75% after three years of service and 100% after four years of service. Effective January 1, 2013, matching contributions will be fully vested immediately. Employee contributions to the plan have always been 100% vested.

The Bank contributed $216,000 to the plan in 2012 and $178,000 in 2011.

17.	Stock Incentive Plans

At the Annual Meeting of Shareholders of Virginia National Bank, held on May 17, 1999, shareholders approved the Virginia National Bank 1998 Stock Incentive Plan (“1998 Stock Plan”). An aggregate of 430,100 shares were issuable under the 1998 Stock Plan. Options for 381,089 shares have been issued, net of forfeited and expired options. No new grants will be issued under this Plan. At December 31, 2012, stock options covering 7,216 shares of VNB Common Stock were issued and outstanding. Of the total issuance, all were fully vested. These options are exercisable for a 10-year period from the date of grant at an exercise price per share ranging from $18.61 to $23.30.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At the Annual Meeting of Shareholders of Virginia National Bank, held on May 21, 2003, shareholders approved the Virginia National Bank 2003 Stock Incentive Plan (“2003 Stock Plan”). An aggregate of 128,369 shares are presently issuable under the 2003 Stock Plan. Options for 127,240 shares have been issued, net of forfeited and expired options. At December 31, 2012, stock options for 52,850 shares were outstanding. Of this total, 39,295 stock options were fully vested. All unvested stock options vest by the fourth or fifth anniversary of the date of the grant. These options are exercisable for a 10-year period from the date of grant at an exercise price per share ranging from $15.65 to $24.78. There are 1,129 shares still available under this plan.

At the Annual Meeting of Shareholders of Virginia National Bank, held on May 16, 2005, shareholders approved the Virginia National Bank 2005 Stock Incentive Plan, and the Amended and Restated 2005 Stock Incentive Plan was approved by shareholders at the annual meeting held on May 15, 2006 (as amended, “2005 Stock Plan”). An aggregate of 230,000 shares are presently issuable under the 2005 Stock Plan. Options for 173,648 shares have been issued, net of forfeited and expired options. At December 31, 2012, stock options for 172,355 shares were outstanding. Of this total, 161,349 stock options were fully vested. All of the unvested stock options vest by the fourth or fifth anniversary of the date of the grant. These options are generally exercisable for a 10-year period from the date of grant at an exercise price per share ranging from $11.74 to $36.74. There are 56,352 shares still available under this plan.

All three stock plans provide for granting of both incentive and nonqualified stock options. The option price of incentive options will not be less than the fair market value of the stock at the time an option is granted. Nonqualified options may be granted at a price established by the Board of Directors, including prices less than the fair market value on the date of grant. All options expire ten years from the grant date.

Changes in the stock options outstanding related to the 1998 Plan, the 2003 Plan and the 2005 Plan are summarized as follows:

	2012
	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	278,310	$25.83
Granted	—	—
Exercised	—	—
Forfeited	(10,929)	$21.41
Expired	(34,960)	$21.87

Outstanding at end of year	232,421	$26.63

Options exercisable at year-end	207,859	$27.57

The fair value of any grant is estimated at the grant date using the Black-Scholes option-pricing model.

For the year ended December 31, 2012, the Bank recognized $101,136 in compensation expense for stock options. As of December 31, 2012, there was $104,171 in unamortized compensation expense remaining to be recognized in future reporting periods through 2015. For the year ended December 31, 2011, the Bank recognized $222,232 in compensation expense for stock options.

There was $1,041 in aggregate intrinsic value for options outstanding and $515 in aggregate intrinsic value for options exercisable at December 31, 2012. The aggregate intrinsic value of options outstanding at December 31, 2011 was $1,230.

The total intrinsic value of options exercised during the year ended December 31, 2012 was $0, as no options were exercised in the period.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary information pertaining to options outstanding at December 31, 2012 is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$11.74 to 20.00	45,404	6.0 Years	$17.56	26,815	$17.85
20.01 to 30.00	96,339	4.3 Years	24.62	91,047	24.74
30.01 to 36.74	90,678	3.5 Years	33.32	89,997	33.33

Total	232,421	4.3 Years	$26.63	207,859	$27.57

The Bank recorded $3,503 and $39,753 in compensation expense related to restricted stock awards in 2012 and 2011, respectively. The requisite service period for these awards is four years. The weighted average remaining contractual term for non-vested awards at December 31, 2012 was 1.4 years. As of December 31, 2012, there was $6,421 of total unrecognized compensation expense related to the non-vested awards. No restricted stock awards were granted in 2012 or in 2011.

The following table summarizes restricted stock activity at December 31, 2012:

	Number of Shares	Average Grant-Date Fair Value	Aggregate Intrinsic Value
Outstanding at beginning of year	863	$12.18	$11,970
Issued	—	—
Vested	288	$12.18

Non-vested at end of year	575	$12.18	$7,791

18.	Earnings Per Share

The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock. Potential dilutive common stock has no effect on income available to common shareholders. All per share information has been restated to reflect a 1.15 to 1.00 stock dividend paid on June 30, 2011.

	2012		2011
	Shares	Per Share Amount	Shares	Per Share Amount

Basic EPS	2,690,220	$2.04	2,690,220	$0.87

Effect of dilutive securities and stock options	0		2,712

Diluted EPS	2,690,220	$2.04	2,692,932	$0.87

In 2012, stock options representing 232,421 average shares were not included in the calculation of earnings per share, as their effect would have been antidilutive. Stock options representing 274,856 average shares were similarly not included in 2011.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	Segment Reporting

The Bank has two reportable segments, the commercial bank and VNBTrust, N.A.

Commercial banking involves making loans and generating deposits from individuals and businesses. Loan fee income, service charges from deposit accounts, and other non-interest-related fees such as automatic teller machine fees and safe deposit box fees generate additional income for the commercial bank.

VNBTrust services include investment management, trust account administration, and estate planning. VNBTrust receives fees on both a fixed basis and a performance basis for the provision of these services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Each reportable segment is a strategic business unit that offers different products and services. They are managed separately because each segment appeals to different markets and, accordingly, requires different technology and marketing strategies.

Segment information as of, and for the years ended, December 31, 2012 and 2011, is shown in the following table:

2012	Commercial Bank	VNBTrust	Consolidated Totals
(dollars in thousands)
Net interest income	$15,606	$17	$15,623
Provision for (recovery of) loan losses	(79)	—	(79)
Non-interest income	2,311	9,729	12,040
Non-interest expense	15,261	4,389	19,650

Income before income taxes	2,735	5,357	8,092
Provision for income taxes	797	1,814	2,611

Net income	$1,938	$3,543	$5,481

Total assets	$493,679	$13,927	$507,606

2011	Commercial Bank	VNBTrust	Consolidated Totals
(dollars in thousands)
Net interest income	$16,064	$11	$16,075
Provision for loan losses	535	—	535
Non-interest income	2,529	2,577	5,106
Non-interest expense	15,296	2,077	17,373

Income before income taxes	2,762	511	3,273
Provision for income taxes	754	178	932

Net income	$2,008	$333	$2,341

Total assets	$457,367	$6,699	$464,066

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Virginia National Bank and Subsidiary

Charlottesville, Virginia

We have audited the accompanying consolidated balance sheets of Virginia National Bank and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Virginia National Bank and subsidiary as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Winchester, Virginia

March 20, 2013

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

Item 9A. CONTROLS AND PROCEDURES.

Management is responsible for establishing and maintaining adequate control over financial reporting, as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), that are designed to ensure that information required to be disclosed in reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to management, including the Principal Executive Officer and Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

In designing and evaluating its disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, Management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Management conducted an evaluation of the effectiveness of the Bank’s internal control over financial reporting as of December 31, 2012. This assessment was based on criteria established in “Internal Control-Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, the Bank’s Principal Executive Officer and Principal Financial Officer have concluded that the disclosure controls and procedures were effective at the reasonable assurance level as of December 31, 2012. There was no change in the internal control over financial reporting that occurred during the fourth quarter ended December 31, 2012 that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting.

This annual report does not include an attestation report of the Bank’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Bank’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Bank to provide only Management’s report in this annual report.

Item 9B. OTHER INFORMATION.

None

Part III

Item 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE.

Information is incorporated by reference to the information that appears under the headings “Proposal 2 – Election of Directors”, “Executive Compensation – Executive Officers”, “Related Party Transactions and Other Information Related to Directors”, “Section 16(a) Beneficial Ownership Reporting Compliance”, “Code of Ethics”, “Information about the Board of Directors and Board Committees” and “Audit and Compliance Committee Report” contained in the Bank’s 2013 Definitive Proxy Statement (“Proxy Statement”) to be filed by April 30, 2013.

Item 11. EXECUTIVE COMPENSATION.

This information is incorporated by reference from the “Executive Compensation” section of the Bank’s Definitive Proxy Statement to be filed by April 30, 2013.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Other than as set forth below, this information is incorporated by reference from Note 17, “Stock Incentive Plans,” contained in the “Notes to Consolidated Financial Statements” of this Form 10-K and from the “Ownership of Virginia National Bank Common Stock” section of the Bank’s Definitive Proxy Statement to be filed by April 30, 2013.

The following table summarizes information, as of December 31, 2012, relating to the Bank’s 1998 Stock Incentive Plan, 2003 Stock Incentive Plan and 2005 Stock Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	232,421	$26.63	57,481
Equity compensation plans not approved by security holders	—	—	—

Total	232,421	$26.63	57,481

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

This information is incorporated by reference from the “Information about the Board of Directors and Board Committees” and “Related Party Transactions and Other Information Related to Directors” sections of the Bank’s Definitive Proxy Statement to be filed by April 30, 2013. For further information, see Note 11 of the “Notes to Consolidated Financial Statements”.

Item 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

This information is incorporated by reference from the “Independent Auditors” section of the Bank’s Definitive Proxy Statement to be filed by April 30, 2013.

Part IV

Item 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibit Index:

Exhibit Number	Description of Exhibit

3.1	Articles of Association of Virginia National Bank, as amended [a]

3.2	Bylaws of Virginia National Bank, as amended [b]

4.0	Form of Common Stock Certificate of Virginia National Bank [c]

10.1	Form of Virginia National Bank 1998 Stock Incentive Plan [d]

10.2	Form of Virginia National Bank 2003 Stock Incentive Plan [e]

10.3	Form of Virginia National Bank Amended and Restated 2005 Stock Incentive Plan [f]

21.0	Subsidiaries of the Registrant [g]

31.1	302 Certification of Principal Executive Officer

31.2	302 Certification of Principal Financial Officer

32.1	906 Certification

[a]	Incorporated herein by reference from Virginia National Bank’s Definitive Proxy Statement, filed with the Office of the Comptroller of the Currency on April 16, 2012.
[b]	Incorporated herein by reference from Virginia National Bank’s 2011 Annual Report on Form 10-K, filed with the Office of the Comptroller of the Currency on March 28, 2012.
[c]

Incorporated herein by reference from Virginia National Bank’s Registration Statement on Form SB-2, filed with the Office of the Comptroller of the Currency’s Southeastern District Office on May 21, 1998, as amended.

[d]	Incorporated herein by reference from Virginia National Bank’s Definitive Proxy Statement, filed with the Office of the Comptroller of the Currency on or around April 16, 1999.
[e]	Incorporated herein by reference from Virginia National Bank’s Definitive Proxy Statement, filed with the Office of the Comptroller of the Currency on April 24, 2003.
[f]	Incorporated herein by reference from Virginia National Bank’s Definitive Proxy Statement, filed with the Office of the Comptroller of the Currency on March 30, 2006.
[g]	Refer to page 3 for a discussion of Virginia National Bank’s direct and indirect subsidiaries.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto, duly authorized.

VIRGINIA NATIONAL BANK

By	/s/ Ronald E. Baron
Ronald E. Baron
Chief Financial Officer

Date: March 19, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

	Director	March 19, 2013
H.K. Benham, III

	Director	March 19, 2013
Steven W. Blaine

/s/ Nancy L. Brody	Director	March 19, 2013
Nancy L. Brody

/s/ Edwin T. Burton, III	Director	March 19, 2013
Edwin T. Burton, III

/s/ Hunter E. Craig	Director	March 19, 2013
Hunter E. Craig

/s/ John J. Davies, III	Director	March 19, 2013
John J. Davies, III

/s/ William D. Dittmar, Jr.	Chairman of the Board	March 19, 2013
William D. Dittmar, Jr.

/s/ Janet L. Dorman	Director	March 19, 2013
Janet L. Dorman

/s/ William Bolling Izard, Jr.	Director	March 19, 2013
William Bolling Izard, Jr.

/s/ Susan King Payne	Director	March 19, 2013
Susan King Payne

/s/ Glenn W. Rust	President & CEO	March 19, 2013
Glenn W. Rust

/s/ Gregory L. Wells	Director	March 19, 2013
Gregory L. Wells

/s/ Bryan D. Wright	Director	March 19, 2013
Bryan D. Wright

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Glenn W. Rust, certify that:

1.	I have reviewed this annual report on Form 10-K of Virginia National Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such disclosure over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 19, 2013

/s/ Glenn W. Rust
Glenn W. Rust
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Ronald E. Baron, certify that:

1.	I have reviewed this annual report on Form 10-K of Virginia National Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such disclosure over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 19, 2013

/s/ Ronald E. Baron
Ronald E. Baron
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Virginia National Bank (the “Bank”) on Form 10-K for the period ending December 31, 2012 as filed with the Office of the Comptroller of the Currency on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Bank hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that, based on their knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank as of and for the periods covered in the Report.

/s/ Glenn W. Rust
Glenn W. Rust, Principal Executive Officer

/s/ Ronald E. Baron
Ronald E. Baron, Principal Financial Officer

March 19, 2013